Exhibit 10.15

Freddie Mac Loan Number: 502336005

Property Name: The Wellington

MULTIFAMILY LOAN AND SECURITY AGREEMENT – SENIORS HOUSING

(Revised 10-11-2017)

Borrower:	SSSHT PROPCO 4522 S 1300 E, LLC, a Delaware limited liability company
Lender:	KEYBANK NATIONAL ASSOCIATION, a national banking association
Date:	FEBRUARY 23, 2018
Loan Amount:	$28,709,000.00

Reserve Fund Information

(See Article IV)

Imposition Reserves	(fill in “Collect” or “Deferred” as appropriate for each item)
Collect	Insurance
Collect	Taxes
Deferred	water/sewer
N/A	Ground Rents
Deferred	assessments/other charges

Repairs & Repair Reserve	Repairs required?	Yes	X	No
	If No, is radon testing required?	Yes	X	No
	If Yes, is a Reserve required?	Yes		No
	Green Improvements required?	Yes	X	No
	If Yes, is a Reserve required?	Yes		No
If Yes to Repairs and/or Green Improvements, is a Letter of Credit required?
Yes No

Replacement Reserve	X Yes If Yes: X Funded Deferred

No

Rental Achievement Reserve	Yes If Yes: Cash Letter of Credit

X No

Rate Cap Agreement Reserve	Yes X No

Other Reserve(s)	Yes X No

If Yes, specify:

Attached Riders

(See Article XIII)

Name of Rider	Date Revised
Replacement Reserve Fund – Immediate Deposits	7-1-2014
Operating Lease – Seniors Housing	10-11-2017
Guarantor Requirements	2-13-2017
Cooperation with Rating Agencies and Investors	1-27-2015
Cross-Collateralized Transaction	11-16-2017
Governmental Payor Programs – Seniors Housing	10-11-2017
Regulatory Agreement	5-5-2017
Respite Care	10-11-2017
Recycled Borrower	11-16-2017

Exhibit B Modifications

(See Article XIV)

Are any Exhibit B modifications attached?                                                                                                       X            Yes              No

Multifamily Loan and Security Agreement – Seniors Housing	Page ii

TABLE OF CONTENTS

ARTICLE I DEFINED TERMS; CONSTRUCTION		1
1.01	Defined Terms	1
1.02	Construction	1

ARTICLE II LOAN		2
2.01	Loan Terms	2
2.02	Prepayment Premium	2
2.03	Exculpation	2
2.04	Application of Payments	2
2.05	Usury Savings	2
2.06	Floating Rate Mortgage – Third Party Cap Agreement	3

ARTICLE III LOAN SECURITY AND GUARANTY		3
3.01	Security Instrument	3
3.02	Reserve Funds	3
3.03	Uniform Commercial Code Security Agreement	4
3.04	Cap Agreement and Cap Collateral Assignment	4
3.05	Guaranty	4
3.06	Assignment of Licenses, Certificates and Permits	4
3.07	Reserved	5
3.08	Reserved	5

ARTICLE IV RESERVE FUNDS AND REQUIREMENTS		5
4.01	Reserves Generally	5
4.02	Reserves for Taxes, Insurance and Other Charges	6
4.03	Repairs; Repair Reserve Fund	7
4.04	Replacement Reserve Fund	7
4.05	Rental Achievement Provisions	7
4.06	Debt Service Reserve	8
4.07	Rate Cap Agreement Reserve Fund	8
4.08	through 4.20 are Reserved	8

ARTICLE V REPRESENTATIONS AND WARRANTIES		8
5.01	Review of Documents	8
5.02	Condition of Mortgaged Property	8
5.03	No Condemnation	8
5.04	Actions; Suits; Proceedings	8
5.05	Environmental	9
5.06	Commencement of Work; No Labor or Materialmen’s Claims	10
5.07	Compliance with Applicable Laws and Regulations	11
5.08	Access; Utilities; Tax Parcels	12
5.09	Licenses and Permits	12
5.10	No Other Interests	13
5.11	Term of Leases	13

Multifamily Loan and Security Agreement – Seniors Housing	Page iii

5.12	No Prior Assignment; Prepayment of Rents	13
5.13	Illegal Activity	14
5.14	Taxes Paid	14
5.15	Title Exceptions	14
5.16	No Change in Facts or Circumstances	14
5.17	Financial Statements	14
5.18	ERISA – Borrower Status	14
5.19	No Fraudulent Transfer or Preference	15
5.20	No Insolvency or Judgment	15
5.21	Working Capital	15
5.22	Cap Collateral	16
5.23	Ground Lease	16
5.24	Purpose of Loan	16
5.25	Intended Use	17
5.26	Furniture, Fixtures, Equipment, and Motor Vehicles	18
5.27	Participant in Federal Programs	18
5.28	Certificate of Need	18
5.29	Contracts	19
5.30	Material Contracts	19
5.31	No Financing Statements	19
5.32	Governmental Payor Programs	20
5.33	Third-Party Payor Programs and Private Commercial Insurance Managed Care and Employee Assistance Programs	21
5.34	No Transfer or Pledge of Licenses	21
5.35	No Pledge of Receivables	21
5.36	Patient and Resident Care Agreements	21
5.37	Patient and Resident Records	21
5.38	No Facility Deficiencies, Enforcement Actions or Violations	22
5.39	Seniors Housing Operator	22
5.40	Recycled SPE Borrower	22
5.41	Recycled SPE Equity Owner	22
5.42	through 5.50 Are Reserved	22
5.51	Survival	22
5.52	through 5.57 are Reserved	22
5.58	Prohibited Parties Lists; Economic Sanctions Laws	22
5.59	through 5.62 are Reserved	22

ARTICLE VI BORROWER COVENANTS		22
6.01	Compliance with Laws	22
6.02	Compliance with Organizational Documents	23
6.03	Use of Mortgaged Property	23
6.04	Non-Residential Leases	24
6.05	Prepayment of Rents	25
6.06	Inspection	25
6.07	Books and Records; Financial Reporting	26
6.08	Taxes; Operating Expenses; Ground Rents	30

Multifamily Loan and Security Agreement – Seniors Housing	Page iv

6.09	Preservation, Management and Maintenance of Mortgaged Property	31
6.10	Insurance	36
6.11	Condemnation	42
6.12	Environmental Hazards	45
6.13	Single Purpose Entity Requirements	48
6.14	Repairs and Capital Replacements	54
6.15	Residential Leases Affecting the Mortgaged Property	54
6.16	Litigation; Government Proceedings	55
6.17	Further Assurances and Estoppel Certificates; Lender’s Expenses	55
6.18	Cap Collateral	56
6.19	Ground Lease	56
6.20	ERISA Requirements	56
6.21	Operation of the Facility	57
6.22	Facility Reporting	58
6.23	Covenants Regarding Material Contracts	59
6.24	Pledge of Receivables	59
6.25	Property Manager and Operator of the Facility	59
6.26	Residential Leases and Agreements	60
6.27	Performance Under Leases	60
6.28	Governmental Payor Programs	60
6.29	Additional Covenants Regarding Operator	63
6.30	Trade Name	63
6.31	through 6.52 are Reserved	63
6.53	Economic Sanctions Laws	63
6.54	through 6.58 are Reserved	63
6.59	Third Party Payor and Private Commercial Managed Care and Employee Assistance Programs	63

ARTICLE VII TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER		63
7.01	Permitted Transfers	63
7.02	Prohibited Transfers	65
7.03	Conditionally Permitted Transfers	66
7.04	Preapproved Intrafamily Transfers	71
7.05	Lender’s Consent to Prohibited Transfers	71
7.06	SPE Equity Owner Requirement Following Transfer	74
7.07	Additional Transfer Requirements - External Cap Agreement	74
7.08	Reserved	74
7.09	Reserved	74

ARTICLE VIII SUBROGATION		75

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		75
9.01	Events of Default	75
9.02	Protection of Lender’s Security; Security Instrument Secures Future Advances	79
9.03	Remedies	80
9.04	Forbearance	80
9.05	Waiver of Marshalling	81

Multifamily Loan and Security Agreement – Seniors Housing	Page v

ARTICLE X RELEASE; INDEMNITY		82
10.01	Release	82
10.02	Indemnity	82
10.03	Reserved	87

ARTICLE XI MISCELLANEOUS PROVISIONS		87
11.01	Waiver of Statute of Limitations, Offsets and Counterclaims	87
11.02	Governing Law; Consent to Jurisdiction and Venue	87
11.03	Notice	88
11.04	Successors and Assigns Bound	89
11.05	Joint and Several (and Solidary) Liability	89
11.06	Relationship of Parties; No Third Party Beneficiary	89
11.07	Severability; Amendments	89
11.08	Disclosure of Information	90
11.09	Determinations by Lender	90
11.10	Sale of Note; Change in Servicer; Loan Servicing	90
11.11	Supplemental Financing	90
11.12	Defeasance	95
11.13	Lender’s Rights to Sell or Securitize	99
11.14	Cooperation with Rating Agencies and Investors	100
11.15	Letter of Credit Requirements	100
11.16	Through 11.18 are Reserved	101
11.19	State Specific Provisions	101
11.20	Time is of the Essence	101

ARTICLE XII DEFINITIONS		101

ARTICLE XIII INCORPORATION OF ATTACHED RIDERS		122

ARTICLE XIV INCORPORATION OF ATTACHED EXHIBITS		123

ARTICLE XV RESERVED		123

Multifamily Loan and Security Agreement – Seniors Housing	Page vi

MULTIFAMILY LOAN AND SECURITY AGREEMENT – SENIORS HOUSING

THIS MULTIFAMILY LOAN AND SECURITY AGREEMENT (“Loan Agreement”) is dated as of the 23rd day of February, 2018 and is made by and between SSSHT PROPCO 4522 S 1300 E, LLC, a Delaware limited liability company (“Borrower”), and KEYBANK NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “Lender”).

RECITAL

Lender has agreed to make and Borrower has agreed to accept a loan in the original principal amount of $28,709,000.00 (“Loan”). Lender is willing to make the Loan to Borrower upon the terms and subject to the conditions set forth in this Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of these promises, the mutual covenants contained in this Loan Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

ARTICLE I DEFINED TERMS; CONSTRUCTION.

1.01	Defined Terms. Each defined term in this Loan Agreement will have the meaning ascribed to that term in Article XII unless otherwise defined in this Loan Agreement.

1.02	Construction.

(a)	The captions and headings of the Articles and Sections of this Loan Agreement are for convenience only and will be disregarded in construing this Loan Agreement.

(b)	Any reference in this Loan Agreement to an “Exhibit,” an “Article” or a “Section” will, unless otherwise explicitly provided, be construed as referring, respectively, to an Exhibit attached to this Loan Agreement or to an Article or Section of this Loan Agreement.

(c)	All Exhibits and Riders attached to or referred to in this Loan Agreement are incorporated by reference in this Loan Agreement.

(d)	Any reference in this Loan Agreement to a statute or regulation will be construed as referring to that statute or regulation as amended from time to time.

(e)	Use of the singular in this Loan Agreement includes the plural and use of the plural includes the singular.

Multifamily Loan and Security Agreement – Seniors Housing	Page 1

(f)	As used in this Loan Agreement, the term “including” means “including, but not limited to” and the term “includes” means “includes without limitation.”

(g)	The use of one gender includes the other gender, as the context may require.

(h)	Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document in this Loan Agreement will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Loan Agreement), and (ii) any reference in this Loan Agreement to any Person will be construed to include such Person’s successors and assigns.

(i)	Any reference in this Loan Agreement to “Lender’s requirements,” “as required by Lender,” or similar references will be construed, after Securitization, to mean Lender’s requirements or standards as determined in accordance with Lender’s and Loan Servicer’s obligations under the terms of the Securitization documents.

ARTICLE II LOAN.

2.01	Loan Terms. The Loan will be evidenced by the Note and will bear interest and be paid in accordance with the payment terms set forth in the Note.

2.02	Prepayment Premium. Borrower will be required to pay a prepayment premium in connection with certain prepayments of the Indebtedness, including a payment made after Lender’s exercise of any right of acceleration of the Indebtedness, as provided in the Note.

2.03	Exculpation. Borrower’s personal liability for payment of the Indebtedness and for performance of the other obligations to be performed by it under this Loan Agreement is limited in the manner, and to the extent, provided in the Note.

2.04	Application of Payments. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, then Lender may apply that payment to amounts then due and payable in any manner and in any order determined by Lender (unless otherwise required by applicable law), in Lender’s sole and absolute discretion. Neither Lender’s acceptance of an amount that is less than all amounts then due and payable, nor Lender’s application of such payment in the manner authorized, will constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction. Notwithstanding the application of any such amount to the Indebtedness, Borrower’s obligations under this Loan Agreement, the Note and all other Loan Documents will remain unchanged.

2.05

Usury Savings. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower is interpreted so that any charge provided for in any Loan Document, whether considered separately or together with other charges levied

Multifamily Loan and Security Agreement – Seniors Housing	Page 2

in connection with any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that charge is reduced to the extent necessary to eliminate that violation. The amounts, if any, previously paid to Lender in excess of the permitted amounts will be applied by Lender to reduce the principal amount of the Indebtedness. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness which constitutes interest, as well as all other charges levied in connection with the Indebtedness which constitute interest, will be deemed to be allocated and spread ratably over the stated term of the Note. Unless otherwise required by applicable law, such allocation and spreading will be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of the Note.

2.06	Floating Rate Mortgage – Third Party Cap Agreement. If (a) the Note does not provide for interest to accrue at a floating or variable interest rate (other than during any Extension Period, if applicable), and (b) a third party Cap Agreement is not required, then this Section 2.06 and Section 3.04 will be of no force or effect.

(a)	So long as there is no Event of Default, Lender or Loan Servicer will remit to Borrower each Cap Payment received by Lender or Loan Servicer with respect to any month for which Borrower has paid in full the monthly installment of principal and interest or interest only, as applicable, due under the Note. Alternatively, at Lender’s option, so long as there is no Event of Default, Lender may apply a Cap Payment received by Lender or Loan Servicer with respect to any month to the applicable monthly payment of accrued interest due under the Note if Borrower has paid in full the remaining portion of such monthly payment of principal and interest or interest only, as applicable.

(b)	Neither the existence of a Cap Agreement nor anything in this Loan Agreement will relieve Borrower of its primary obligation to timely pay in full all amounts due under the Note and otherwise due on account of the Indebtedness.

ARTICLE III	LOAN SECURITY AND GUARANTY.

3.01	Security Instrument. Borrower will execute the Security Instrument dated of even date with this Loan Agreement. The Security Instrument will be recorded in the applicable land records in the Property Jurisdiction.

3.02	Reserve Funds.

(a)	Security Interest. To secure Borrower’s obligations under this Loan Agreement and to further secure Borrower’s obligations under the Note and the other Loan Documents, Borrower conveys, pledges, transfers and grants to Lender a security interest pursuant to the Uniform Commercial Code of the Property Jurisdiction or any other applicable law in and to all money in the Reserve Funds, as the same may increase or decrease from time to time, all interest and dividends thereon and all proceeds thereof.

Multifamily Loan and Security Agreement – Seniors Housing	Page 3

(b)	Supplemental Loan. If this Loan Agreement is entered into in connection with a Supplemental Loan and if the same Person is or becomes both Senior Lender and Supplemental Lender, then:

(i)	Borrower assigns and grants to Supplemental Lender a security interest in the Reserve Funds established in connection with the Senior Indebtedness as additional security for all of Borrower’s obligations under the Supplemental Note.

(ii)	In addition, Borrower assigns and grants to Senior Lender a security interest in the Reserve Funds established in connection with the Supplemental Indebtedness as additional security for all of Borrower’s obligations under the Senior Note.

(iii)	It is the intention of Borrower that all amounts deposited by Borrower in connection with either the Senior Loan Documents, the Supplemental Loan Documents, or both, constitute collateral for the Supplemental Indebtedness secured by the Supplemental Instrument and the Senior Indebtedness secured by the Senior Instrument, with the application of such amounts to such Senior Indebtedness or Supplemental Indebtedness to be at the discretion of Senior Lender and Supplemental Lender.

3.03	Uniform Commercial Code Security Agreement. This Loan Agreement is also a security agreement under the Uniform Commercial Code for any of the Mortgaged Property which, under applicable law, may be subjected to a security interest under the Uniform Commercial Code, for the purpose of securing Borrower’s obligations under this Loan Agreement and to further secure Borrower’s obligations under the Note, Security Instrument and other Loan Documents, whether such Mortgaged Property is owned now or acquired in the future, and all products and cash and non-cash proceeds thereof (collectively, “UCC Collateral”), and by this Loan Agreement, Borrower grants to Lender a security interest in the UCC Collateral.

3.04	Cap Agreement and Cap Collateral Assignment. Reserved.

3.05	Guaranty. Borrower will cause each Guarantor (if any) to execute a Guaranty of all or a portion of Borrower’s obligations under the Loan Documents effective as of the date of this Loan Agreement.

3.06	Assignment of Licenses, Certificates and Permits.

(a)	Assignment of the Licenses. As additional security for the Loan, to the extent they are assignable, Borrower hereby transfers, sets over and assigns to Lender, and hereby grants to Lender a security interest in, all of Borrower’s right, title and interest in and to the Licenses and any and all renewals or extensions of the Licenses, together with all cash and non-cash proceeds thereof.

Multifamily Loan and Security Agreement – Seniors Housing	Page 4

(b)	Lender’s Right Upon Event of Default. Without limiting Lender’s rights described elsewhere, if an Event of Default exists under any Loan Document, then to the extent permitted by applicable law, Lender will have the right to exercise all the rights under the Licenses that Borrower has. Lender does not assume any obligations or duties of Borrower concerning the Licenses.

(c)	Attorney-in-Fact. Borrower irrevocably constitutes and appoints Lender as Borrower’s attorney-in-fact to demand, receive and enforce Borrower’s rights with respect to the Licenses and to do any and all acts in Borrower’s name or in the name of Lender with the same force and effect as Borrower could do if this Loan Agreement had not been made. This appointment will be deemed to be coupled with an interest and irrevocable.

3.07	Reserved.

3.08	Reserved.

ARTICLE IV	RESERVE FUNDS AND REQUIREMENTS.

4.01	Reserves Generally.

(a)	Establishment of Reserve Funds; Investment of Deposits. Unless otherwise provided in Section 4.03 and/or Section 4.04, each Reserve Fund will be established on the date of this Loan Agreement and each of the following will apply:

(i)	All Reserve Funds will be deposited in an Eligible Account at an Eligible Institution or invested in “permitted investments” as then defined and required by the Rating Agencies.

(ii)	Lender will not be obligated to open additional accounts or deposit Reserve Funds in additional institutions when the amount of any Reserve Fund exceeds the maximum amount of the federal deposit insurance or guaranty. Borrower acknowledges and agrees that it will not have the right to direct Lender as to any specific investment of monies in any Reserve Fund. Lender will not be responsible for any losses resulting from investment of monies in any Reserve Fund or for obtaining any specific level or percentage of earnings on such investment.

(b)	Interest on Reserve Funds; Trust Funds. Unless applicable law requires, Lender will not be required to pay Borrower any interest, earnings or profits on the Reserve Funds. Any amounts deposited with Lender under this Article IV will not be trust funds, nor will they operate to reduce the Indebtedness, unless applied by Lender for that purpose pursuant to the terms of this Loan Agreement.

Multifamily Loan and Security Agreement – Seniors Housing	Page 5

(c)	Use of Reserve Funds. Each Reserve Fund will, except as otherwise provided in this Loan Agreement, be used for the sole purpose of paying, or reimbursing Borrower for payment of, the item(s) for which the applicable Reserve Fund was established. Borrower acknowledges and agrees that, except as specified in this Loan Agreement, monies in one Reserve Fund will not be used to pay, or reimburse Borrower for, matters for which another Reserve Fund has been established.

(d)	Termination of Reserve Funds. Upon the payment in full of the Indebtedness, Lender will pay to Borrower all funds remaining in any Reserve Funds.

(e)	Reserved.

4.02	Reserves for Taxes, Insurance and Other Charges.

(a)	Deposits to Imposition Reserve Deposits. Borrower will deposit with Lender on the day monthly installments of principal or interest, or both, are due under the Note (or on another day designated in writing by Lender), until the Indebtedness is paid in full, an additional amount sufficient to accumulate with Lender the entire sum required to pay, when due, the items marked “Collect” below. Except as provided in Section 4.02(e), Lender will not require Borrower to make Imposition Reserve Deposits with respect to the items marked “Deferred” below.

[Collect]	Property Insurance premiums or premiums for other Insurance required by Lender under Section 6.10

[Collect]	Taxes and payments in lieu of taxes

[Deferred]	water and sewer charges that could become a Lien on the Mortgaged Property

[N/A]	Ground Rents

[Deferred]	assessments or other charges that could become a Lien on the Mortgaged Property, including home owner association dues

The amounts deposited pursuant to this Section 4.02(a) are collectively referred to in this Loan Agreement as the “Imposition Reserve Deposits.” The obligations of Borrower for which the Imposition Reserve Deposits are required are collectively referred to in this Loan Agreement as “Impositions.” The amount of the Imposition Reserve Deposits must be sufficient to enable Lender to pay each Imposition before the last date upon which such payment may be made without any penalty or interest charge being added. Lender will maintain records indicating how much of the monthly Imposition Reserve Deposits and how much of the aggregate Imposition Reserve Deposits held by Lender are held for the purpose of paying Taxes, Insurance premiums, Ground Rent (if applicable) and each other Imposition.

(b)	Disbursement of Imposition Reserve Deposits. Lender will apply the Imposition Reserve Deposits to pay Impositions so long as no Event of Default has occurred

Multifamily Loan and Security Agreement – Seniors Housing	Page 6

and is continuing. Lender will pay all Impositions from the Imposition Reserve Deposits held by Lender upon Lender’s receipt of a bill or invoice for an Imposition. If Borrower holds a ground lessee interest in the Mortgaged Property and Imposition Reserve Deposits are collected for Ground Rent, then Lender will pay the monthly or other periodic installments of Ground Rent from the Imposition Reserve Deposits, whether or not Lender receives a bill or invoice for such installments. Lender will have no obligation to pay any Imposition to the extent it exceeds the amount of the Imposition Reserve Deposits then held by Lender. Lender may pay an Imposition according to any bill, statement or estimate from the appropriate public office, Ground Lessor (if applicable) or insurance company without inquiring into the accuracy of the bill, statement or estimate or into the validity of the Imposition.

(c)	Excess or Deficiency of Imposition Reserve Deposits. If at any time the amount of the Imposition Reserve Deposits held by Lender for payment of a specific Imposition exceeds the amount reasonably deemed necessary by Lender, the excess will be credited against future installments of Imposition Reserve Deposits. If at any time the amount of the Imposition Reserve Deposits held by Lender for payment of a specific Imposition is less than the amount reasonably estimated by Lender to be necessary, Borrower will pay to Lender the amount of the deficiency within 15 days after Notice from Lender.

(d)	Delivery of Invoices. Borrower will promptly deliver to Lender a copy of all notices of, and invoices for, Impositions.

(e)	Deferral of Collection of Any Imposition Reserve Deposits; Delivery of Receipts. If Lender does not collect an Imposition Reserve Deposit with respect to an Imposition either marked “Deferred” in Section 4.02(a) or pursuant to a separate written deferral by Lender, then on or before the earlier of the date each such Imposition is due, or the date this Loan Agreement requires each such Imposition to be paid, Borrower will provide Lender with proof of payment of each such Imposition. Upon Notice to Borrower, Lender may revoke its deferral and require Borrower to deposit with Lender any or all of the Imposition Reserve Deposits listed in Section 4.02(a), regardless of whether any such item is marked “Deferred” (i) if Borrower does not timely pay any of the Impositions, (ii) if Borrower fails to provide timely proof to Lender of such payment, (iii) at any time during the existence of an Event of Default or (iv) upon placement of a Supplemental Loan in accordance with Section 11.11.

(f)	through (i) are Reserved.

4.03	Repairs; Repair Reserve Fund. Reserved.

4.04	Replacement Reserve Fund. Reserved.

4.05	Rental Achievement Provisions. Reserved.

Multifamily Loan and Security Agreement – Seniors Housing	Page 7

4.06	Debt Service Reserve. Reserved.

4.07	Rate Cap Agreement Reserve Fund. Reserved.

4.08	through 4.20 are Reserved.

ARTICLE V	REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants to Lender as follows as of the date of this Loan Agreement:

5.01	Review of Documents. Borrower has reviewed: (a) the Note, (b) the Security Instrument, (c) the Commitment Letter, and (d) all other Loan Documents.

5.02	Condition of Mortgaged Property. Except as Borrower may have disclosed to Lender in writing in connection with the issuance of the Commitment Letter, the Mortgaged Property has not been damaged by fire, water, wind or other cause of loss, or any previous damage to the Mortgaged Property has been fully restored.

5.03	No Condemnation. No part of the Mortgaged Property has been taken in Condemnation or other like proceeding, and, to the best of Borrower’s knowledge after due inquiry and investigation, no such proceeding is pending or threatened for the partial or total Condemnation or other taking of the Mortgaged Property.

5.04	Actions; Suits; Proceedings.

(a)	There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or, to the best of Borrower’s knowledge, threatened in writing against or affecting Borrower (and, if Borrower is a limited partnership, any of its general partners or if Borrower is a limited liability company, any member of Borrower) or the Mortgaged Property which, if adversely determined, would have a Material Adverse Effect.

(b)	Without limiting the generality of subsection (a) above, none of Borrower (and, if Borrower is a limited partnership, any of its general partners or if Borrower is a limited liability company, any member of Borrower), any Facility Operator, or the Facility are subject to any proceeding, suit or investigation by any Governmental Authority. Neither Borrower nor any Facility Operator has received any notice from any Governmental Authority which may, directly or indirectly, or with the passage of time, have a Material Adverse Effect or otherwise result in any of the following:

(i)	The imposition of a fine, interim sanction, or final sanction.

(ii)	A lower reimbursement rate for services rendered to eligible residents.

Multifamily Loan and Security Agreement – Seniors Housing	Page 8

(iii)	The Downgrade, revocation, transfer, surrender or suspension, or non-renewal or reissuance, or any other impairment of any License.

(iv)	The appointment of a receiver or trustee.

(v)	Impairment of Borrower’s or any Facility Operator’s ability to accept and retain residents.

(vi)	Impairment of Borrower’s or Facility Operator’s continued participation in any Governmental Payor Program, or any successor programs thereto, at current rate certifications.

5.05	Environmental. Except as previously disclosed by Borrower to Lender in writing (which written disclosure may be in certain environmental assessments and other written reports accepted by Lender in connection with the funding of the Indebtedness and dated prior to the date of this Loan Agreement), each of the following is true:

(a)	Borrower has not at any time engaged in, caused or permitted any Prohibited Activities or Conditions on the Mortgaged Property.

(b)	To the best of Borrower’s knowledge after due inquiry and investigation, no Prohibited Activities or Conditions exist or have existed on the Mortgaged Property.

(c)	The Mortgaged Property does not now contain any underground storage tanks, and, to the best of Borrower’s knowledge after due inquiry and investigation, the Mortgaged Property has not contained any underground storage tanks in the past. If there is an underground storage tank located on the Mortgaged Property that has been previously disclosed by Borrower to Lender in writing, that tank complies with all requirements of Hazardous Materials Laws.

(d)	To the best of Borrower’s knowledge after due inquiry and investigation, Borrower has complied with all Hazardous Materials Laws, including all requirements for notification regarding releases of Hazardous Materials. Without limiting the generality of the foregoing, all Environmental Permits required for the operation of the Mortgaged Property in accordance with Hazardous Materials Laws now in effect have been obtained and all such Environmental Permits are in full force and effect.

(e)	To the best of Borrower’s knowledge after due inquiry and investigation, no event has occurred with respect to the Mortgaged Property that constitutes, or with the passage of time or the giving of notice, or both, would constitute noncompliance with the terms of any Environmental Permit.

(f)	There are no actions, suits, claims or proceedings pending or, to the best of Borrower’s knowledge after due inquiry and investigation, threatened in writing that involve the Mortgaged Property and allege, arise out of, or relate to any Prohibited Activity or Condition.

Multifamily Loan and Security Agreement – Seniors Housing	Page 9

(g)	Borrower has received no actual or constructive notice of any written complaint, order, notice of violation or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Materials, or any other environmental, health or safety matters affecting the Mortgaged Property or any property that is adjacent to the Mortgaged Property.

5.06	Commencement of Work; No Labor or Materialmen’s Claims. Except as set forth on Exhibit E, prior to the recordation of the Security Instrument, no work of any kind has been or will be commenced or performed upon the Mortgaged Property, and no materials or equipment have been or will be delivered to or upon the Mortgaged Property, for which the contractor, subcontractor or vendor continues to have any rights including the existence of or right to assert or file a mechanic’s or materialmen’s Lien. If any such work of any kind has been commenced or performed upon the Mortgaged Property, or if any such materials or equipment have been ordered or delivered to or upon the Mortgaged Property, then prior to the execution of the Security Instrument, Borrower has satisfied each of the following conditions:

(a)	Borrower has fully disclosed in writing to both the Lender and the title company issuing the mortgagee title insurance policy insuring the Lien of the Security Instrument that work has been commenced or performed on the Mortgaged Property, or materials or equipment have been ordered or delivered to or upon the Mortgaged Property.

(b)	Borrower has obtained and delivered to Lender and the title company issuing the mortgagee title insurance policy insuring the Lien of the Security Instrument Lien waivers from all contractors, subcontractors, suppliers or any other applicable party, pertaining to all work commenced or performed on the Mortgaged Property, or materials or equipment ordered or delivered to or upon the Mortgaged Property.

Borrower represents and warrants that all parties furnishing labor and materials for which a Lien or claim of Lien may be filed against the Mortgaged Property have been paid in full and, except for such Liens or claims insured against by the policy of title insurance to be issued in connection with the Loan (which Borrower has disclosed pursuant to Section 5.06(a) and which are identified on Exhibit E), there are no mechanics’, laborers’ or materialmen’s Liens or claims outstanding for work, labor or materials affecting the Mortgaged Property, whether prior to, equal with or subordinate to the Lien of the Security Instrument.

Multifamily Loan and Security Agreement – Seniors Housing	Page 10

5.07	Compliance with Applicable Laws and Regulations.

(a)	To the best of Borrower’s knowledge after due inquiry and investigation, each of the following is true:

(i)	All Improvements and the use of the Mortgaged Property comply with all applicable statutes, rules and regulations, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning and land use (“legal, non-conforming” status with respect to uses or structures will be considered to comply with zoning and land use requirements for the purposes of this representation).

(ii)	The Improvements comply with applicable health, fire, and building codes.

(iii)	There is no evidence of any illegal activities relating to controlled substances on the Mortgaged Property.

(b)	Without limiting the generality of subsection (a) above, Borrower, any Facility Operator, and the Facility (and its operation) and all residential care agreements and residential Leases are in compliance with the applicable provisions of all laws, regulations, ordinances, orders or standards of any Governmental Authority having jurisdiction over the operation of the Facility (including any Governmental Payor Program requirements and disclosure of ownership and related information requirements), including:

(i)	Healthcare Laws, Privacy Laws, fire and safety codes and building codes (and no waivers of such requirements exist at the Facility).

(ii)	Laws, rules, regulations and published interpretations thereof regulating the preparation and serving of food.

(iii)	Laws, rules, regulations and published interpretations thereof regulating the handling and disposal of medical or biological waste.

(iv)	The applicable provisions of all laws, rules, regulations and published interpretations thereof to which Borrower or the Facility is subject by virtue of its Intended Use.

(v)	All criteria established to classify the Facility as housing for older persons under the Fair Housing Amendments Act of 1988.

(c)	Borrower has received no notice of, and is not aware of, any violation of applicable antitrust laws or securities laws relating to the Facility, Borrower, or any Facility Operator.

Multifamily Loan and Security Agreement – Seniors Housing	Page 11

5.08	Access; Utilities; Tax Parcels. The Mortgaged Property (a) has ingress and egress via a publicly dedicated right of way or via an irrevocable easement permitting ingress and egress, (b) is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and (c) constitutes one or more separate tax parcels.

5.09	Licenses and Permits.

(a)	Borrower, any Facility Operator, and any Property Manager, if applicable, and to the best of Borrower’s knowledge any commercial tenant of the Mortgaged Property is in possession of all material licenses, permits and authorizations required for use of the Mortgaged Property, which are valid and in full force and effect as of the date of this Loan Agreement.

(b)	Without limiting the generality of subsection (a) above, Borrower has obtained or has caused any Facility Operator to obtain all Licenses necessary to use, occupy or operate the Facility for its Intended Use (such Licenses being in its own name or in the name of a Facility Operator, if any, and in any event in the names of the Persons required by the applicable Governmental Authorities), and all such Licenses are in full force and effect. Borrower has provided Lender with complete and accurate copies of all Licenses. The Intended Use of the Facility is in conformity with all certificates of occupancy and Licenses and any other restrictions or covenants affecting the Facility. The Facility has all equipment, staff and supplies necessary to use and operate the Facility for its Intended Use.

(c)	Borrower has timely filed or has caused to be timely filed all reports and other information that the Licenses require to be filed.

(d)	Each License, and the name of the Person in whose name each License is issued is identified on Exhibit K, and a true and complete copy of each License is attached as Exhibit K.

(e)	As of the Closing Date, the Licenses attached as Exhibit K are current and Borrower has not been subject to or received notice of any pending inquiry, audit, investigative demand or violation that has not been brought to Lender’s attention in writing.

(f)	Borrower is not aware of any deficiencies, actions or inactions that, in the aggregate, could result in a suspension, Downgrade, revocation, termination, restriction, or conditioning of any License.

(g)	There has been no previous assignment or encumbrance of the Licenses except assignments or encumbrances terminated prior to Borrower entering into this Loan Agreement or collateral assignments or encumbrances terminated by any Facility Operator prior to Borrower entering into this Loan Agreement.

Multifamily Loan and Security Agreement – Seniors Housing	Page 12

(h)	Other than the Licenses attached as Exhibit K, as of the Closing Date, no other Licenses are required to operate the Facility as it is currently being operated and for its Intended Use.

(i)	Neither the execution and delivery of the Note, this Loan Agreement, the Security Instrument nor any other Loan Document, Borrower’s performance under the Loan Documents, nor the recordation of the Security Instrument, nor the exercise of any remedies by Lender pursuant to the Loan Documents, at law or in equity, will adversely affect the Licenses.

5.10	No Other Interests. To the best of Borrower’s knowledge after due inquiry and investigation, no Person has (a) any possessory interest in the Mortgaged Property or right to occupy the Mortgaged Property except under and pursuant to the provisions of existing Leases by and between tenants and Borrower (a form of residential lease having been previously provided to Lender together with the material terms of any and all Non-Residential Leases at the Mortgaged Property), or (b) an option to purchase the Mortgaged Property or an interest in the Mortgaged Property, except as has been disclosed to and approved in writing by Lender.

5.11	Term of Leases. All Leases for residential units with respect to the Mortgaged Property satisfy each of the following conditions:

(a)	They are on forms that are customary for similar senior housing facilities in the Property Jurisdiction.

(b)	They are for initial terms of at least 1 month and not more than 2 years (unless otherwise approved in writing by Lender).

(c)	They do not include any Corporate Leases (unless otherwise approved in writing by Lender)

(d)	They do not include options to purchase.

5.12	No Prior Assignment; Prepayment of Rents. Borrower has (a) not executed any prior assignment of Rents (other than an assignment of Rents securing any prior indebtedness that is being assigned to Lender, or that is being paid off and discharged with the proceeds of the Loan evidenced by the Note or, if this Loan Agreement is entered into in connection with a Supplemental Loan, other than an assignment of Rents securing any Senior Indebtedness), and (b) not performed any acts and has not executed, and will not execute, any instrument which would prevent Lender from exercising its rights under any Loan Document. At the time of execution of this Loan Agreement, unless otherwise approved by Lender in writing, there has been no prepayment of any Rents for more than 2 months prior to the due dates of such Rents other than the last month’s rent, if collected at the time a tenant enters into a Lease.

Multifamily Loan and Security Agreement – Seniors Housing	Page 13

5.13	Illegal Activity. No portion of the Mortgaged Property has been or will be purchased with the proceeds of any illegal activity.

5.14	Taxes Paid. Borrower has filed all federal, state, county and municipal tax returns required to have been filed by Borrower, and has paid all Taxes which have become due pursuant to such returns or to any notice of assessment received by Borrower, and Borrower has no knowledge of any basis for additional assessment with respect to such Taxes. To the best of Borrower’s knowledge after due inquiry and investigation, there are not presently pending any special assessments against the Mortgaged Property or any part of the Mortgaged Property.

5.15	Title Exceptions. To the best of Borrower’s knowledge after due inquiry and investigation, none of the items shown in the schedule of exceptions to coverage in the title policy issued to and accepted by Lender contemporaneously with the execution of this Loan Agreement and insuring Lender’s interest in the Mortgaged Property will have a Material Adverse Effect on the (a) ability of Borrower to pay the Loan in full, (b) ability of Borrower to use all or any part of the Mortgaged Property in the manner in which the Mortgaged Property is being used on the Closing Date, except as set forth in Section 6.03, (c) operation of the Mortgaged Property, or (d) value of the Mortgaged Property.

5.16	No Change in Facts or Circumstances.

(a)	All information in the application for the Loan submitted to Lender, including all financial statements for the Mortgaged Property, Borrower, and any Borrower Principal, and all Rent Schedules, reports, certificates, and any other documents submitted in connection with the application (collectively, “Loan Application”) is complete and accurate in all material respects as of the date such information was submitted to Lender.

(b)	There has been no change in any fact or circumstance since the Loan Application was submitted to Lender that would make any information submitted as part of the Loan Application materially incomplete or inaccurate.

(c)	The organizational structure of Borrower is as set forth in Exhibit H.

5.17	Financial Statements. The financial statements of Borrower and each Borrower Principal furnished to Lender as part of the Loan Application reflect in each case a positive net worth as of the date of the applicable financial statement.

5.18	ERISA – Borrower Status. Borrower represents as follows:

(a)	Borrower is not an “investment company,” or a company under the Control of an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Multifamily Loan and Security Agreement – Seniors Housing	Page 14

(b)	Borrower is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA or a “plan” to which Section 4975 of the Tax Code applies, and the assets of Borrower do not constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

(c)	Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and is not subject to state statutes regulating investments or fiduciary obligations with respect to governmental plans.

5.19	No Fraudulent Transfer or Preference. No Borrower or Borrower Principal (a) has made, or is making in connection with and as security for the Loan, a transfer of an interest in the property of Borrower or Borrower Principal to or for the benefit of Lender or otherwise as security for any of the obligations under the Loan Documents which is or could constitute a voidable preference under federal bankruptcy, state insolvency or similar applicable creditors’ rights laws, or (b) has made, or is making in connection with the Loan, a transfer (including any transfer to or for the benefit of an insider under an employment contract) of an interest of Borrower or any Borrower Principal in property which is or could constitute a voidable preference under federal bankruptcy, state insolvency or similar applicable creditors’ rights laws, or (c) has incurred, or is incurring in connection with the Loan, any obligation (including any obligation to or for the benefit of an insider under an employment contract) which is or could constitute a fraudulent transfer under federal bankruptcy, state insolvency, or similar applicable creditors’ rights laws.

5.20	No Insolvency or Judgment.

(a)	No Pending Proceedings or Judgments. No Borrower or Borrower Principal is (i) the subject of or a party to (other than as a creditor) any completed or pending bankruptcy, reorganization or insolvency proceeding, or (ii) the subject of any judgment unsatisfied of record or docketed in any court located in the United States.

(b)	Insolvency. Borrower is not presently insolvent, and the Loan will not render Borrower insolvent. As used in this Section, the term “insolvent” means that the total of all of a Person’s liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all of the assets of the Person that are available to satisfy claims of creditors.

5.21	Working Capital. After the Loan is made, Borrower intends to have sufficient working capital, including cash flow from the Mortgaged Property or other sources, not only to adequately maintain the Mortgaged Property, but also to pay all of Borrower’s outstanding debts as they come due (other than any balloon payment due upon the maturity of the Loan). Lender acknowledges that no members or partners of Borrower or any Borrower Principal will be obligated to contribute equity to Borrower for purposes of providing working capital to maintain the Mortgaged Property or to pay Borrower’s outstanding debts except as may otherwise be required under their organizational documents.

Multifamily Loan and Security Agreement – Seniors Housing	Page 15

5.22	Cap Collateral. Reserved.

5.23	Ground Lease. Reserved.

5.24	Purpose of Loan. The purpose of the Loan is as indicated by the checked boxes below:

☐	Refinance Loan: The Loan is a refinancing of existing indebtedness and, except to the extent specifically required by Lender, there is to be no change in the ownership of either the Mortgaged Property or Borrower Principals. The intended use of any cash received by Borrower from Lender, to the extent applicable, in connection with the refinancing has been fully disclosed to Lender.

☒	Acquisition Loan – Mortgaged Property: All of the consideration given or received or to be given or received in connection with the acquisition of the Mortgaged Property has been fully disclosed to Lender. The Mortgaged Property was or will be purchased from Wellington MSL LLC, a Delaware limited liability company (“Property Seller”). No Borrower or Borrower Principal has or had, directly or indirectly (through a family member or otherwise), any interest in the Property Seller and the acquisition of the Mortgaged Property is an arm’s-length transaction. To the best of Borrower’s knowledge after due inquiry and investigation, the purchase price of the Mortgaged Property represents the fair market value of the Mortgaged Property and Property Seller is not or will not be insolvent subsequent to the sale of the Mortgaged Property.

☐	Acquisition Loan – Membership Interests: All of the consideration given or received or to be given or received in connection with the acquisition of 100% of the membership interests of the Borrower (“Membership Interests”) has been fully disclosed to Lender. The Membership Interests were or will be purchased from (“Membership Interests Seller”). No Borrower Principal has or had, directly or indirectly (through a family member or otherwise), any interest in the Membership Interests Seller and the acquisition of the Membership Interests is an arm’s-length transaction. To the best of Borrower’s knowledge after due inquiry and investigation, the purchase price of the Membership Interests represents the fair market value of the Membership Interests and Membership Interest Seller is not or will not be insolvent subsequent to the sale of the Membership Interest.

☐	Supplemental Loan: The Loan is a Supplemental Loan and, except to the extent specifically required or approved by Lender, there has been no change in the ownership of either the Mortgaged Property or Borrower Principals since the date of the Senior Note. The intended use of any cash received by Borrower from Lender, to the extent applicable, in connection with the Supplemental Loan has been fully disclosed to Lender.

Multifamily Loan and Security Agreement – Seniors Housing	Page 16

☒	Cross-Collateralized/Cross-Defaulted Loan Pool: The Loan is part of a cross-collateralized/cross-defaulted pool of loans described as follows:

☒	being simultaneously made to Borrower and/or Borrower’s Affiliates

☐	made previously to Borrower and/or Borrower’s Affiliates

The intended use of any cash received by Borrower from Lender, to the extent applicable, in connection with the Loan and the other loans comprising the cross-collateralized/cross-defaulted loan pool has been fully disclosed to Lender.

5.25	Intended Use.

(a)	The residential units in the Facility are allocated as follows (“Intended Use”):

1.	Independent Living Units	%
units

2.	Assisted Living Residences	%
units
beds

3.	Assisted Living Residences devoted to Alzheimer’s care, dementia care and/or memory care	%
units
beds

4.	Skilled Nursing Beds	%
units
beds

5.	Continuing Care Retirement	Yes
	Community	No

(b)	The number of units set aside as Assisted Living Residences and Independent Living Units may be increased or decreased without Lender’s consent, subject to Section 5.25(c).

(c)

For the purposes of this Section 5.25(c), an “Increase in Acuity Mix” means (A) the conversion of Independent Living Units to either Assisted Living Residences which are not devoted to Alzheimer’s care, dementia care and/or memory care, or Assisted Living Residences which are devoted to Alzheimer’s care, dementia care and/or memory care, or (B) the conversion of Assisted Living Residences which are not devoted to Alzheimer’s care, dementia care and/or memory care to

Multifamily Loan and Security Agreement – Seniors Housing	Page 17

Assisted Living Residences which are devoted to Alzheimer’s care, dementia care and/or memory care. A “Decrease in Acuity Mix” means (A) the conversion of Assisted Living Residences which are not devoted to Alzheimer’s care, dementia care and/or memory care to Independent Living Units, or (B) the conversion of Assisted Living Residences which are devoted to Alzheimer’s care, dementia care and/or memory care to either Independent Living Units or Assisted Living Residences which are not devoted to Alzheimer’s care, dementia care and/or memory care. Without Lender’s prior consent, Borrower may not convert units at the Facility if the accumulated change after giving effect to the conversion, as a percentage of the total number of units in the Facility on the Closing Date, would be greater than:

(i)	25% with respect to the accumulated Increase in Acuity Mix; or

(ii)	10% with respect to the accumulated Decrease in Acuity Mix.

(d)	The bed count identified in the Intended Use as “Assisted Living Residences devoted to Alzheimer’s care, dementia care and/or memory care” may vary up to the limits allowed in the current licensing for the Facility, provided that no more than 40% of the beds at the Facility (including any beds added by the construction of any additional units) may be dedicated to the care of residents with Alzheimer’s disease or other dementia.

(e)	Reserved.

5.26	Furniture, Fixtures, Equipment, and Motor Vehicles. As of the Closing Date, all furniture, Fixtures, equipment, and motor vehicles located on or used in connection with the Mortgaged Property, and the name of the Person that owns and/or leases each item, if other than Borrower, is listed on Exhibit L, and such list is true and complete.

5.27	Participant in Federal Programs. Neither Borrower nor any Facility Operator is a participant in any federal program under which any Governmental Authority may have the right to recover funds by reason of the advance of federal funds.

5.28	Certificate of Need. Under applicable laws and regulations as in effect on the date of this Loan Agreement, if any existing management agreement or operating lease is terminated or Lender acquires the Facility through foreclosure or otherwise, none of Borrower, Lender, any subsequent operator or management agent, or any subsequent purchaser (through foreclosure or otherwise) must obtain a certificate of need from any Governmental Authority (other than giving of any notice required under the applicable state law or regulation) prior to applying for any License, so long as neither the type of service nor any unit complement is changed.

Multifamily Loan and Security Agreement – Seniors Housing	Page 18

5.29	Contracts.

(a)	Exhibit M lists all Contracts in effect as of the date of this Loan Agreement, the names of the parties to such Contracts and the dates of such Contracts.

(b)	With regard to each Contract listed in Exhibit M, (i) the Contract is in full force and effect in accordance with its terms, and (ii) there is no default by any party under the Contract.

(c)	Borrower has delivered to Lender a copy of each Contract, together with all amendments, modifications, supplements and renewals thereto in effect as of the date of this Loan Agreement.

(d)	Except as set forth on Exhibit M, each Contract listed in Exhibit M provides that it is terminable by Borrower or any Facility Operator upon not more than 30 days notice without the necessity of establishing cause and without payment of a penalty or termination fee by Borrower or any Facility Operator or their respective successors or assigns, except only Third Party Provider Agreements.

5.30	Material Contracts.

(a)	Exhibit N lists all Material Contracts in effect as of the date of this Loan Agreement.

(b)	With regard to each Material Contract listed in Exhibit N: (i) the Material Contract is assignable by Borrower, or if Borrower is not a party thereto, by a Facility Operator, without the consent of the other party thereto (or Borrower and any Facility Operator, as applicable, has obtained express written consent to the assignment from the other party thereto), except only Third Party Provider Agreements; (ii) no previous assignment of Borrower’s or any Facility Operator’s interest in the Material Contract has been made except such assignments that have been properly terminated prior to or concurrently with the execution and delivery of this Loan Agreement; (iii) the Material Contract is in full force and effect in accordance with its terms; and (iv) there is no default by any party under the Material Contract.

(c)	Borrower has delivered to Lender a copy of each Material Contract, together with all amendments, modifications, supplements and renewals thereto in effect as of the date of this Loan Agreement.

(d)	Each Material Contract listed in Exhibit N provides that it is terminable upon not more than 30 days notice without the necessity of establishing cause and without payment of a penalty or termination fee by Borrower or any Facility Operator or their respective successors or assigns, except only Third Party Provider Agreements.

5.31	No Financing Statements. Except for termination statements and continuation statements, during the 45-day period prior to the date of this Loan Agreement, there have been no UCC financing statements filed with respect to any of the UCC Collateral listing as debtor Borrower, any Facility Operator, or the Facility’s common name.

Multifamily Loan and Security Agreement – Seniors Housing	Page 19

5.32	Governmental Payor Programs. If Borrower or any Facility Operator or Property Manager participates in any Governmental Payor Program in connection with the operation of the Facility, all of the following are true:

(a)	The Facility is in compliance in all material respects with the requirements for participation in the Governmental Payor Program, including the Medicare and Medicaid Patient Protection Act of 1987.

(b)	The Facility conforms in all material respects to all insurance, reimbursement and cost reporting requirements, and has a current provider agreement under Title XVIII and/or XIX of the Social Security Act or any other applicable laws for reimbursement necessary for its Intended Use.

(c)	There is no action pending or threatened to terminate the Facility’s participation in the Governmental Payor Program nor is there any decision not to renew any provider agreement related to the Facility, nor is there any action pending or threatened to impose material intermediate or alternative sanctions with respect to the Facility.

(d)	All Governmental Payor Program cost reports and financial reports submitted by Borrower, any Facility Operator, or any Property Manager for the Facility are materially accurate and complete and have not been misleading in any material respects.

(e)	No cost reports for the Facility remain “open” or unsettled, except as otherwise disclosed in writing to Lender.

(f)	The execution and delivery of the Note, this Loan Agreement, the Security Instrument, or any other Loan Document, Borrower’s performance under the Loan Documents, the recordation of the Security Instrument, and the exercise of any remedies by Lender, will not do any of the following:

(i)	Adversely affect the right by Borrower, a Facility Operator, or the Facility to receive Governmental Payor Program payments and reimbursements with respect to the Facility.

(ii)	Materially reduce the Governmental Payor Program payments and reimbursements which Borrower or a Facility Operator is receiving as of the date of this Loan Agreement.

(g)

If any existing management agreement or operating lease is terminated or Lender acquires the Facility through foreclosure or otherwise, none of the Borrower, Lender, any subsequent management agent, any subsequent operator of the

Multifamily Loan and Security Agreement – Seniors Housing	Page 20

Facility, or any subsequent purchaser (through foreclosure or otherwise) will be required to obtain a certificate of need from any Governmental Authority (other than giving of any notice required under the applicable state law or regulation) prior to receiving certification to receive Governmental Payor Program payments (or any successor programs) for residents having coverage under any Governmental Payor Program so long as neither the type of service nor any unit complement is changed.

5.33	Third-Party Payor Programs and Private Commercial Insurance Managed Care and Employee Assistance Programs.

(a)	The Facility conforms in all material respects with all insurance, reimbursement and cost reporting requirements.

(b)	There is no threatened or pending revocation, suspension, termination, probation, restriction, limitation or nonrenewal affecting Borrower or Facility Operator, of any private commercial insurance managed care or employee assistance program to which Borrower or Facility Operator is subject.

(c)	All private insurance cost reports and financial reports submitted by Borrower, any Facility Operator, or any Property Manager for the Facility are materially accurate and complete and have not been misleading in any material respects.

(d)	No cost reports for the Facility remain “open” or unsettled, except as otherwise disclosed in writing to Lender.

5.34	No Transfer or Pledge of Licenses. The Licenses, including the certificate of need, may not be, and have not been, transferred to any location other than the Facility, have not been pledged as collateral security for any other loan or indebtedness, and are held free from restrictions or known conflicts that would materially impair the use or operation of the Facility for its Intended Use, and are not provisional, probationary, or restricted in any way.

5.35	No Pledge of Receivables. Neither Borrower nor the Facility Operator has pledged its receivables as collateral security for any other loan or indebtedness.

5.36	Patient and Resident Care Agreements. There are no patient or resident care agreements with patients or residents or with any other Persons that deviate in any material adverse respect from the standard form customarily used at a comparable facility or which conflict with any statutory or regulatory requirements.

5.37	Patient and Resident Records. All patient or resident records at the Facility, including patient or resident trust fund accounts, are true and correct in all material respects.

Multifamily Loan and Security Agreement – Seniors Housing	Page 21

5.38	No Facility Deficiencies, Enforcement Actions or Violations.

(a)	The Facility has not received a “Level A” (or equivalent) violation, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against the Facility, any Property Manager or Facility Operator or the Borrower (or any officer, director or stockholder of any of the foregoing) by any Governmental Authority during the last 3 calendar years, and there have been no violations over the past 3 calendar years which have threatened any certification of the Facility, any Property Manager or Facility Operator or the Borrower for participation in any Governmental Payor Program.

(b)	Reserved.

5.39	Seniors Housing Operator. Reserved.

5.40	Recycled SPE Borrower. Reserved.

5.41	Recycled SPE Equity Owner. Reserved.

5.42	through 5.50 are reserved.

5.51	Survival. The representations and warranties set forth in this Loan Agreement will survive until the Indebtedness is paid in full; however, the representations and warranties set forth in Section 5.05 will survive beyond repayment of the entire Indebtedness, to the extent provided in Section 10.02(i).

5.52	through 5.57 are Reserved.

5.58	Prohibited Parties Lists; Economic Sanctions Laws. To the best of Borrower’s knowledge, after due inquiry and investigation, none of (a) Borrower, (b) any Borrower Principal, (c) any Person with a collective equity interest (whether direct or indirect) in Borrower of 25% or more, or (d) any Non-U.S. Equity Holder, is presently listed or at any time has been listed on any Prohibited Parties List.

5.59	through 5.62 are Reserved.

ARTICLE VI	BORROWER COVENANTS.

6.01

Compliance with Laws. Borrower will comply with all laws, ordinances, rules, regulations and requirements of any Governmental Authority having jurisdiction over the Mortgaged Property and all licenses and permits and all recorded covenants and agreements relating to or affecting the Mortgaged Property, including all laws, ordinances, regulations, requirements and covenants pertaining to health and safety, construction of improvements on the Mortgaged Property, Repairs, Capital Replacements, fair housing, disability accommodation, zoning and land use, applicable building codes, special use permits and environmental regulations, Leases and the maintenance and disposition of tenant security deposits. Borrower will take appropriate measures to prevent, and will not engage in or knowingly permit, any illegal activities at

Multifamily Loan and Security Agreement – Seniors Housing	Page 22

the Mortgaged Property, including those that could endanger tenants or visitors, result in damage to the Mortgaged Property, result in forfeiture of the Mortgaged Property, or otherwise materially impair the Lien created by the Security Instrument or Lender’s interest in the Mortgaged Property. Borrower will at all times maintain records sufficient to demonstrate compliance with the provisions of this Section 6.01.

6.02	Compliance with Organizational Documents. Borrower will at all times comply with all laws, regulations and requirements of any Governmental Authority relating to Borrower’s formation, continued existence and good standing in its state of formation and, if different, in the Property Jurisdiction. Borrower will at all times comply with its organizational documents, including its partnership agreement (if Borrower is a partnership), its by-laws (if Borrower is a corporation or housing cooperative corporation or association) or its operating agreement (if Borrower is a limited liability company or tenancy-in-common). If Borrower is a housing cooperative corporation or association, Borrower will at all times maintain its status as a “cooperative housing corporation” as such term is defined in Section 216(b) of the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

6.03	Use of Mortgaged Property.

(a)	Unless required by applicable law, without the prior written consent of Lender, Borrower will not, and will not permit any Facility Operator to, take any of the following actions:

(i)	Allow changes in the use for which all or any part of the Mortgaged Property is being used at the time this Loan Agreement is executed.

(ii)	Convert any individual dwelling units or common areas to commercial use.

(iii)	Initiate a change in the zoning classification of the Mortgaged Property or acquiesce to a change in the zoning classification of the Mortgaged Property.

(iv)	Establish any condominium or cooperative regime with respect to the Mortgaged Property beyond any which may be in existence on the date of this Loan Agreement.

(v)	Combine all or any part of the Mortgaged Property with all or any part of a tax parcel which is not part of the Mortgaged Property.

(vi)	Subdivide or otherwise split any tax parcel constituting all or any part of the Mortgaged Property.

(vii)	Add to or change any location at which any of the Mortgaged Property is stored, held or located unless Borrower (A) gives Notice to Lender within

Multifamily Loan and Security Agreement – Seniors Housing	Page 23

30 days after the occurrence of such addition or change, (B) executes and delivers to Lender any modifications of or supplements to this Loan Agreement that Lender may require, and (C) authorizes the filing of any financing statement which may be filed in connection with this Loan Agreement, as Lender may require.

(viii)	Convert, in whole or in part, any non-residential income producing units to non-income producing units.

(b)	Without the prior written consent of Lender, which may be granted or withheld in Lender’s discretion, Borrower will not, and will not permit any Facility Operator to, provide or contract for skilled nursing care, assisted living care, Alzheimer’s care, memory care or dementia care for any of the residents other than that level of care which both (i) is consistent with the Intended Use and (ii) is permissible for Borrower or the Facility Operator to provide at the Facility under (A) applicable Healthcare Laws, and (B) applicable Licenses.

(c)	Notwithstanding anything contained in this Section to the contrary, if Borrower is a housing cooperative corporation or association, Lender acknowledges and consents to Borrower’s use of the Mortgaged Property as a housing cooperative.

6.04	Non-Residential Leases.

(a)	Prohibited New Non-Residential Leases or Modified Non-Residential Leases. Borrower will not enter into any New Non-Residential Lease, enter into any Modified Non-Residential Lease or terminate any Non-Residential Lease (including any Non-Residential Lease in existence on the date of this Loan Agreement) without the prior written consent of Lender.

(b)	Reserved.

(c)	Executed Copies of Non-Residential Leases. Borrower will, without request by Lender, deliver a fully executed copy of each Non-Residential Lease to Lender promptly after such Non-Residential Lease is signed.

(d)	Subordination and Attornment Requirements. All Non-Residential Leases entered into after the date of this Loan Agreement, will specifically include the following provisions:

(i)	The tenant will attorn to Lender and any purchaser at a foreclosure sale, such attornment to be self-executing and effective upon acquisition of title to the Mortgaged Property by any purchaser at a foreclosure sale or by Lender in any manner.

Multifamily Loan and Security Agreement – Seniors Housing	Page 24

(ii)	The tenant agrees to execute such further evidences of attornment as Lender or any purchaser at a foreclosure sale may from time to time request.

(iii)	The tenant will, upon receipt of a written request from Lender following the occurrence of and during the continuance of an Event of Default, pay all Rents payable under the Lease to Lender.

(iv)	If Lender or a purchaser at a foreclosure sale so elects, the Lease will not be terminated by foreclosure or any other transfer of the Mortgaged Property.

(v)	After a foreclosure sale of the Mortgaged Property, Lender or any other purchaser at such foreclosure sale may, at Lender’s or such purchaser’s option, accept or terminate such Lease without payment of any fee or penalty.

6.05	Prepayment of Rents. Borrower will not receive or accept Rent under any Lease (whether a residential Lease or a Non-Residential Lease) for more than 2 months in advance.

6.06	Inspection.

(a)	Right of Entry. Subject to the rights of tenants under Leases, Borrower will permit Lender, its agents, representatives and designees and any interested Governmental Authority to make or cause to be made entries upon and inspections of the Mortgaged Property to inspect, among other things: (i) Repairs, (ii) Capital Replacements, (iii) Restorations, (iv) Property Improvement Alterations, and (v) any other Improvements, both in process and upon completion (including environmental inspections and tests performed by professional inspection engineers) during normal business hours, or at any other reasonable time, upon reasonable Notice to Borrower if the inspection is to include occupied residential units (which Notice need not be in writing). During normal business hours, or at any other reasonable time, Borrower will also permit Lender to examine all books and records and contracts and bills pertaining to the foregoing. Notice to Borrower will not be required in the case of an emergency, as determined in Lender’s Discretion, or when an Event of Default has occurred and is continuing.

(b)

Inspection of Mold. If Lender determines that Mold has or may have developed as a result of a water intrusion event or leak, Lender, at Lender’s Discretion, may require that a professional inspector inspect the Mortgaged Property to confirm whether Mold has developed and, if so, thereafter as frequently as Lender determines is necessary until any issue with Mold and its cause(s) are resolved to Lender’s satisfaction. Such inspection will be limited to a visual and olfactory inspection of the area that has experienced the Mold, water intrusion event or leak. Borrower will be responsible for the cost of each such professional

Multifamily Loan and Security Agreement – Seniors Housing	Page 25

inspection and any remediation deemed to be necessary as a result of the professional inspection. After any issue with Mold is remedied to Lender’s satisfaction, Lender will not require a professional inspection any more frequently than once every 3 years unless Lender otherwise becomes aware of Mold as a result of a subsequent water intrusion event or leak.

(c)	Certification in Lieu of Inspection. If Lender or Loan Servicer determines not to conduct an annual inspection of the Mortgaged Property, and in lieu thereof Lender requests a certification, Borrower will provide to Lender a factually correct certification, each year that the annual inspection is waived, to the following effect:

Borrower has not received any written complaint, notice, letter or other written communication from any tenant, Property Manager, Facility Operator or governmental authority regarding mold, fungus, microbial contamination or pathogenic organisms (“Mold”) or any activity, condition, event or omission that causes or facilitates the growth of Mold on or in any part of the Mortgaged Property or, if Borrower has received any such written complaint, notice, letter or other written communication, that Borrower has investigated and determined that no Mold activity, condition or event exists or alternatively has fully and properly remediated such activity, condition, event or omission in compliance with the Moisture Management Plan for the Mortgaged Property.

If Borrower is unwilling or unable to provide such certification, Lender may require a professional inspection of the Mortgaged Property at Borrower’s expense.

6.07	Books and Records; Financial Reporting.

(a)	Delivery of Books and Records.

(i)	Borrower will keep and maintain at all times at the Mortgaged Property, Borrower’s main business office, or the Property Manager’s or Facility Operator’s office, and upon Lender’s request will make available at the Mortgaged Property (or, at Borrower’s option, at the Property Manager’s or Facility Operator’s office), complete and accurate books of account and records (including copies of supporting bills and invoices) adequate to reflect correctly the operation of the Mortgaged Property and copies of all written contracts, Leases, and other instruments which affect the Mortgaged Property. The books, records, contracts, Leases and other instruments will be subject to examination and inspection by Lender at any reasonable time (“Books and Records”).

(ii)	Borrower will keep the Books and Records in accordance with one of the following accounting methods, consistently applied, and Borrower will

Multifamily Loan and Security Agreement – Seniors Housing	Page 26

promptly provide Lender Notice of any change in Borrower’s accounting methods:

(A)	GAAP, or generally accepted accounting principles.

(B)	Tax method of accounting, if under the tax method of accounting, the accrual basis is used for interest expense, real estate taxes and insurance expense, and the cash basis is used for all other items, including income, prepaid rent, utilities and payroll expense. Financial statements may exclude depreciation and amortization.

(C)	Such other method that is acceptable to Lender.

(b)	Delivery of Statement of Income and Expenses; Rent Schedule and Other Statements. Borrower will furnish to Lender each of the following:

(i)	Within 25 days after the end of each calendar quarter prior to Securitization and within 35 days after each calendar quarter after Securitization, each of the following:

(A)	A Rent Schedule dated no earlier than the date that is 5 days prior to the end of such quarter.

(B)	A statement of income and expenses for Borrower that is either of the following:

(1)	For the 12 month period ending on the last day of such quarter.

(2)	If at the end of such quarter Borrower or any Affiliate of Borrower has owned the Mortgaged Property for less than 12 months, for the period commencing with the acquisition of the Mortgaged Property by Borrower or its Affiliate, and ending on the last day of such quarter.

(C)	When requested by Lender, a balance sheet showing all assets and liabilities of Borrower as of the end of that fiscal quarter.

(ii)	Within 90 days after the end of each fiscal year of Borrower, each of the following:

(A)	An annual statement of income and expenses for Borrower for that fiscal year.

(B)	A balance sheet showing all assets and liabilities of Borrower as of the end of that fiscal year.

Multifamily Loan and Security Agreement – Seniors Housing	Page 27

(C)	An accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts.

(iii)	Within 30 days after the date of filing, copies of all tax returns filed by Borrower.

(c)	Delivery of Borrower Financial Statements Upon Request. Borrower will furnish to Lender each of the following:

(i)	Upon Lender’s request, in Lender’s sole and absolute discretion prior to a Securitization, and thereafter upon Lender’s request in Lender’s Discretion, a monthly Rent Schedule and a monthly statement of income and expenses for Borrower, in each case within 25 days after the end of each month.

(ii)	Upon Lender’s request in Lender’s sole and absolute discretion prior to a Securitization, and thereafter upon Lender’s request in Lender’s Discretion, within 10 days after such a request from Lender, each of the following:

(A)	A statement that identifies all owners of any interest in Borrower and any Designated Entity for Transfers and the interest held by each (unless Borrower or any Designated Entity for Transfers is a publicly-traded entity, in which case such statement of ownership will not be required), and if Borrower or a Designated Entity for Transfers is a corporation, then all officers and directors of Borrower and the Designated Entity for Transfers, and if Borrower or a Designated Entity for Transfers is a limited liability company, then all non-member Managers.

(B)	To the extent not included in the statement provided under Section 6.07(c)(ii)(A), a statement that identifies (1) all Persons with a collective equity interest (whether direct or indirect) of 25% or more in Borrower, and (2) all Non-U.S. Equity Holders.

(iii)	Upon Lender’s request in Lender’s Discretion, such other financial information or property management information (including information on tenants under Leases to the extent such information is available to Borrower, copies of bank account statements from financial institutions where funds owned or controlled by Borrower are maintained, and an accounting of security deposits) as may be required by Lender from time to time, in each case within 30 days after such request.

Multifamily Loan and Security Agreement – Seniors Housing	Page 28

(iv)	Upon Lender’s request in Lender’s Discretion, a monthly property management report for the Mortgaged Property, showing the number of inquiries made and rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender within 30 days after such request. However, Lender will not require the foregoing more frequently than quarterly except when there has been an Event of Default and such Event of Default is continuing, in which case Lender may require Borrower to furnish the foregoing more frequently.

(d)	Form of Statements; Audited Financials. A natural person having authority to bind Borrower (or the SPE Equity Owner or Guarantor, as applicable), acting in his or her capacity as a manager, general partner or an officer of Borrower, SPE Equity Owner, or Guarantor and not in his or her individual capacity, will certify each of the statements, schedules and reports required by Sections 6.07(b), 6.07(c) and 6.07(f) to be complete and accurate. Each of the statements, schedules and reports required by Sections 6.07(b), 6.07(c) and 6.07(f) will be in such form and contain such detail as Lender may reasonably require. Lender also may require that any of the statements, schedules or reports listed in Sections 6.07(b), 6.07(c) and 6.07(f) be audited at Borrower’s expense by independent certified public accountants acceptable to Lender, at any time when an Event of Default has occurred and is continuing or at any time that Lender, in its reasonable judgment, determines that audited financial statements are required for an accurate assessment of the financial condition of Borrower or of the Mortgaged Property.

(e)	Failure to Timely Provide Financial Statements. If Borrower fails to provide in a timely manner the statements, schedules and reports required by Sections 6.07(b), 6.07(c) and 6.07(f), Lender will give Notice to Borrower specifying the statements, schedules and reports required by Sections 6.07(b), 6.07(c) and 6.07(f) that Borrower has failed to provide. If Borrower has not provided the required statements, schedules and reports within 10 Business Days following such Notice, then (i) Borrower will pay a late fee of $500 for each late statement, schedule or report, plus an additional $500 per month that any such statement, schedule or report continues to be late, and (ii) Lender will have the right to have Borrower’s books and records audited, at Borrower’s expense, by independent certified public accountants selected by Lender in order to obtain such statements, schedules and reports, and all related costs and expenses of Lender will become immediately due and payable and will become an additional part of the Indebtedness as provided in Section 9.02. Notice to Borrower of Lender’s exercise of its rights to require an audit will not be required in the case of an emergency, as determined in Lender’s Discretion, or when an Event of Default has occurred and is continuing.

Multifamily Loan and Security Agreement – Seniors Housing	Page 29

(f)	Delivery of Guarantor and SPE Equity Owner Financial Statements. Borrower will cause Guarantor and/or SPE Equity Owner to deliver each of the following to Lender within 10 Business Days following Lender’s request:

(i)	Guarantor’s or SPE Equity Owner’s (as applicable) balance sheet and profit and loss statement (or if such party is a natural person, such party’s, personal financial statements) as of the end of (A) the quarter that ended at least 30 days prior to the due date of the requested items, and/or (B) the fiscal year that ended at least 90 days prior to the due date of the requested items.

(ii)	Other Guarantor or SPE Equity Owner (as applicable) financial statements as Lender may reasonably require.

(iii)	Written updates on the status of all litigation proceedings that Guarantor or SPE Equity Owner (as applicable) disclosed or should have disclosed to Lender as of the Closing Date.

(iv)	If an Event of Default has occurred and is continuing, copies of Guarantor’s or SPE Equity Owner’s (as applicable) most recent filed state and federal tax returns, including any current tax return extensions.

(g)	Reporting Upon Event of Default. If an Event of Default has occurred and is continuing, Borrower will deliver to Lender upon written demand all books and records relating to the Mortgaged Property or its operation.

(h)	Credit Reports. Borrower authorizes Lender to obtain a credit report on Borrower at any time.

(i)	Reserved.

(j)	Reserved.

6.08	Taxes; Operating Expenses; Ground Rents.

(a)	Payment of Taxes and Ground Rent. Subject to the provisions of Sections 6.08(c) and (d), Borrower will pay or cause to be paid (i) all Taxes when due and before the addition of any interest, fine, penalty or cost for nonpayment, and (ii) if Borrower’s interest in the Mortgaged Property is as a Ground Lessee, then the monthly or other periodic installments of Ground Rent before the last date upon which each such installment may be made without penalty or interest charges being added.

(b)

Payment of Operating Expenses. Subject to the provisions of Section 6.08(c), Borrower will (i) pay the expenses of operating, managing, maintaining and repairing the Mortgaged Property (including utilities, Repairs and Capital

Multifamily Loan and Security Agreement – Seniors Housing	Page 30

Replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added, and (ii) pay Insurance premiums prior to the expiration date of each policy of Insurance, unless applicable law specifies some lesser period.

(c)	Payment of Impositions and Reserve Funds. If Lender is collecting Imposition Reserve Deposits pursuant to Article IV, then so long as no Event of Default exists, Borrower will not be obligated to pay any Imposition for which Imposition Reserve Deposits are being collected, whether Taxes, Insurance premiums, Ground Rent (if applicable) or any other individual Impositions, but only to the extent that sufficient Imposition Reserve Deposits are held by Lender for the purpose of paying that specific Imposition and Borrower has timely delivered to Lender any bills or premium notices that it has received with respect to that specific Imposition (other than Ground Rent). Lender will have no liability to Borrower for failing to pay any Impositions to the extent that: (i) any Event of Default has occurred and is continuing, (ii) insufficient Imposition Reserve Deposits are held by Lender at the time an Imposition becomes due and payable, or (iii) Borrower has failed to provide Lender with bills and premium notices as provided in this Section.

(d)	Right to Contest. Borrower, at its own expense, may contest by appropriate legal proceedings, conducted diligently and in good faith, the amount or validity of any Imposition other than Insurance premiums and Ground Rent (if applicable), if: (i) Borrower notifies Lender of the commencement or expected commencement of such proceedings, (ii) the Mortgaged Property is not in danger of being sold or forfeited, (iii) if Borrower has not already paid the Imposition, Borrower deposits with Lender reserves sufficient to pay the contested Imposition, if requested by Lender, and (iv) Borrower furnishes whatever additional security is required in the proceedings or is reasonably requested by Lender, which may include the delivery to Lender of reserves established by Borrower to pay the contested Imposition.

6.09	Preservation, Management and Maintenance of Mortgaged Property.

(a)	Maintenance of Mortgaged Property; No Waste. Borrower will keep the Mortgaged Property in good repair, including the replacement of Personalty and Fixtures with items of equal or better function and quality. Borrower will not commit waste or permit impairment or deterioration of the Mortgaged Property.

(b)	Abandonment of Mortgaged Property. Borrower will not abandon the Mortgaged Property.

(c)	Preservation of Mortgaged Property.

(i)	Borrower will restore or repair promptly, in a good and workmanlike manner, any damaged part of the Mortgaged Property to the equivalent of

Multifamily Loan and Security Agreement – Seniors Housing	Page 31

its original condition, or such other condition as Lender may approve in writing, whether or not Insurance proceeds or Condemnation awards are available to cover any costs of such Restoration or repair; provided, however, that Borrower will not be obligated to perform such Restoration or repair if (A) no Event of Default has occurred and is continuing, and (B) Lender has elected to apply any available Insurance proceeds and/or Condemnation awards to the payment of Indebtedness pursuant to Section 6.10(l) or Section 6.11(d).

(ii)	Borrower will give Notice to Lender of and, unless otherwise directed in writing by Lender, will appear in and defend any action or proceeding purporting to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Loan Agreement.

(d)	Property Management. Borrower will provide for professional management of the Mortgaged Property by the Property Manager at all times under a property management agreement approved by Lender in writing. Borrower will not surrender, terminate, cancel, modify, renew or extend its property management agreement, or enter into any other agreement relating to the management or operation of the Mortgaged Property with Property Manager or any other Person, or consent to the assignment by the Property Manager of its interest under such property management agreement, in each case without the consent of Lender, which consent will not be unreasonably withheld.

(i)	If at any time Lender consents to the appointment of a new Property Manager, such new Property Manager and Borrower will, as a condition of Lender’s consent, execute an Assignment of Management Agreement in a form acceptable to Lender.

(ii)	If any such replacement Property Manager is an Affiliate of Borrower, and if a nonconsolidation opinion was delivered on the Closing Date, Borrower will deliver to Lender an updated nonconsolidation opinion in form and substance satisfactory to Lender with regard to nonconsolidation.

(iii)	Reserved.

(e)	Alteration of Mortgaged Property. Borrower will not (and will not permit any tenant or other Person to) remove, demolish or alter the Mortgaged Property or any part of the Mortgaged Property, including any removal, demolition or alteration occurring in connection with a rehabilitation of all or part of the Mortgaged Property, except that each of the following is permitted:

(i)	Repairs or Capital Replacements in accordance with the terms and conditions of this Loan Agreement.

Multifamily Loan and Security Agreement – Seniors Housing	Page 32

(ii)	Any repairs or replacements made in connection with the replacement of tangible Personalty.

(iii)	If Borrower is a cooperative housing corporation or association, repairs or replacements to the extent permitted with respect to individual dwelling units under the form of a proprietary lease or occupancy agreement.

(iv)	Any repairs or replacements in connection with making an individual unit ready for a new occupant or pursuant to Sections 6.09(a) and (c).

(v)	Property Improvement Alterations, provided that each of the following conditions is satisfied:

(A)	At least 30 days prior to the commencement of any Property Improvement Alterations, Borrower must submit to Lender a Property Improvement Notice. The Property Improvement Notice must include all of the following information:

(1)	The expected start date and completion date of the Property Improvement Alterations.

(2)	A description of the anticipated Property Improvement Alterations to be made.

(3)	The projected budget of the Property Improvement Alterations and the source of funding.

If any changes to Property Improvement Alterations as described in the Property Improvement Notice are made that extend beyond the overall scope and intent of the Property Improvement Alterations set forth in the Property Improvement Notice (e.g., renovations changed to renovate common areas but Property Improvement Notice only described renovations to the residential unit bathrooms), then Borrower must submit a new Property Improvement Notice to Lender in accordance with this Section 6.09(e)(v)(A).

(B)	The Property Improvement Alterations may not be commenced within 12 months prior to the Maturity Date without prior written consent of the Lender and must be completed at least 6 months prior to the Maturity Date.

(C)	Neither the performance nor completion of the Property Improvement Alterations may result in any of the following:

(1)	An adverse effect on any Major Building System.

Multifamily Loan and Security Agreement – Seniors Housing	Page 33

(2)	A change in residential unit configurations on a permanent basis.

(3)	An increase or decrease in the total number of residential units.

(4)	The demolition of any existing Improvements.

(5)	A permanent obstruction of tenants’ access to units or a temporary obstruction of tenants’ access to units without a reasonable alternative access provided during the period of renovation which causes the obstruction.

(D)	Reserved.

(E)	The Leases used to calculate Minimum Occupancy for use in Section 6.09(e)(v)(I) must meet all of the following conditions:

(1)	The Leases are with tenants that are not Affiliates of Borrower or Guarantor (except as otherwise expressly agreed by Lender in writing).

(2)	The Leases are on arms’ length terms and conditions.

(3)	The Leases otherwise satisfy the requirements of the Loan Documents.

(F)	The Property Improvement Alterations must be completed in accordance with Section 6.14 and any reference to Repairs in Sections 6.06 and 6.14 will be deemed to include Property Improvement Alterations.

(G)	Upon completion of the applicable Property Improvement Alterations, Borrower must provide all of the following to the Lender:

(1)	Borrower’s Certificate of Property Improvement Alterations Completion, in the form attached as Exhibit O (“Certificate of Completion”).

(2)	Any other certificates or approval, acceptance or compliance required by Lender, including certificates of occupancy, from any Governmental Authority having jurisdiction over the Mortgaged Property and the Property Improvement Alterations and professional engineers certifications.

Multifamily Loan and Security Agreement – Seniors Housing	Page 34

(H)	Borrower must deliver to Lender within 10 days of Lender’s request a written status update on the Property Improvement Alterations.

(I)	While Property Improvement Alterations that result in individual residential units not being available for leasing are ongoing, if a Rent Schedule shows that the occupancy of the Mortgaged Property has decreased to less than the Minimum Occupancy, Borrower must take each of the following actions:

(1)	Complete all pending Property Improvement Alterations to such individual residential units in a timely manner until the Mortgaged Property satisfies the Minimum Occupancy requirement.

(2)	Suspend any additional Property Improvement Alterations which would cause residential units to be unavailable for leasing until the Mortgaged Property satisfies the Minimum Occupancy requirement.

(J)	If Borrower has commenced Property Improvement Alterations on the Mortgaged Property, then Borrower will deliver to Lender, upon Lender’s request, and in a timely manner, the Certificate of Completion together with such additional information as Lender may request.

(K)	At no time during the term of the Loan may any outstanding amounts expended by Borrower for services and/or materials in connection with Property Improvement Alterations that are then due and payable exceed 10% of the original principal loan amount.

(vi)	Reserved.

(vii)	Reserved.

(viii)	Reserved.

(f)

Establishment of MMP. Unless otherwise waived by Lender in writing, Borrower will have or will establish and will adhere to the MMP. If Borrower is required to have an MMP, Borrower will keep all MMP documentation at the Mortgaged Property or at the Property Manager’s or the Facility Operator’s office and available for review by Lender or the Loan Servicer during any annual assessment or other inspection of the Mortgaged Property that is required by Lender. At a

Multifamily Loan and Security Agreement – Seniors Housing	Page 35

minimum, the MMP must contain a provision for: (i) staff training, (ii) information to be provided to tenants, (iii) documentation of the plan, (iv) the appropriate protocol for incident response and remediation, and (v) routine, scheduled inspections of common space and unit interiors.

(g)	No Reduction of Housing Cooperative Charges. If Borrower is a housing cooperative corporation or association, until the Indebtedness is paid in full, Borrower will not reduce the maintenance fees, charges or assessments payable by shareholders or residents under proprietary leases or occupancy agreements below a level which is sufficient to pay all expenses of Borrower, including all operating and other expenses for the Mortgaged Property and all payments due pursuant to the terms of the Note and any Loan Documents.

(h)	through (l) are reserved.

6.10	Insurance. At all times during the term of this Loan Agreement, Borrower will maintain at its sole cost and expense, for the mutual benefit of Borrower and Lender, all of the Insurance specified in this Section 6.10, as required by Lender and applicable law, and in such amounts and with such maximum deductibles as Lender may require, as those requirements may change:

(a)	Property Insurance. Borrower will keep the Improvements insured at all times against relevant physical hazards that may cause damage to the Mortgaged Property as Lender may require (“Property Insurance”). Required Property Insurance coverage may include any or all of the following:

(i)	All Risks of Physical Loss. Insurance against loss or damage from fire, wind, hail, and other related perils within the scope of a “Special Causes of Loss” or “All Risk” policy, in an amount not less than the Replacement Cost of the Mortgaged Property.

(ii)	Ordinance and Law. If any part of the Mortgaged Property is legal non-conforming under current building, zoning or land use laws or ordinances, then “Ordinance and Law Coverage” in the amount required by Lender.

(iii)	Flood. If any of the Improvements are located in an area identified by the Federal Emergency Management Agency (or any successor to that agency) as a “Special Flood Hazard Area,” flood Insurance in the amount required by Lender.

(iv)	Windstorm. If windstorm and/or windstorm related perils and/or “named storm” (collectively, “Windstorm Coverage”), are excluded from the “Special Causes of Loss” policy required under Section 6.10(a)(i), then separate coverage for such risks, either through an endorsement or a separate policy. Windstorm Coverage will be written in an amount not less than the Replacement Cost of the Mortgaged Property.

Multifamily Loan and Security Agreement – Seniors Housing	Page 36

(v)	Boiler and Machinery/Equipment Breakdown. If the Mortgaged Property contains a central heating, ventilation and cooling system (“HVAC System”) where steam boilers and/or other pressurized systems are in operation and are regulated by the Property Jurisdiction, Insurance providing coverage in the amount required by Lender.

(vi)	Builder’s Risk. During any period of construction or Restoration, builder’s risk Insurance (including fire and other perils within the scope of a policy known as “Causes of Loss – Special Form” or “All Risk” policy) in an amount not less than the sum of the related contractual arrangements.

(vii)	Other. Insurance for other physical perils applicable to the Mortgaged Property as may be required by Lender including earthquake, sinkhole, mine subsidence, avalanche, mudslides, and volcanic eruption. If Lender reasonably requires any updated reports or other documentation to determine whether additional Insurance is necessary or prudent, Borrower will pay for the updated reports or other documentation at its sole cost and expense.

(viii)	Professional Liability. Required if the Mortgaged Property has assisted living, Alzheimer’s care, or skilled nursing units. The policy may be written on a “Claims Made Policy” form or an “Occurrence-based Policy” form. Minimum coverage of $1,000,000 per occurrence and $2,000,000 in the general aggregate is required. If the professional liability policy covers multiple locations, aggregate limits apply per location. In addition, Borrower must maintain the following minimum umbrella or excess professional liability coverage:

Total number of licensed beds covered by the policy	Minimum Umbrella/ Excess Coverage
Less than or equal to 100	$1 million
100 to 500	$5 million
501 to 1,000	$10 million
Greater than 1,000	$25 million

The minimum coverage limits in this section may be satisfied with any combination of primary, umbrella and/or excess coverage.

(ix)	Reserved.

Multifamily Loan and Security Agreement – Seniors Housing	Page 37

(x)	Motor Vehicle. If any motor vehicle is used in connection with the operation of the Mortgaged Property, vehicle liability Insurance of at least $1 million per accident.

(b)	Business Income/Rental Value. Business income/rental value Insurance for all relevant perils to be covered in the amount required by Lender, but in no case less than the effective gross income attributable to the Mortgaged Property for the preceding 12 months, as determined by Lender in Lender’s Discretion.

(c)	Commercial General Liability Insurance. Commercial general liability Insurance against legal liability claims for personal and bodily injury, property damage and contractual liability in such amounts and with such maximum deductibles as Lender may require, but not less than $1,000,000 per occurrence and $2,000,000 in the general aggregate on a per-location basis, plus excess and/or umbrella liability coverage in such amounts as Lender may require.

(d)	Terrorism Insurance. Insurance required under Section 6.10(a), Section 6.10(b), and Section 6.10(c) will provide coverage for acts of terrorism. Terrorism coverage may be provided through one or more separate policies, which will be on terms (including amounts) consistent with those required under Section 6.10(a)(i) and (ii) and Section 6.10(b). If Insurance against acts of terrorism is not available at commercially reasonable rates and if the related hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which the Mortgaged Property is located, then Lender may opt to temporarily suspend, cap or otherwise limit the requirement to have such terrorism insurance for a period not to exceed one year, unless such suspension or cap is renewed by Lender for additional one year increments.

(e)	Payment of Premiums. All Property Insurance premiums and premiums for other Insurance required under this Section 6.10 will be paid in the manner provided in Article IV, unless Lender has designated in writing another method of payment.

(f)	Policy Requirements. The following requirements apply with respect to all Insurance required by this Section 6.10:

(i)	All Insurance policies will be in a form approved by Lender.

(ii)	All Insurance policies will be issued by Insurance companies authorized to do business in the Property Jurisdiction and/or acting as eligible surplus insurers in the Property Jurisdiction, and which have a general policyholder’s rating satisfactory to Lender.

Multifamily Loan and Security Agreement – Seniors Housing	Page 38

(iii)	All Property Insurance policies will contain a standard mortgagee or mortgage holder’s clause and a loss payable clause, in favor of, and in a form approved by, Lender.

(iv)	If any Insurance policy contains a coinsurance clause, the coinsurance clause will be offset by an agreed amount endorsement in an amount not less than the Replacement Cost.

(v)	All commercial general liability and excess/umbrella liability policies will name Lender, its successors and/or assigns, as additional insured.

(vi)	Professional liability policies will not include Lender, its successors and/or assigns, as additional insured.

(vii)	All Insurance policies (with the exception of commercial general liability Insurance policies) will provide that the insurer will notify the Lender in writing of cancelation of policies at least 10 days before the cancelation of the policy by the insurer for nonpayment of the premium or nonrenewal and at least 30 days before cancelation by the insurer for any other reason.

(g)	Evidence of Insurance; Insurance Policy Renewals. Borrower will deliver to Lender a legible copy of each Insurance policy, and Borrower will promptly deliver to Lender a copy of all renewal and other notices received by Borrower with respect to the policies. Borrower will ensure that the Mortgaged Property is continuously covered by the required Insurance. Prior to the expiration date of each Insurance policy, Borrower will deliver to Lender evidence acceptable to Lender in Lender’s Discretion that each policy has been renewed. If the evidence of a renewal does not include a legible copy of the renewal policy, Borrower will deliver a legible copy of such renewal no later than the earlier of the following:

(i)	60 days after the expiration date of the original policy.

(ii)	The date of any Notice of an insured loss given to Lender under Section 6.10(i).

(h)	Compliance With Insurance Requirements. Borrower will comply with all Insurance requirements and will not permit any condition to exist on the Mortgaged Property that would invalidate any part of any Insurance coverage required under this Loan Agreement.

(i)	Obligations Upon Casualty; Proof of Loss.

(i)	If an insured loss occurs, then Borrower will give immediate written notice to the Insurance carrier and to Lender.

Multifamily Loan and Security Agreement – Seniors Housing	Page 39

(ii)	Borrower authorizes and appoints Lender as attorney in fact for Borrower to make proof of loss, to adjust and compromise any claims under policies of Property Insurance, to appear in and prosecute any action arising from such Property Insurance policies, to collect and receive the proceeds of Property Insurance, to hold the proceeds of Property Insurance, and to deduct from such proceeds Lender’s expenses incurred in the collection of such proceeds. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 6.10 will require Lender to incur any expense or take any action.

(j)	Lender’s Options Following a Casualty. Lender may, at Lender’s option, take one of the following actions:

(i)	Require a “repair or replacement” settlement, in which case the proceeds will be used to reimburse Borrower for the cost of restoring and repairing the Mortgaged Property to the equivalent of its original condition or to a condition approved by Lender (“Restoration”). If Lender determines to require a repair or replacement settlement and to apply Insurance proceeds to Restoration, Lender will apply the proceeds in accordance with Lender’s then-current policies relating to the Restoration of casualty damage on similar multifamily properties. If Lender, in Lender’s Discretion, retains a professional inspection engineer or other qualified third party to inspect any Restoration items, Lender may charge Borrower an amount sufficient to pay all reasonable costs and expenses charged by such third party inspector.

(ii)	Require an “actual cash value” settlement in which case the proceeds may be applied to the payment of the Indebtedness, whether or not then due.

(k)	Borrower’s Options Following a Casualty. Subject to Section 6.10(l), Borrower may take the following actions:

(i)	If a casualty results in damage to the Mortgaged Property for which the cost of Repairs will be less than the Borrower Proof of Loss Threshold, Borrower will have the sole right to make proof of loss, adjust and compromise the claim and collect and receive any proceeds directly without the approval or prior consent of Lender so long as the Insurance proceeds are used solely for the Restoration of the Mortgaged Property.

(ii)	If a casualty results in damage to the Mortgaged Property for which the cost of Repairs will be more than the Borrower Proof of Loss Threshold, but less than the Borrower Proof of Loss Maximum, Borrower is authorized to make proof of loss and adjust and compromise the claim without the prior consent of Lender, and Lender will hold the applicable Insurance proceeds to be used to reimburse Borrower for the cost of Restoration of the Mortgaged Property and will not apply such proceeds to the payment of the Indebtedness.

Multifamily Loan and Security Agreement – Seniors Housing	Page 40

(iii)	If a casualty results in damage to the Mortgaged Property for which the cost of Repairs will be more than the Borrower Proof of Loss Maximum, Borrower must obtain the consent of Lender prior to making any proof of loss or adjusting or compromising the claim, and Lender will hold the applicable Insurance proceeds to be used to reimburse Borrower for the cost of Restoration of the Mortgaged Property and will not apply such proceeds to the payment of the Indebtedness.

(l)	Lender’s Right to Apply Insurance Proceeds to Indebtedness. Lender will have the right to apply Insurance proceeds to the payment of the Indebtedness if Lender determines, in Lender’s Discretion, that any of the following conditions exist:

(i)	An Event of Default (or any event, which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default) has occurred and is continuing.

(ii)	There will not be sufficient funds from Insurance proceeds, anticipated contributions of Borrower of its own funds or other sources acceptable to Lender to complete the Restoration.

(iii)	The rental income from the Mortgaged Property after completion of the Restoration will not be sufficient to meet all operating costs and other expenses, deposits to Reserve Funds and Loan repayment obligations relating to the Mortgaged Property.

(iv)	The Restoration will be completed less than (A) 6 months prior to the Maturity Date if re-leasing will be completed prior to the Maturity Date, or (B) 12 months prior to the Maturity Date if re-leasing will not be completed prior to the Maturity Date.

(v)	The Restoration will not be completed within one year after the date of the loss or casualty.

(vi)	The casualty involved an actual or constructive loss of more than 30% of the fair market value of the Mortgaged Property, and rendered untenantable more than 30% of the residential units of the Mortgaged Property.

(vii)	After completion of the Restoration the fair market value of the Mortgaged Property is expected to be less than the fair market value of the Mortgaged Property immediately prior to such casualty (assuming the affected portion of the Mortgaged Property is re-let within a reasonable period after the date of such casualty).

Multifamily Loan and Security Agreement – Seniors Housing	Page 41

(viii)	Leases covering less than 35% of the residential units of the Mortgaged Property will remain in full force and effect during and after the completion of Restoration.

(m)	Lender’s Succession to Insurance Policies. If the Mortgaged Property is sold at a foreclosure sale or Lender acquires title to the Mortgaged Property, Lender will automatically succeed to all rights of Borrower in and to any Insurance policies and unearned Insurance premiums and in and to the proceeds resulting from any damage to the Mortgaged Property prior to such sale or acquisition.

(n)	Payment of Installments After Application of Insurance Proceeds. Unless Lender otherwise agrees in writing, any application of any Insurance proceeds to the Indebtedness will not extend or postpone the due date of any monthly installments referred to in the Note, Article IV of this Loan Agreement or change the amount of such installments.

(o)	Assignment of Insurance Proceeds. Borrower agrees to execute such further evidence of assignment of any Insurance proceeds as Lender may require.

(p)	Borrower Acknowledgment of Lender’s Right to Change Insurance Requirements. Borrower acknowledges and agrees that Lender’s Insurance requirements may change from time to time throughout the term of the Indebtedness to include coverage for the kind of risks customarily insured against and in such minimum coverage amounts and maximum deductibles as are generally required by institutional lenders for properties comparable to the Mortgaged Property.

6.11	Condemnation.

(a)	Rights Generally. Borrower will promptly notify Lender in writing of any action or proceeding or notice relating to any proposed or actual condemnation or other taking, or conveyance in lieu thereof, of all or any part of the Mortgaged Property, whether direct or indirect (“Condemnation”). Borrower will appear in and prosecute or defend any action or proceeding relating to any Condemnation unless otherwise directed by Lender in writing. Borrower authorizes and appoints Lender as attorney in fact for Borrower to commence, appear in and prosecute, in Lender’s or Borrower’s name, any action or proceeding relating to any Condemnation and to settle or compromise any claim in connection with any Condemnation, after consultation with Borrower and consistent with commercially reasonable standards of a prudent lender. This power of attorney is coupled with an interest and therefore is irrevocable. However, nothing contained in this Section 6.11(a) will require Lender to incur any expense or take any action. Borrower transfers and assigns to Lender all right, title and interest of Borrower in and to any award or payment with respect to (i) any Condemnation, or any conveyance in lieu of Condemnation, and (ii) any damage to the Mortgaged Property caused by governmental action that does not result in a Condemnation.

Multifamily Loan and Security Agreement – Seniors Housing	Page 42

(b)	Application of Award. Lender may hold such awards or proceeds and apply such awards or proceeds, after the deduction of Lender’s expenses incurred in the collection of such amounts (including Attorneys’ Fees and Costs) at Lender’s option, to the Restoration or repair of the Mortgaged Property or to the payment of the Indebtedness, with the balance, if any, to Borrower. Unless Lender otherwise agrees in writing, any application of any awards or proceeds to the Indebtedness will not extend or postpone the due date of any monthly installments referred to in the Note or Article IV of this Loan Agreement, or change the amount of such installments. Borrower agrees to execute such further evidence of assignment of any Condemnation awards or proceeds as Lender may require.

(c)	Borrower’s Right to Condemnation Proceeds. Notwithstanding any provision to the contrary in this Section 6.11, but subject to Section 6.11(e), in the event of a partial Condemnation of the Mortgaged Property, as long as no Event of Default, or any event which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing, in the event of a partial Condemnation resulting in proceeds or awards in the amount of less than $100,000, Borrower will have the sole right to make proof of loss, adjust and compromise the claim and collect and receive any proceeds directly without the approval or prior consent of Lender so long as the proceeds or awards are used solely for the Restoration of the Mortgaged Property.

(d)	Right to Apply Condemnation Proceeds to Indebtedness. In the event of a partial Condemnation of the Mortgaged Property resulting in proceeds or awards in the amount of $100,000 or more and subject to Section 6.11(e), Lender will have the right to apply Condemnation proceeds to the payment of the Indebtedness if Lender determines, in Lender’s Discretion, that any of the following conditions exist:

(i)	An Event of Default (or any event, which, with the giving of Notice or the passage of time, or both, would constitute an Event of Default) has occurred and is continuing.

(ii)	There will not be sufficient funds from Condemnation proceeds, anticipated contributions of Borrower of its own funds or other sources acceptable to Lender to complete the Restoration.

(iii)	The rental income from the Mortgaged Property after completion of the Restoration will not be sufficient to meet all operating costs and other expenses, deposits to Reserve Funds and Loan repayment obligations relating to the Mortgaged Property.

Multifamily Loan and Security Agreement – Seniors Housing	Page 43

(iv)	The Restoration will not be completed at least one year before the Maturity Date (or 6 months before the Maturity Date if re-leasing of the Mortgaged Property will be completed within such 6 month period).

(v)	The Restoration will not be completed within one year after the date of the Condemnation.

(vi)	The Condemnation involved an actual or constructive loss of more than 15% of the fair market value of the Mortgaged Property, and rendered untenantable more than 25% of the residential units of the Mortgaged Property.

(vii)	After Restoration the fair market value of the Mortgaged Property is expected to be less than the fair market value of the Mortgaged Property immediately prior to the Condemnation (assuming the affected portion of the Mortgaged Property is re-let within a reasonable period after the date of the Condemnation).

(viii)	Leases covering less than 35% of residential units of the Mortgaged Property will remain in full force and effect during and after the completion of Restoration.

(e)	Right to Apply Condemnation Proceeds in Connection with a Partial Release. Notwithstanding anything to the contrary set forth in this Loan Agreement, including this Section 6.11, for so long as the Loan or any portion of the Loan is included in a Securitization in which the Note is assigned to a REMIC trust, then each of the following will apply:

(i)

If any portion of the Mortgaged Property is released from the Lien of the Loan in connection with a Condemnation and if the ratio of (A) the unpaid principal balance of the Loan to (B) the value of the Mortgaged Property (with the value of the Mortgaged Property first being reduced by the outstanding principal balance of any Senior Indebtedness or any indebtedness secured by the Mortgaged Property that is at the same level of priority with the Indebtedness and taking into account only the related land and buildings and not any personal property or going-concern value), as determined by Lender in its sole and absolute discretion based on a commercially reasonable valuation method permitted in connection with a Securitization, is greater than 125% immediately after such Condemnation and before any Restoration or repair of the Mortgaged Property (but taking into account any planned Restoration or repair of the Mortgaged Property as if such planned Restoration or repair were completed), then Lender will apply any net proceeds or awards from such Condemnation, in full, to the payment of the principal of the Indebtedness whether or not then due and payable, unless Lender has received an opinion of counsel (acceptable to Lender if such opinion is provided by Borrower) that a different

Multifamily Loan and Security Agreement – Seniors Housing	Page 44

application of the net proceeds or awards will not cause such Securitization to fail to meet applicable federal income tax qualification requirements or subject such Securitization to any tax, and the net proceeds or awards are applied in the manner specified in such opinion.

(ii)	If (A) neither Borrower nor Lender has the right to receive any or all net proceeds or awards as a result of the provisions of any agreement affecting the Mortgaged Property (including any Ground Lease (if applicable), condominium document, or reciprocal easement agreement) and, therefore cannot apply the net proceeds or awards to the payment of the principal of the Indebtedness as set forth above, or (B) Borrower receives any or all of the proceeds or awards described in Section 6.11(e)(ii)(A) and fails to apply the proceeds in accordance with Section 6.11(e)(i), then Borrower will prepay the Indebtedness in an amount which Lender, in its sole and absolute discretion, deems necessary to ensure that the Securitization will not fail to meet applicable federal income tax qualification requirements or be subject to any tax as a result of the Condemnation, unless Lender has received an opinion of counsel (acceptable to Lender if such opinion is provided by Borrower) that a different application of the net proceeds or awards will not cause such Securitization to fail to meet applicable federal income tax qualification requirements or subject such Securitization to any tax, and the net proceeds or awards are applied in the manner specified in such opinion.

(f)	Succession to Condemnation Proceeds. If the Mortgaged Property is sold at a foreclosure sale or Lender acquires title to the Mortgaged Property, Lender will automatically succeed to all rights of Borrower in and to any Condemnation proceeds and awards prior to such sale or acquisition.

6.12	Environmental Hazards.

(a)	Prohibited Activities and Conditions. Except for matters described in this Section 6.12, Borrower will not cause or permit Prohibited Activities or Conditions. Borrower will comply with all Hazardous Materials Laws applicable to the Mortgaged Property. Without limiting the generality of the previous sentence, Borrower will: (i) obtain and maintain all Environmental Permits required by Hazardous Materials Laws and comply with all conditions of such Environmental Permits, (ii) cooperate with any inquiry by any Governmental Authority, and (iii) subject to Section 6.12(g), comply with any governmental or judicial order that arises from any alleged Prohibited Activity or Condition.

(b)

Employees, Tenants and Contractors. Borrower will take all commercially reasonable actions (including the inclusion of appropriate provisions in any Leases executed after the date of this Loan Agreement) to prevent its employees, agents and contractors, and all tenants and other occupants from causing or permitting any Prohibited Activities or Conditions. Borrower will not lease or

Multifamily Loan and Security Agreement – Seniors Housing	Page 45

allow the sublease or use of all or any portion of the Mortgaged Property to any tenant or subtenant for nonresidential use by any user that, in the ordinary course of its business, would cause or permit any Prohibited Activity or Condition.

(c)	O&M Programs. As required by Lender, Borrower will also have established a written operations and maintenance program with respect to certain Hazardous Materials. Each such operations and maintenance program and any additional or revised operations and maintenance programs established for the Mortgaged Property pursuant to this Section 6.12 must be approved by Lender and will be referred to in this Loan Agreement as an “O&M Program.” Borrower will comply in a timely manner with, and cause all employees, agents, and contractors of Borrower and any other Persons present on the Mortgaged Property to comply with each O&M Program. Borrower will pay all costs of performance of Borrower’s obligations under any O&M Program, and Lender’s out of pocket costs incurred in connection with the monitoring and review of each O&M Program must be paid by Borrower upon demand by Lender. Any such out-of-pocket costs of Lender that Borrower fails to pay promptly will become an additional part of the Indebtedness as provided in Section 9.02.

(d)	Notice to Lender. Borrower will promptly give Notice to Lender upon the occurrence of any of the following events:

(i)	Borrower’s discovery of any Prohibited Activity or Condition.

(ii)	Borrower’s receipt of or knowledge of any written complaint, order, notice of violation or other communication from any tenant, Property Manager, Facility Operator, Governmental Authority or other Person with regard to present or future alleged Prohibited Activities or Conditions, or any other environmental, health or safety matters affecting the Mortgaged Property.

(iii)	Borrower’s breach of any of its obligations under this Section 6.12.

Any such Notice given by Borrower will not relieve Borrower of, or result in a waiver of, any obligation under this Loan Agreement, the Note or any other Loan Document.

(e)

Environmental Inspections, Tests and Audits. Borrower will pay promptly the costs of any environmental inspections, tests or audits, a purpose of which is to identify the extent or cause of or potential for a Prohibited Activity or Condition (“Environmental Inspections”), required by Lender in connection with any foreclosure or deed in lieu of foreclosure, or as a condition of Lender’s consent to any Transfer under Article VII, or required by Lender following a reasonable determination by Lender that Prohibited Activities or Conditions may exist. Any such costs incurred by Lender (including Attorneys’ Fees and Costs and the costs of technical consultants whether incurred in connection with any judicial or administrative process or otherwise) that Borrower fails to pay promptly will

Multifamily Loan and Security Agreement – Seniors Housing	Page 46

become an additional part of the Indebtedness as provided in Section 9.02. As long as: (i) no Event of Default has occurred and is continuing, (ii) Borrower has actually paid for or reimbursed Lender for all costs of any such Environmental Inspections performed or required by Lender, and (iii) Lender is not prohibited by law, contract or otherwise from doing so, Lender will make available to Borrower, without representation of any kind, copies of Environmental Inspections prepared by third parties and delivered to Lender. Lender reserves the right, and Borrower expressly authorizes Lender, to make available to any party, including any prospective bidder at a foreclosure sale of the Mortgaged Property, the results of any Environmental Inspections made by or for Lender with respect to the Mortgaged Property. Borrower consents to Lender notifying any party (either as part of a notice of sale or otherwise) of the results of any Environmental Inspections made by or for Lender. Borrower acknowledges that Lender cannot control or otherwise ensure the truthfulness or accuracy of the results of any Environmental Inspections and that the release of such results to prospective bidders at a foreclosure sale of the Mortgaged Property may have a material and adverse effect upon the amount that a party may bid at such sale. Borrower agrees that Lender will have no liability whatsoever as a result of delivering the results of any Environmental Inspections made by or for Lender to any third party, and Borrower releases and forever discharges Lender from any and all claims, damages or causes of action arising out of, connected with or incidental to the results of the delivery of any Environmental Inspections made by or for Lender.

(f)	Remedial Work. If any investigation, site monitoring, containment, clean-up, Restoration or other remedial work (“Remedial Work”) is necessary to comply with any Hazardous Materials Law or order of any Governmental Authority that has or acquires jurisdiction over the Mortgaged Property or the use, operation or improvement of the Mortgaged Property, or is otherwise required by Lender as a consequence of any Prohibited Activity or Condition or to prevent the occurrence of a Prohibited Activity or Condition, Borrower will, by the earlier of (i) the applicable deadline required by Hazardous Materials Law, or (ii) 30 days after Notice from Lender demanding such action, begin performing the Remedial Work, and thereafter diligently prosecute it to completion, and must in any event complete the work by the time required by applicable Hazardous Materials Law. If Borrower fails to begin on a timely basis or diligently prosecute any required Remedial Work, Lender may, at its option, cause the Remedial Work to be completed, in which case Borrower will reimburse Lender on demand for the cost of doing so. Any reimbursement due from Borrower to Lender will become part of the Indebtedness as provided in Section 9.02.

(g)

Borrower Contest of Order. Notwithstanding Section 6.12(f), Borrower may contest the order of any Governmental Authority in good faith through appropriate proceedings, provided that (i) Borrower has demonstrated to Lender’s satisfaction that any delay in completing Remedial Work pending the outcome of such proceedings would not result in damage to the Mortgaged Property or to persons who use or occupy the Improvements, or otherwise impair Lender’s

Multifamily Loan and Security Agreement – Seniors Housing	Page 47

interest under this Loan Agreement, and (ii) if any delay in completing the Remedial Work results or may result in a Lien against the Mortgaged Property, Borrower must promptly furnish to Lender a bond or other security satisfactory to Lender in an amount not less than 150% of the applicable claim.

6.13	Single Purpose Entity Requirements.

(a)	Single Purpose Entity Requirements. Until the Indebtedness is paid in full, each Borrower and any SPE Equity Owner will remain a “Single Purpose Entity,” which means at all times since its formation and thereafter it will satisfy each of the following conditions:

(i)	It will not engage in any business or activity, other than the ownership, operation and maintenance of the Mortgaged Property and activities incidental thereto.

(ii)	It will not acquire, own, hold, lease, operate, manage, maintain, develop or improve any assets other than the Mortgaged Property and such Personalty as may be necessary for the operation of the Mortgaged Property and will conduct and operate its business as presently conducted and operated.

(iii)	It will preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation or organization and will do all things necessary to observe organizational formalities.

(iv)	It will not merge or consolidate with any other Person.

(v)	It will not take any action to dissolve, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets; to change its legal structure; transfer or permit the direct or indirect transfer of any partnership, membership or other equity interests, as applicable, other than Transfers permitted under this Loan Agreement; issue additional partnership, membership or other equity interests, as applicable, or seek to accomplish any of the foregoing.

(vi)	It will not, without the prior unanimous written consent of all of Borrower’s partners, members, or shareholders, as applicable, and, if applicable, the prior unanimous written consent of 100% of the members of the board of directors or of the board of Managers of Borrower or the SPE Equity Owner, take any of the following actions:

(A) File any insolvency, or reorganization case or proceeding, to institute proceedings to have Borrower or any SPE Equity Owner be adjudicated bankrupt or insolvent.

Multifamily Loan and Security Agreement – Seniors Housing	Page 48

(B)	Institute proceedings under any applicable insolvency law.

(C)	Seek any relief under any law relating to relief from debts or the protection of debtors.

(D)	Consent to the filing or institution of bankruptcy or insolvency proceedings against Borrower or any SPE Equity Owner.

(E)	File a petition seeking, or consent to, reorganization or relief with respect to Borrower or any SPE Equity Owner under any applicable federal or state law relating to bankruptcy or insolvency.

(F)	Seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official for Borrower or a substantial part of its property or for any SPE Equity Owner or a substantial part of its property.

(G)	Make any assignment for the benefit of creditors of Borrower or any SPE Equity Owner.

(H)	Admit in writing Borrower’s or any SPE Equity Owner’s inability to pay its debts generally as they become due.

(I)	Take action in furtherance of any of the foregoing.

(vii)	It will not amend or restate its organizational documents if such change would cause the provisions set forth in those organizational documents not to comply with the requirements set forth in this Section 6.13.

(viii)	It will not own any subsidiary or make any investment in, any other Person.

(ix)	It will not commingle its assets with the assets of any other Person and will hold all of its assets in its own name.

(x)	It will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the following:

(A)	The Indebtedness and any further indebtedness as described in Section 11.11 with regard to Supplemental Instruments.

(B)	Customary unsecured trade payables incurred in the ordinary course of owning and operating the Mortgaged Property provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of 2% of the original principal amount of the Indebtedness and are paid within 60 days of the date incurred.

Multifamily Loan and Security Agreement – Seniors Housing	Page 49

(C)	through (H) are reserved.

(I)	Financing of motor vehicles owned by Borrower and used in the operation of the Mortgaged Property, provided that the principal amount of such financing does not exceed, in the aggregate, at any time a maximum amount of $100,000, and provided that all payments due under such financing are kept current.

(xi)	It will maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person and will not list its assets as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliate provided that (A) appropriate notation will be made on such consolidated financial statements to indicate the separateness of Borrower from such Affiliate and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person, and (B) such assets will also be listed on Borrower’s own separate balance sheet.

(xii)	Except for capital contributions or capital distributions permitted under the terms and conditions of its organizational documents, it will only enter into any contract or agreement with any general partner, member, shareholder, principal or Affiliate of Borrower or any Guarantor, or any general partner, member, principal or Affiliate thereof, upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties.

(xiii)	It will not maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person.

(xiv)	It will not assume or guaranty (excluding any guaranty that has been executed and delivered in connection with the Note) the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person.

(xv)	It will not make or permit to remain outstanding any loans or advances to any other Person except for those investments permitted under the Loan Documents and will not buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities).

Multifamily Loan and Security Agreement – Seniors Housing	Page 50

(xvi)	It will file its own tax returns separate from those of any other Person, except if Borrower (A) is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law or (B) is required by applicable law to file consolidated tax returns, and will pay any taxes required to be paid under applicable law.

(xvii)	It will hold itself out to the public as a legal entity separate and distinct from any other Person and conduct its business solely in its own name, will correct any known misunderstanding regarding its separate identity and will not identify itself or any of its Affiliates as a division or department of any other Person.

(xviii)	It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and will pay its debts and liabilities from its own assets as the same become due; provided, however, nothing in this Section 6.13(a)(xviii) will require any member or partner of Borrower or any Borrower Principal to make any equity contribution to Borrower.

(xix)	It will allocate fairly and reasonably shared expenses with Affiliates (including shared office space) and use separate stationery, invoices and checks bearing its own name.

(xx)	It will pay (or cause the Property Manager or any Facility Operator to pay on behalf of Borrower from Borrower’s funds) its own liabilities (including salaries of its own employees) from its own funds; provided, however, nothing in this Section 6.13(a)(xx) will require any member or partner of Borrower or any Borrower Principal to make any equity contribution to Borrower.

(xxi)	It will not acquire obligations or securities of its partners, members, shareholders, or Affiliates, as applicable.

(xxii)	Except as contemplated or permitted by the property management agreement with respect to the Property Manager or any operating lease or operating agreement with respect to any Facility Operator, it will not permit any Affiliate or constituent party independent access to its bank accounts.

(xxiii)	It will maintain a sufficient number of employees (if any) in light of its contemplated business operations and pay the salaries of its own employees, if any, only from its own funds; provided, however, nothing in this Section 6.13(a)(xxiii) will require any member or partner of Borrower or any Borrower Principal to make any equity contribution to Borrower.

Multifamily Loan and Security Agreement – Seniors Housing	Page 51

(xxiv)	If such entity is a single member limited liability company, such entity will satisfy each of the following conditions:

(A)	Be formed and organized under Delaware law.

(B)	Have either one springing member that is a corporation or two springing members who are natural persons. If there is more than one springing member, only one springing member will be the sole member of Borrower or SPE Equity Owner (as applicable) at any one time, and the second springing member will become the sole member only upon the first springing member ceasing to be a member.

(C)	Otherwise comply with all Rating Agencies’ criteria for single member limited liability companies (including the delivery of Delaware single member limited liability company opinions acceptable in all respects to Lender).

(D)	At all times Borrower or SPE Equity Owner (as applicable) will have one and only one member.

(xxv)	If such entity is a single member limited liability company that is board-managed, such entity will have a board of Managers separate from that of Guarantor and any other Person and will cause its board of Managers to keep minutes of board meetings and actions and observe all other Delaware limited liability company required formalities.

(xxvi)	If an SPE Equity Owner is required pursuant to this Loan Agreement, if Borrower is (A) a limited liability company with more than one member, then Borrower has and will have at least one member that is an SPE Equity Owner that has satisfied and will satisfy the requirements of Section 6.13(b) and such member is its managing member, or (B) a limited partnership, then all of its general partners are SPE Equity Owners that have satisfied and will satisfy the requirements set forth in Section 6.13(b).

(xxvii)	Reserved.

(xxviii)	Reserved.

(b)

SPE Equity Owner Requirements. The SPE Equity Owner, if applicable, will at all times since its formation and thereafter comply in its own right (subject to the modifications set forth below), and will cause Borrower to comply, with each of

Multifamily Loan and Security Agreement – Seniors Housing	Page 52

the requirements of a Single Purpose Entity. Upon the withdrawal or the disassociation of an SPE Equity Owner from Borrower, Borrower will immediately appoint a new SPE Equity Owner, whose organizational documents are substantially similar to those of the withdrawn or disassociated SPE Equity Owner, and deliver a new nonconsolidation opinion to Lender in form and substance satisfactory to Lender with regard to nonconsolidation by a bankruptcy court of the assets of each of Borrower and SPE Equity Owner with those of its Affiliates.

(i)	With respect to Section 6.13(a)(i), the SPE Equity Owner will not engage in any business or activity other than being the managing member or general partner, as the case may be, of Borrower and owning at least 0.5% equity interest in Borrower.

(ii)	With respect to Section 6.13(a)(ii), the SPE Equity Owner has not and will not acquire or own any assets other than its equity interest in Borrower and personal property related thereto.

(iii)	With respect to Section 6.13(a)(viii), the SPE Equity Owner will not own any subsidiary or make any investment in any other Person, except for Borrower.

(iv)	With respect to Section 6.13(a)(x), the SPE Equity Owner has not and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) customary unsecured payables incurred in the ordinary course of owning Borrower provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of $10,000 and are paid within 60 days of the date incurred, and (B) in its capacity as general partner of Borrower (if applicable).

(v)	With respect to Section 6.13(a)(xiv), the SPE Equity Owner will not assume or guaranty the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person, except for in its capacity as general partner of Borrower (if applicable).

(c)	Effect of Transfer on Single Purpose Entity Requirements. Notwithstanding anything to the contrary in this Loan Agreement, no Transfer will be permitted under Article VII unless the provisions of this Section 6.13 are satisfied at all times.

Multifamily Loan and Security Agreement – Seniors Housing	Page 53

6.14	Repairs and Capital Replacements.

(a)	Completion of Repairs. Borrower will commence any Repairs as soon as practicable after the date of this Loan Agreement and will diligently proceed with and complete such Repairs on or before the Completion Date. All Repairs and Capital Replacements will be completed in a good and workmanlike manner, with suitable materials, and in accordance with good building practices and all applicable laws, ordinances, rules, regulations, building setback lines and restrictions applicable to the Mortgaged Property. Borrower agrees to cause the replacement of any material or work that is defective, unworkmanlike or that does not comply with the requirements of this Loan Agreement, as determined by Lender.

(b)	Purchases. Without the prior written consent of Lender, no materials, machinery, equipment, fixtures or any other part of the Repairs or Capital Replacements will be purchased or installed under conditional sale contracts or lease agreements, or any other arrangement wherein title to such Repairs or Capital Replacements is retained or subjected to a purchase money security interest, or the right is reserved or accrues to anyone to remove or repossess any such Repairs or Capital Replacements, or to consider them as personal property.

(c)	Lien Protection. Borrower will promptly pay or cause to be paid, when due, all costs, charges and expenses incurred in connection with the construction and completion of the Repairs or Capital Replacements, and will keep the Mortgaged Property free and clear of any and all Liens other than the Lien of the Security Instrument and any other Lien to which Lender has consented.

(d)	Adverse Claims. Borrower will promptly advise Lender in writing of any litigation, Liens or claims affecting the Mortgaged Property and of all complaints and charges made by any Governmental Authority that may delay or adversely affect the Repairs or Capital Replacements.

6.15	Residential Leases Affecting the Mortgaged Property.

(a)	Borrower will, promptly upon Lender’s request, deliver to Lender an executed copy of each residential Lease then in effect.

(b)	All Leases for residential units will satisfy the following conditions:

(i)	They will be on forms that are customary for similar seniors housing facilities in the Property Jurisdiction.

(ii)	They will be for initial terms of at least 1 month and not more than 2 years (unless otherwise approved in writing by Lender).

(iii)	They will not include any Corporate Leases (unless otherwise approved in writing by Lender).

Multifamily Loan and Security Agreement – Seniors Housing	Page 54

(iv)	They will not include options to purchase.

(c)	If Borrower is a cooperative housing corporation or association, notwithstanding anything to the contrary contained in this Loan Agreement, so long as Borrower remains a cooperative housing corporation or association and is not in breach of any covenant of this Loan Agreement, Lender consents to each of the following:

(i)	The execution of Leases for terms in excess of 2 years to a tenant shareholder of Borrower, so long as such Leases, including proprietary Leases, are and will remain subordinate to the Lien of the Security Instrument.

(ii)	The surrender or termination of such Leases where the surrendered or terminated Lease is immediately replaced or where Borrower makes its best efforts to secure such immediate replacement by a newly-executed Lease of the same apartment to a tenant shareholder of Borrower. However, no consent is given by Lender to any execution, surrender, termination or assignment of a Lease under terms that would waive or reduce the obligation of the resulting tenant shareholder under such Lease to pay cooperative assessments in full when due or the obligation of the former tenant shareholder to pay any unpaid portion of such assessments.

(d)	Reserved.

6.16	Litigation; Government Proceedings. Borrower will give prompt Notice to Lender of any litigation or governmental proceedings pending or, to the best of Borrower’s knowledge, threatened in writing against Borrower, any Borrower Principal, the Facility Operator, or Property Manager which might have a Material Adverse Effect. As and when requested by Lender, Borrower will provide Lender with written updates on the status of all litigation proceedings affecting Borrower, any Borrower Principal, the Facility Operator or Property Manager.

6.17	Further Assurances and Estoppel Certificates; Lender’s Expenses. Within 10 days after a request from Lender, in Lender’s Discretion, Borrower will take each of the following actions:

(a)

Deliver to Lender a written statement, signed and acknowledged by Borrower, certifying to Lender or any Person designated by Lender, as of the date of such statement: (i) that the Loan Documents are unmodified and in full force and effect (or, if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications), (ii) the unpaid principal balance of the Note, (iii) the date to which interest under the Note has been paid, (iv) that Borrower is not in default in paying the Indebtedness or in performing or observing any of the covenants or agreements contained in this Loan Agreement or any of the other Loan Documents (or, if Borrower is in default, describing such default in reasonable detail), (v) whether there are any

Multifamily Loan and Security Agreement – Seniors Housing	Page 55

then-existing setoffs or defenses known to Borrower against the enforcement of any right or remedy of Lender under the Loan Documents, and (vi) any additional facts requested by Lender.

(b)	Execute, acknowledge and/or deliver, at its sole cost and expense, all further acts, deeds, conveyances, assignments, estoppel certificates, financing statements or amendments, transfers and assurances as Lender may require from time to time in order to better assure, grant and convey to Lender the rights intended to be granted, now or in the future, to Lender under this Loan Agreement and the Loan Documents or in connection with Lender’s consent rights under Article VII.

Borrower acknowledges and agrees that, in connection with each request by Borrower under this Loan Agreement or any Loan Document, Borrower will pay all reasonable Attorneys’ Fees and Costs and expenses incurred by Lender and Loan Servicer, including any fees charged by the Rating Agencies, if applicable, regardless of whether the matter is approved, denied or withdrawn. Any amounts payable by Borrower under this Loan Agreement will be deemed a part of the Indebtedness, will be secured by the Security Instrument and will bear interest at the Default Rate if not fully paid within 10 days of written demand for payment.

6.18	Cap Collateral. Reserved.

6.19	Ground Lease. Reserved.

6.20	ERISA Requirements.

(a)	Borrower will not engage in any transaction which would cause an obligation, or action taken or to be taken under this Loan Agreement (or the exercise by Lender of any of its rights under the Note, this Loan Agreement or any of the other Loan Documents) to be a non-exempt prohibited transaction under ERISA or Section 4975 of the Tax Code.

(b)	Borrower will deliver to Lender such certifications or other evidence from time to time throughout the term of this Loan Agreement, as requested by Lender in Lender’s Discretion, confirming each of the following:

(i)	Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a “plan” to which Section 4975 of the Tax Code applies, or an entity whose underlying assets constitute “plan assets” of one or more of such plans.

(ii)	Borrower is not a “governmental plan” within the meaning of Section 3(32) of ERISA.

(iii)	Borrower is not subject to state statutes regulating investments or fiduciary obligations with respect to governmental plans.

Multifamily Loan and Security Agreement – Seniors Housing	Page 56

(iv)	One or more of the following circumstances is true:

(A)	Equity interests in Borrower are publicly offered securities within the meaning of 29 C.F.R. Section 2510.3-101(b)(2), as amended from time to time or any successor provision.

(B)	Less than 25% of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of Section 3(42) of ERISA, as amended from time to time or any successor provision.

(C)	Borrower qualifies as either an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e), as either may be amended from time to time or any successor provisions, or is an investment company registered under the Investment Company Act of 1940.

6.21	Operation of the Facility.

(a)	Without limiting the generality of Section 6.03, Borrower will, or will cause any Facility Operator to, operate the Facility for its Intended Use and will, or will cause any Facility Operator to, provide, to Lender’s reasonable satisfaction, all of the facilities, services, staff, equipment and supplies required or normally associated with a typical high quality property devoted to the Intended Use.

(b)	Borrower will, or will cause any Facility Operator to, operate the Facility in a manner such that all applicable Licenses now or hereafter in effect will remain in full force and effect. Borrower will not, and will not allow any Facility Operator to: (i) transfer any License (or any rights thereunder) to any location other than the Facility, (ii) pledge any License (or any rights thereunder) as collateral security for any other loan or indebtedness, (iii) terminate any License or permit any License not to be renewed or reissued as applicable, (iv) rescind, withdraw, revoke, amend, supplement, modify or otherwise alter the nature, tenor or scope of any License, or (v) permit any License to become the subject of any Downgrade, revocation, suspension, restriction, condition or probation (including any restriction on new admissions or residents).

(c)	Borrower will, or as applicable, Borrower will cause any Facility Operator to, maintain and implement all compliance and procedures policies as may be required by any applicable Healthcare Laws or Governmental Authority. Upon request by Lender, Borrower will provide Lender with copies of Borrower’s, and if applicable, each Facility Operator’s, compliance manuals which evidence such compliance.

Multifamily Loan and Security Agreement – Seniors Housing	Page 57

6.22	Facility Reporting.

(a)	Borrower will, or will cause any Facility Operator to, furnish to Lender, within 10 days after receipt by Borrower or any Facility Operator, any and all written notices from any Governmental Authority that: (i) any License is being Downgraded, revoked, terminated, suspended, restricted or conditioned or may not be renewed or reissued or that action is pending or being considered to Downgrade, revoke, terminate, suspend, restrict or condition (or not renew or reissue) any such License, (ii) any violation, fine, finding, investigation or corrective action concerning any License is pending or being considered, rendered or adopted, or (iii) any Healthcare Law or any health or safety code or building code violation or other deficiency at the Mortgaged Property has been identified, but in each case only if the subject matter of such written notice (A) could materially impact the operation or value of the Facility, or (B) requires additional formal or informal action by Borrower or Facility Operator that is more than development or implementation of a routine plan of correction, including participation in hearings concerning continued licensing or Medicare or Medicaid participation, entering into consent orders affecting licensing affecting the Facility, or engaging in oversight management.

(b)	Borrower will, or will cause any Facility Operator to, furnish to Lender, within 10 days after receipt by Borrower or any Facility Operator, a copy of any survey, report or statement of deficiencies by any Governmental Authority, but only if the subject matter of such survey, report or statement of deficiencies (i) could materially impact the operation or value of the Facility, or (ii) requires additional formal or informal action by Borrower or Facility Operator that is more than development or implementation of a routine plan of correction, including participation in hearings concerning continued licensing or Medicare or Medicaid participation, entering into consent orders affecting licensing affecting the Facility, or engaging in oversight management. Within the time period specified by the Governmental Authority for furnishing a plan of correction, Borrower, or if applicable, a Facility Operator, will do so and will furnish or will cause to be furnished to Lender a copy of the plan of correction concurrently therewith. Borrower will correct or will cause to be corrected in a timely manner (and in all events by the date required by the Governmental Authority) any deficiency if the failure to do so could cause any License to be Downgraded, revoked, suspended, restricted, conditioned or not renewed or reissued.

(c)	Upon Lender’s request and subject to Privacy Laws, Borrower will, or will cause the Facility Operator to, furnish to Lender true and correct rent rolls and copies of all Leases.

(d)

Borrower will provide Lender with a copy of any License issued or renewed in the future by a Governmental Authority within 30 days after its issuance or renewal. To the extent that any such License is assignable, Borrower will assign it to Lender as additional security for the Indebtedness, using a form of assignment

Multifamily Loan and Security Agreement – Seniors Housing	Page 58

acceptable to Lender in its discretion. If any License is issued to a Facility Operator, to the extent such License is assignable, Borrower will cause such operator or management agent to assign the License to Lender as additional security for the Indebtedness, using a form of assignment acceptable to Lender in its discretion.

(e)	Subject to Privacy Laws, Borrower will furnish, and will cause any Facility Operator to furnish, to Lender at Borrower’s expense all evidence, which Lender may from time to time reasonably request as to the continuing accuracy and validity of all representations and warranties made by Borrower in the Loan Documents and the continuing compliance with and satisfaction of all covenants and conditions contained in the Loan Documents.

6.23	Covenants Regarding Material Contracts.

(a)	Borrower will not, and will not permit any Facility Operator to, enter into any Material Contract, unless that Material Contract provides that it is terminable upon not more than 30 days notice by Borrower, or if Borrower is not a party to the Material Contract, the Facility Operator, and their respective successors and assigns, without the necessity of establishing cause and without payment of a penalty or termination fee or extra charge.

(b)	Borrower will (or if Borrower is not a party thereto, will cause a Facility Operator to) fully perform all of its obligations under each Contract, and Borrower will not (and Borrower will not permit a Facility Operator to) enter into, terminate or amend, modify, assign or otherwise encumber its interest in any Material Contract without the prior written approval of Lender. If Borrower or a Facility Operator enters into any Material Contract in the future (with Lender’s consent thereto), Borrower will (or will cause the operator to), simultaneously with entering into the Material Contract, if requested by Lender (i) assign its rights under and interest in the Material Contract to Lender as additional security for the Indebtedness, and (ii) obtain and provide to Lender a consent to that assignment by the other party(ies) to the Material Contract. Both the assignment and the consent must be in a form acceptable to Lender in its discretion.

6.24	Pledge of Receivables. Borrower will not, and will not allow any Facility Operator to, pledge any receivables arising from the operation of the Facility (or any Leases or Contracts under which such receivables arise) as collateral security for any other loan or indebtedness.

6.25

Property Manager and Operator of the Facility. Borrower will not surrender, terminate, cancel, modify, renew or extend its property management agreement or any operating lease; permit the change of the Property Manager or any Facility Operator; enter into any other agreement relating to the management or operation of the Facility with Property Manager, the Facility Operator, or any other Person; or consent to the assignment by the Property Manager or Facility Operator of its interest under such

Multifamily Loan and Security Agreement – Seniors Housing	Page 59

property management agreement, operating lease or similar agreement, as applicable, in each case without the prior written approval of Lender, and in each such instance the approval by Lender of the property management agreement and/or operating lease (or similar) agreement, as applicable. If at any time Lender consents to the appointment of a new Property Manager or Facility Operator, such new Property Manager or Facility Operator and Borrower (or if Borrower is not a party thereto, a Facility Operator) will, as a condition of Lender’s consent, execute an Assignment of Management Agreement or assignment of operating agreement, as the case may be, in a form acceptable to Lender in its discretion. If any such replacement Property Manager or Facility Operator is an Affiliate of Borrower, and if a nonconsolidation opinion was delivered at the origination of the Loan, Borrower will deliver to Lender an updated nonconsolidation opinion in form and substance satisfactory to Lender with regard to nonconsolidation. Without limiting the foregoing, Borrower will not, and will not permit any Facility Operator to, enter into any New Non-Residential Lease, enter into any Modified Non-Residential Lease or terminate any Non-Residential Lease, or enter into, terminate, extend or amend any Contract to lease, manage or operate the Facility without in each instance Lender providing its prior written consent thereto, which may be conditioned upon Lender receiving an assignment thereof in a form acceptable to Lender.

6.26	Residential Leases and Agreements.

(a)	The form of residential Lease, occupancy agreement, and/or residential care agreement (“Residential Leases and Agreements”) or similar resident agreement approved by Lender prior to the date of this Loan Agreement with respect to the Facility will not be revised in any material respect (except as may be required by applicable Healthcare Laws) without Lender’s prior written consent. All Residential Leases and Agreements entered into after the date of this Loan Agreement will be on forms approved by Lender.

(b)	Borrower or any Facility Operator will maintain all deposits by all residents of the Facility in accordance with all applicable laws and regulations pertaining thereto, and in accordance with the terms of each such resident’s Residential Lease and Agreement, and otherwise in accordance with the other provisions of this Loan Agreement and the other Loan Documents.

6.27	Performance Under Leases. Borrower or a Facility Operator, as applicable, will timely perform all of the obligations of such party under all Leases of the Facility or any Mortgaged Property.

6.28	Governmental Payor Programs.

(a)

No more than 5% of the total number of beds at the Facility may be allocated to residents who participate in a Governmental Payor Program. For purposes of determining whether the foregoing percentage has been exceeded, Lender will not include any then-current resident who was originally admitted to the Facility as a private pay resident, and who had at the time of admission neither been a

Multifamily Loan and Security Agreement – Seniors Housing	Page 60

participant in, nor been eligible for, any Governmental Payor Program, but became eligible for, and a participant in, a Governmental Payor Program subsequent to such resident’s admission to the Facility.

(b)	If Borrower violates the covenant in Section 6.28(a), then Borrower must immediately fund a transition reserve with cash in an amount equal to the aggregate of 6 months of principal and interest payments due under the terms of the Note for the next 6 months. If the Note provides for interest to accrue at a floating or variable interest rate (other than during the “Extension Period,” as defined in the Note, if applicable), then Lender will estimate the amount of the interest due during such 6-month period. Borrower must also enter into a transition reserve agreement acceptable to Lender in form and content.

(c)	Borrower will furnish to Lender, within 10 days after receipt by Borrower, any Facility Operator or any Property Manager, any and all notices from any Governmental Authority which state that the Governmental Payor Program certification of the Facility is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade any such certification.

(d)	Borrower will furnish to Lender, within 10 days after receipt by Borrower, any Facility Operator or any Property Manager, a copy of any survey, report or statement of deficiencies by any Governmental Authority administering Governmental Payor Program funds or programs. Within the time period specified by any such Governmental Authority for furnishing a plan of correction, Borrower will furnish to Lender a copy of the plan of correction. By the date required for cure by the Governmental Authority, Borrower will correct or will cause to be corrected any deficiency the curing of which is a condition of continued eligibility for Governmental Payor Program payment or reimbursement, including full participation in the Governmental Payor Program for existing residents and for new residents to be admitted with Governmental Payor Program coverage.

(e)	Other than in the normal course of business, Borrower will not, and will not permit any Facility Operator or any Property Manager to, change the terms of any of the Governmental Payor Program or its normal billing payment and reimbursement policies and procedures with respect to such Governmental Payor Program (including the amount and timing of finance charges, fees and write-offs).

(f)

All Governmental Payor Program cost reports and financial reports submitted by Borrower, any Facility Operator, or any Property Manager for the Facility will be materially accurate and complete and will not be misleading in any material respects. Within 10 days of the required filing of cost reports of the Facility with the Governmental Payor Program agency or the date of actual filing of such cost report of the Facility with such agency, whichever is earlier, Borrower will

Multifamily Loan and Security Agreement – Seniors Housing	Page 61

provide Lender with a complete and accurate copy of the annual Governmental Payor Program cost report of the Facility, which will be prepared by an independent certified public accountant or by an experienced cost report preparer acceptable to Lender, and will promptly furnish Lender any amendments filed with respect to such reports and all responses, audit reports or inquiries with respect to such reports.

(g)	Borrower will permit and will cause any Property Manager or any Facility Operator to permit representatives appointed by Lender, including independent accountants, agents, attorneys, appraisers and any other persons, to visit and inspect any of the Facility during its normal business hours and at any other reasonable times, and to take photographs of the Facility, and to write down and record any information such representatives obtain, and will permit Lender or its representatives to investigate and verify the accuracy of the information furnished to Lender under or in connection with this Loan Agreement or any of the other Loan Documents and to discuss all such matters with its officers, employees and representatives.

(h)	Borrower will furnish and will cause any management agent for the Facility or any Facility Operator to furnish to Lender, at Borrower’s expense, all evidence which Lender may from time to time reasonably request as to the accuracy and validity of or compliance with all representations and warranties made by Borrower in the Loan Documents and satisfaction of all conditions contained in the Loan Documents.

(i)	Any inspection or audit of the Facility or the books and records of Borrower, any Property Manager or any Facility Operator, or the procuring of documents and financial and other information, by or on behalf of Lender, will be for Lender’s protection only, and will not constitute any assumption of responsibility or liability by Lender to Borrower, any Property Manager or any Facility Operator or anyone else with regard to the condition, construction, maintenance or operation of the Facility. Lender’s approval of any certification given to Lender will not relieve Borrower, Property Manager, or a Facility Operator of any of their respective obligations.

(j)	Within 120 days after the end of each fiscal quarter of Borrower, Borrower will deliver or cause Property Manager or the Facility Operator to deliver to Lender information in sufficient detail, as determined by Lender, to show by patient mix (i.e., private and Governmental Payor Program, if applicable) the average monthly census of the Facility, occupancy rates and the amount of income attributed to reimbursements or payments from a Governmental Payor Program.

(k)	After an Event of Default, Lender is authorized to give notice to all third party payors at Lender’s option, instructing them to pay all third party payments, including Medicare, Medicaid or TRICARE, which would be otherwise paid to Borrower or to a Facility Operator to Lender, to the extent permitted by law.

Multifamily Loan and Security Agreement – Seniors Housing	Page 62

(l)	Borrower will not and will not permit any breach or violation by any Person of any Healthcare Laws pertaining to the Facility or the operation of the Facility, including any Healthcare Laws pertaining to billing for goods or services by Borrower or any Facility Operator. Borrower will not and will not permit any circumstance to occur which would (i) cause Borrower, a Facility Operator or the Facility to be disqualified for participation in any Governmental Payor Program or (ii) cause the non-renewal or termination of Borrower, a Facility Operator or the Facility’s participation in any such program, as applicable.

6.29	Additional Covenants Regarding Operator. Reserved.

6.30	Trade Name. Not applicable.

6.31	through 6.52 are Reserved.

6.53	Economic Sanctions Laws.

(a)	Borrower, each Borrower Principal and each Non-U.S. Equity Holder will at all times comply with the Economic Sanctions Laws.

(b)	Borrower and each Borrower Principal will have in place practices and procedures to ensure, and will ensure, that no Person who is listed on any Prohibited Parties List is admitted into the ownership or management of Borrower or any Borrower Principal.

6.54	through 6.58 are Reserved.

6.59	Third-Party Payor Programs and Private Commercial Insurance Managed Care and Employee Assistance Programs. All private insurance cost reports and related financial reports submitted by Borrower, any Facility Operator, or any Property Manager for the Facility will be materially accurate and complete and will not be misleading in any material respects.

ARTICLE VII	TRANSFERS OF THE MORTGAGED PROPERTY OR INTERESTS IN BORROWER.

Upon the occurrence of a Transfer prohibited by or requiring Lender’s approval (if applicable) under this Article VII, Lender may, in Lender’s Discretion, by Notice to Borrower and the proposed transferee(s), modify or render void, any or all of the negotiated modifications to the Loan Documents (and/or deferral of deposits to Reserve Funds) as a condition to Lender’s consent to the proposed Transfer.

7.01	Permitted Transfers. The occurrence of any of the following Transfers will not constitute an Event of Default under this Loan Agreement:

(a)	A Transfer to which Lender has consented.

Multifamily Loan and Security Agreement – Seniors Housing	Page 63

(b)	A Transfer that is not a prohibited Transfer pursuant to Section 7.02.

(c)	A Transfer that is conditionally permitted pursuant to Section 7.03 upon the satisfaction of all applicable conditions.

(d)	The grant of a leasehold interest in an individual dwelling unit for a term of 2 years or less (or longer if approved by Lender in writing) not containing an option to purchase.

(e)	Entering into any New Non-Residential Lease, or modifying or terminating any Non-Residential Lease, in each case in compliance with Section 6.04.

(f)	A Condemnation with respect to which the Borrower satisfies the requirements of Section 6.11.

(g)	A Transfer of obsolete or worn out Personalty or Fixtures that are contemporaneously replaced by items of equal or better function and quality, which are free of Liens, encumbrances and security interests other than those created by the Loan Documents or consented to by Lender.

(h)	The creation of a mechanic’s, materialmen’s, or judgment Lien against the Mortgaged Property, which is released of record, bonded, or otherwise remedied to Lender’s satisfaction within 60 days of the date of creation, or is being contested as otherwise provided in this Loan Agreement; provided, however, if Borrower is diligently prosecuting such release or other remedy and advises Lender that such release or remedy cannot be consummated within such 60-day period, Borrower will have an additional period of time (not exceeding 120 days from the date of creation or such earlier time as may be required by applicable law in which the lienor must act to enforce the Lien) within which to obtain such release of record or consummate such other remedy.

(i)	If Borrower is a housing cooperative corporation or association, the Transfer of the shares in the housing cooperative or the assignment of the occupancy agreements or Leases relating thereto to tenant shareholders of the housing cooperative or association.

(j)	A Supplemental Instrument that complies with Section 11.11 (if applicable) or Defeasance that complies with Section 11.12 (if applicable).

(k)	Reserved.

(l)	Reserved

Multifamily Loan and Security Agreement – Seniors Housing	Page 64

7.02	Prohibited Transfers. The occurrence of any of the following Transfers will constitute an Event of Default under this Loan Agreement:

(a)	A Transfer of all or any part of the Mortgaged Property or any interest in the Mortgaged Property, including the grant, creation or existence of any Lien on the Mortgaged Property, whether voluntary, involuntary or by operation of law, and whether or not such Lien has priority over the Lien of the Security Instrument, other than the Lien of the Security Instrument or, if this Loan Agreement is entered into in connection with a Supplemental Loan, the Lien of the Senior Instrument, or any other Lien to which Lender has consented.

(b)	A Transfer or series of Transfers of any legal or equitable interest of any Guarantor which owns a direct or indirect interest in Borrower that result(s) in such Guarantor no longer owning any direct or indirect interest in Borrower.

(c)	A Transfer or series of Transfers of any legal or equitable interest since the Closing Date that result(s) in a change of more than 50% of the ownership interests (or beneficial interests, if the applicable entity is a trust) in Borrower or any Designated Entity for Transfers.

(d)	A Transfer of any general partnership interest in a partnership, or any manager interest (whether a member manager or nonmember manager) in a limited liability company, or a change in the trustee of a trust other than as permitted in Section 7.04, if such partnership, limited liability company, or trust, as applicable, is Borrower or a Designated Entity for Transfers. However, up to 50% of the general partnership interests in a partnership Borrower or Designated Entity for Transfers, or the manager interests in a limited liability company Borrower or Designated Entity for Transfers, which interests exist on the Closing Date, may be converted to limited partnership interests or non-managing membership interests, as applicable, and then transferred, subject to the provisions of this Loan Agreement.

(e)	If Borrower or any Designated Entity for Transfers is a corporation whose outstanding voting stock is held by 100 or more shareholders, one or more Transfers by a single transferor within a 12-month period affecting an aggregate of 10% or more of that stock.

(f)	The grant, creation or existence of any Lien, whether voluntary, involuntary or by operation of law, and whether or not such Lien has priority over the Lien of the Security Instrument, on any ownership interest in Borrower or any Designated Entity for Transfers, if the foreclosure of such Lien would result in a Transfer prohibited under Sections 7.02(b), (c), (d), or (e).

(g)	If Borrower is a trust (i) the termination or revocation of the trust, or (ii) the removal, appointment or substitution of a trustee of the trust.

Multifamily Loan and Security Agreement – Seniors Housing	Page 65

(h)	Reserved.

(i)	Reserved.

(j)	Reserved.

7.03	Conditionally Permitted Transfers. The occurrence of any of the following Transfers will not constitute a prohibited Transfer under Section 7.02, provided that Borrower has complied with all applicable specified conditions in this Section.

(a)	Transfer by Devise, Descent or Operation of Law. Upon the death of a natural person, a Transfer which occurs by devise, descent, or by operation of law to one or more Immediate Family Members of such natural person or to a trust or family conservatorship established for the benefit of such Immediate Family Members (each a “Beneficiary”), provided that each of the following conditions is satisfied:

(i)	The Property Manager or Facility Operator, as applicable, continues to be responsible for the management of the Mortgaged Property, and such Transfer will not result in a change in the day-to-day operations of the Mortgaged Property.

(ii)	Lender receives confirmation acceptable to Lender, in Lender’s Discretion, that Borrower continues to satisfy the requirements of Section 6.13.

(iii)	Each Guarantor executes such documents and agreements as Lender requires in Lender’s Discretion to evidence and effect the ratification of each Guaranty, or in the event of the death of any Guarantor, Borrower causes one of the following to occur:

(A)	One or more Persons acceptable to Lender, in Lender’s Discretion, execute(s) and deliver(s) to Lender a guaranty in a form acceptable to Lender and in substantially the same form as the Guaranty executed on the Closing Date, without any cost or expense to Lender.

(B)	The estate of the deceased Guarantor immediately ratifies the Guaranty in writing, and within 6 months after the date of the death of the deceased Guarantor one or more Persons, acceptable to Lender in Lender’s Discretion, execute(s) and deliver(s) to Lender a guaranty in a form acceptable to Lender and in substantially the same form as the Guaranty executed on the Closing Date, without any cost or expense to Lender.

(iv)	Borrower gives Lender Notice of such Transfer together with copies of all documents effecting such Transfer not more than 30 calendar days after

Multifamily Loan and Security Agreement – Seniors Housing	Page 66

the date of such Transfer, and contemporaneously with the Notice, takes each of the following additional actions:

(A)	Borrower reaffirms the representations and warranties under Article V.

(B)	Borrower satisfies Lender, in Lender’s Discretion, that the Beneficiary’s organization, credit and experience in the management of similar properties are appropriate to the overall structure and documentation of the existing financing.

(v)	Borrower or Beneficiary causes to be delivered to Lender such legal opinions as Lender deems necessary, in Lender’s Discretion, including a nonconsolidation opinion (if a nonconsolidation opinion was delivered on the Closing Date and if required by Lender), an opinion that the ratification of the Loan Documents and Guaranty (if applicable) have been duly authorized, executed, and delivered and that the ratification documents and Guaranty (if applicable) are enforceable as the obligations of Borrower, Beneficiary or Guarantor, as applicable.

(vi)	Borrower (A) pays the Transfer Processing Fee to Lender, and (B) pays or reimburses Lender, upon demand, for all costs and expenses including all Attorneys’ Fees and Costs, incurred by Lender in connection with such Transfer; provided, however, that Lender will not be entitled to collect a Transfer Fee.

(b)	Easement, Restrictive Covenant or Other Encumbrance. The grant of an easement, restrictive covenant or other encumbrance, provided that each of the following conditions is satisfied:

(i)	Borrower provides Lender with at least 30 days prior Notice of the proposed grant.

(ii)	Prior to the grant, Lender determines, in Lender’s Discretion, that the easement, restrictive covenant or other encumbrance will not materially affect the operation or value of the Mortgaged Property or Lender’s interest in the Mortgaged Property.

(iii)	Borrower pays or reimburses Lender, upon demand, for all costs and expenses, including all Attorneys’ Fees and Costs, incurred by Lender in connection with reviewing Borrower’s request for Lender’s review of such grant of easement, restrictive covenant or other encumbrance; provided, however, that Lender will not be entitled to collect a Transfer Fee.

(iv)	If the Note is held by a REMIC trust, Lender may require an opinion of counsel which meets each of the following requirements:

(A)	The counsel providing the opinion is acceptable to Lender.

Multifamily Loan and Security Agreement – Seniors Housing	Page 67

(B)	The opinion is addressed to Lender.

(C)	The opinion is paid for by Borrower.

(D)	The opinion is in form and substance satisfactory to Lender in its sole and absolute discretion.

(E)	The opinion confirms each of the following:

(1)	The grant of such easement has been effected in accordance with the requirements of Treasury Regulation Section 1.860G-2(a)(8) (as such regulation may be modified, amended or replaced from time to time).

(2)	The qualification and status of the REMIC trust as a REMIC will not be adversely affected or impaired as a result of such grant.

(3)	That there will be no imposition of a tax under applicable REMIC provisions as a result of such grant..

(c)	Publicly-Held Fund or Publicly-Held Real Estate Investment Trust. If a Designated Entity for Transfers is a publicly-held fund or a publicly-held real estate investment trust, either of the following:

(i)	The public issuance of common stock, convertible debt, equity or other similar securities (“Public Fund/REIT Securities”) and the subsequent Transfer of such Public Fund/REIT Securities.

(ii)	The acquisition by a single Public Fund/REIT Securities holder of an ownership percentage of 10% or more in the Designated Entity for Transfers, if within 30 days following the acquisition, Borrower does each of the following:

(A)	Provides notice to Lender of that acquisition.

(B)	Complies with each of the following conditions:

(1)	Borrower delivers to Lender searches confirming that no Person with a collective equity interest (whether direct or indirect) of 25% or more in Borrower is on any Prohibited Parties List.

Multifamily Loan and Security Agreement – Seniors Housing	Page 68

(2)	Borrower either (a) certifies in writing to Lender that there are no Non-U.S. Equity Holders, or (b) delivers to Lender searches confirming that no Non-U.S. Equity Holder is on any Prohibited Parties List.

(d)	Transaction Specific Transfers.

(i)	through (v) are reserved.

(vi)	Limited Partner or Non-Managing Member Transfer. A Transfer that results in the cumulative Transfer of more than 50% and up to 100% of the non-managing membership interests in or the limited partnership interests in Borrower or any Designated Entity for Transfer (“Investor Interests”) to third party transferees (“Investor Interest Transfer”), provided that each of the following conditions is satisfied:

(A)	Borrower provides Lender with at least 30 days prior Notice of the proposed Investor Interest Transfer.

(B)	At the time of the proposed Investor Interest Transfer, no Event of Default has occurred and is continuing and no event or condition has occurred and is continuing that, with the giving of Notice or the passage of time, or both, would become an Event of Default.

(C)	Following the Investor Interest Transfer, Control and management of the day-to-day operations of Borrower continue to be held by the Person exercising such Control and management immediately prior to the Investor Interest Transfer and there is no change in the Guarantor, if applicable.

(D)	The Investor Interest Transfer does not result in a Transfer of the type described in Section 7.02(b).

(E)	At any time that one Person acquires 25% or more of the aggregate of direct or indirect Investor Interests as a result of the Investor Interest Transfer, Borrower must meet the following additional requirements:

(1)	Borrower pays to Lender the Transfer Processing Fee at the time the Borrower provides Lender with the Notice set forth in Section 7.03(d)(vi)(A).

(2)	Borrower pays or reimburses Lender, upon demand, for all costs and expenses, including all Attorneys’ Fees and Costs, incurred by Lender in connection with the Investor Interest Transfer.

Multifamily Loan and Security Agreement – Seniors Housing	Page 69

(3)	Lender receives confirmation acceptable to Lender that (X) the requirements of Section 6.13 continue to be satisfied, and (Y) the term of existence of the holder of 25% or more of the Investor Interests after the Investor Interest Transfer (exclusive of any unexercised extension options or rights) does not expire prior to the Maturity Date.

(4)	Lender receives organizational charts reflecting the structure of Borrower prior to and after the Investor Interest Transfer and copies of the then-current organizational documents of Borrower and the entity in which Investor Interests were transferred, if different from Borrower, including any amendments.

(5)	Each transferee with an interest of 25% or more delivers to Lender a certification that each of the following is true:

(X)	He/she/it has not been convicted of fraud or a crime involving moral turpitude (or if an entity, then no principal of such entity has been convicted of fraud or a crime involving moral turpitude).

(Y)	He/she/it has not been involved in a bankruptcy or reorganization within the ten years preceding the date of the Investor Interest Transfer.

(6)	Borrower delivers to Lender searches confirming that no Person with a collective equity interest (whether direct or indirect) in Borrower of 25% or more is on any Prohibited Parties List.

(7)	If a nonconsolidation opinion was delivered on the Closing Date and if, after giving effect to the Investor Interest Transfer and all prior Transfers, 50% or more in the aggregate of direct or indirect interests in Borrower are owned by any Person and its Affiliates that owned less than a 50% direct or indirect interest in Borrower as of the Closing Date, Borrower delivers to Lender an opinion of counsel for Borrower, in form and substance satisfactory to Lender, with regard to nonconsolidation.

(F)	Borrower either (1) certifies that there are no Non-US Equity Holders, or (2) delivers to Lender searches confirming that no Non-U.S. Equity Holder is on any Prohibited Parties List.

Multifamily Loan and Security Agreement – Seniors Housing	Page 70

(vii)	through (x) are reserved.

(e)	through (k) are reserved.

7.04	Preapproved Intrafamily Transfers. Not applicable.

7.05	Lender’s Consent to Prohibited Transfers.

(a)	Conditions for Lender’s Consent. With respect to a Transfer that would otherwise constitute an Event of Default under this Article VII, Lender will consent, without any adjustment to the rate at which the Indebtedness bears interest or to any other economic terms of the Indebtedness set forth in the Note, provided that, prior to such Transfer, each of the following requirements is satisfied:

(i)	Borrower has submitted to Lender all information required by Lender to make the determination required by this Section along with the Transfer Processing Fee.

(ii)	No Event of Default has occurred and is continuing and no event or condition has occurred and is continuing that, with the giving of Notice or the passage of time, or both, would become an Event of Default unless such Transfer would cure the Event of Default.

(iii)	Lender in Lender’s Discretion has determined that the transferee meets Lender’s eligibility, credit, management and other standards (including any standards with respect to previous relationships between Lender and the transferee).

(iv)	Lender in Lender’s Discretion has determined that the transferee’s organization, credit and experience in the ownership and management of similar senior housing facilities is adequate and appropriate to the overall structure and documentation of the Loan.

(v)	Lender in Lender’s Discretion has determined that the Mortgaged Property will be managed by a Property Manager meeting the requirements of Section 6.09(d), and, if applicable, an Operator whose organization, credit and experience in the operation of similar senior housing facilities is adequate and appropriate to the overall structure and documentation of the Loan. Any new or replacement Operator approved by Lender must either (A) assume the Loan Documents executed by the prior Operator, if applicable, or (B) execute Lender’s then-standard documents governing operators of senior housing facilities and transferee will execute any modifications to the Loan Documents required by Lender to document Operator’s role in the operation of the Facility and appropriately secure the Loan.

Multifamily Loan and Security Agreement – Seniors Housing	Page 71

(vi)	Lender in Lender’s Discretion has determined that the Mortgaged Property, at the time of the proposed Transfer, meets all of Lender’s standards as to its physical condition, occupancy, net operating income and the accumulation of reserves.

(vii)	Lender in Lender’s Discretion has determined that the transferee and any SPE Equity Owner of such transferee meet the requirements of Section 6.13.

(viii)	If any Supplemental Instrument is outstanding, Borrower has obtained the consent of each Supplemental Lender, if different from Lender.

(ix)	Borrower and Guarantor execute such additional documents as Lender may require to evidence the Transfer.

(x)	In the case of a Transfer of all or any part of the Mortgaged Property, each of the following conditions is satisfied:

(A)	The transferee executes Lender’s then-standard assumption agreement that, among other things, requires the transferee to perform all obligations of Borrower set forth in the Note, the Security Instrument, this Loan Agreement and any other Loan Document, and may require that the transferee comply with any provisions of this Loan Agreement or any other Loan Document which previously may have been waived or modified by Lender.

(B)	If Lender requires, the transferee causes one or more Persons acceptable to Lender, in Lender’s Discretion, to execute and deliver to Lender a Guaranty in a form acceptable to Lender.

(C)	The transferee executes such additional documentation (including filing financing statements, as applicable) as Lender may require.

(xi)	In the case of a Transfer of any interest in Borrower or a Designated Entity for Transfers, if a Guarantor requests that Lender release the Guarantor from its obligations under a Guaranty executed and delivered in connection with the Note, this Loan Agreement or any of the other Loan Documents, then Borrower causes one or more Persons acceptable to Lender, in Lender’s Discretion, to execute and deliver to Lender a Guaranty in a form acceptable to Lender.

(xii)	Lender has received such legal opinions as Lender deems necessary, including a nonconsolidation opinion (if a nonconsolidation opinion was delivered on the Closing Date and if required by Lender), an opinion that the assignment and assumption of the Loan Documents has been duly authorized, executed, and delivered and that the assignment documents and the Loan Documents are enforceable as the obligations of Borrower, transferee and Guarantor, as applicable.

Multifamily Loan and Security Agreement – Seniors Housing	Page 72

(xiii)	Lender collects all costs, including the cost of all title searches, title insurance and recording costs, and all Attorneys’ Fees and Costs incurred in reviewing the Transfer request and any fees charged by the Rating Agencies, if applicable.

(xiv)	At the time of the Transfer, Borrower pays the Transfer Fee to Lender.

(xv)	The Transfer will not occur during any Extension Period, if applicable.

(xvi)	Reserved.

(b)	Continuing Liability of Borrower. If Borrower requests a release of its liability under the Loan Documents in connection with a Transfer of all of Borrower’s interest in the Mortgaged Property, and Lender approves the Transfer pursuant to Section 7.05(a), then one of the following will apply:

(i)	If Borrower delivers to Lender a current Site Assessment which (A) is dated within 90 days prior to the date of the proposed Transfer, and (B) evidences no presence of Hazardous Materials on the Mortgaged Property and no other Prohibited Activities or Conditions with respect to the Mortgaged Property (“Clean Site Assessment”), then Lender will release Borrower from all of Borrower’s obligations under the Loan Documents except for any liability under Section 6.12 or Section 10.02(b) with respect to any loss, liability, damage, claim, cost or expense which directly or indirectly arises from or relates to any Prohibited Activities or Conditions existing prior to the date of the Transfer.

(ii)	If Borrower does not deliver a Clean Site Assessment as described in Section 7.05(b)(i), then Lender will release Borrower from all of Borrower’s obligations under the Loan Documents except for liability under Section 6.12 or Section 10.02(b).

(c)	Continuing Liability of Guarantor. If Guarantor requests a release of its liability under the Guaranty in connection with a Transfer which is permitted, preapproved, or approved by Lender pursuant to this Article VII, and Borrower has provided a replacement Guarantor acceptable to Lender under the terms of Section 7.05(a)(ix)(B), then one of the following will apply:

(i)	If Borrower delivers to Lender a Clean Site Assessment, then Lender will release Guarantor from all of Guarantor’s obligations except Guarantor’s obligation to guaranty Borrower’s liability under Section 6.12 or Section 10.02(b) with respect to any loss, liability, damage, claim, cost or expense which directly or indirectly arises from or relates to any Prohibited Activities or Conditions existing prior to the date of the Transfer.

Multifamily Loan and Security Agreement – Seniors Housing	Page 73

(ii)	If Borrower does not deliver a Clean Site Assessment as described in Section 7.05(b)(i), then Lender will release Guarantor from all of Guarantor’s obligations except for Guarantor’s obligation to guaranty Borrower’s liability under Section 6.12 or Section 10.02(b).

7.06	SPE Equity Owner Requirement Following Transfer. Following any Transfer pursuant to this Article VII, Borrower must satisfy the applicable conditions regarding an SPE Equity Owner set forth in Section 6.13(a)(xxvi) of this Loan Agreement.

7.07	Additional Transfer Requirements - External Cap Agreement.

(a)	Continuation of Cap Agreement. If a Transfer of all or part of the Mortgaged Property permitted by this Loan Agreement occurs, Borrower will ensure that any third-party Cap Agreement is transferred to the applicable transferee or, if the Cap Agreement is not transferable, Borrower will replace the third-party Cap Agreement in accordance with Lender’s then-current requirements.

(b)	Establishment or Modification of Rate Cap Agreement Reserve Fund.

(i)	If the third-party Cap Agreement which will be in place immediately following the Transfer is scheduled to expire prior to the Maturity Date, Lender may require Borrower to establish a Rate Cap Agreement Reserve Fund.

(ii)	If Borrower has previously established a Rate Cap Agreement Reserve Fund, then Lender will determine whether the balance of any existing Rate Cap Agreement Reserve Fund is sufficient under then-current market conditions to purchase a Replacement Cap Agreement, and may then take any of the following actions:

(A)	Lender may require Borrower to make an additional deposit into the Rate Cap Agreement Reserve Fund.

(B)	If funding of the Rate Cap Agreement Reserve Fund has been deferred, Lender may require Borrower to begin making monthly deposits into the Rate Cap Agreement Reserve Fund.

(C)	Lender may require Borrower to increase the amount of monthly deposits to the Rate Cap Agreement Reserve Fund.

7.08	Reserved.

7.09	Reserved.

Multifamily Loan and Security Agreement – Seniors Housing	Page 74

ARTICLE VIII	SUBROGATION.

If, and to the extent that, the proceeds of the Loan, or subsequent advances under Section 9.02, are used to pay, satisfy or discharge a Prior Lien, such Loan proceeds or advances will be deemed to have been advanced by Lender at Borrower’s request, and Lender will automatically, and without further action on its part, be subrogated to the rights, including Lien priority, of the owner or holder of the obligation secured by the Prior Lien, whether or not the Prior Lien is released.

ARTICLE IX	EVENTS OF DEFAULT AND REMEDIES.

9.01	Events of Default. The occurrence of any one or more of the following will constitute an Event of Default under this Loan Agreement:

(a)	Borrower fails to pay or deposit when due any amount required by the Note, this Loan Agreement or any other Loan Document.

(b)	Borrower fails to maintain the Insurance coverage required by Section 6.10.

(c)	Borrower or any SPE Equity Owner fails to comply with the provisions of Section 6.13 or if any of the assumptions contained in any nonconsolidation opinions delivered to Lender at any time is or becomes untrue in any material respect.

(d)	Borrower or any SPE Equity Owner, any of its officers, directors, trustees, general partners or managers or any Guarantor commits fraud or a material misrepresentation or material omission in connection with: (i) the application for or creation of the Indebtedness, (ii) any financial statement, Rent Schedule, or other report or information provided to Lender during the term of the Indebtedness, or (iii) any request for Lender’s consent to any proposed action, including a request for disbursement of funds under this Loan Agreement.

(e)	Borrower fails to comply with the Condemnation provisions of Section 6.11.

(f)	A Transfer occurs that violates the provisions of Article VII, whether or not any actual impairment of Lender’s security results from such Transfer.

(g)	A forfeiture action or proceeding, whether civil or criminal, is commenced which could result in a forfeiture of the Mortgaged Property or otherwise materially impair the Lien created by the Security Instrument or Lender’s interest in the Mortgaged Property.

(h)

Borrower fails to perform any of its obligations under this Loan Agreement (other than those specified in Section 9.01), as and when required, which failure continues for a period of 30 days after Notice of such failure by Lender to Borrower. However, if Borrower’s failure to perform its obligations as described

Multifamily Loan and Security Agreement – Seniors Housing	Page 75

in this Section 9.01(h) is of the nature that it cannot be cured within the 30 day cure period after such Notice from Lender but reasonably could be cured within 90 days, then Borrower will have additional time as determined by Lender in Lender’s Discretion, not to exceed an additional 60 days, in which to cure such default, provided that Borrower has diligently commenced to cure such default during the initial 30 day cure period and diligently pursues the cure of such default. However, no such Notice or cure periods will apply in the case of any such failure which could, in Lender’s judgment, absent immediate exercise by Lender of a right or remedy under this Loan Agreement, result in harm to Lender, danger to tenants or third parties, or impairment of the Note, the Security Instrument or this Loan Agreement or any other security given under any other Loan Document.

(i)	Borrower fails to perform any of its obligations as and when required under any Loan Document other than this Loan Agreement which failure continues beyond the applicable cure period, if any, specified in that Loan Document.

(j)	The holder of any other debt instrument secured by a mortgage, deed of trust or deed to secure debt on the Mortgaged Property exercises any right to declare all amounts due under that debt instrument immediately due and payable.

(k)	Any of the following occurs:

(i)	Borrower or any SPE Equity Owner commences any case, Proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors (A) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debt, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets.

(ii)	Any party other than Lender commences any case, Proceeding, or other action of a nature referred to in Section 9.01(k)(i) against Borrower or any SPE Equity Owner which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) has not been dismissed, discharged or bonded for a period of 90 days.

(iii)	Any case, Proceeding or other action is commenced against Borrower or any SPE Equity Owner seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order by a court of competent jurisdiction for any such relief which is not vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof.

Multifamily Loan and Security Agreement – Seniors Housing	Page 76

(iv)	Borrower or any SPE Equity Owner takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 9.01(k)(i), (ii) or (iii).

(l)	Borrower or any SPE Equity Owner has made any representation or warranty in Article V or any other Section of this Loan Agreement that is false or misleading in any material respect.

(m)	If the Loan is secured by an interest under a Ground Lease, Borrower fails to comply with the provisions of Section 6.19.

(n)	If the Loan is a Supplemental Loan, any Event of Default occurs under (i) the Senior Note, the Senior Instrument or any other Senior Loan Document, or (ii) any loan document related to another loan in connection with the Mortgaged Property, regardless of whether Borrower has obtained Supplemental Lender’s approval of the placement of such Lien on the Mortgaged Property. In addition, if the Loan is a Supplemental Loan, as Borrower under both the Supplemental Instrument and the Senior Instrument, Borrower acknowledges and agrees that if there is an Event of Default under the Supplemental Note, the Supplemental Instrument or any other Supplemental Loan Document, such Event of Default will be an Event of Default under the terms of the Senior Instrument and will entitle Senior Lender to invoke any and all remedies permitted to Senior Lender by applicable law, the Senior Note, the Senior Instrument or any of the other Senior Loan Documents.

(o)	If the Mortgaged Property is subject to any covenants, conditions and/or restrictions, land use restriction agreements or similar agreements, Borrower fails to perform any of its obligations under any such agreement as and when required, and such failure continues beyond any applicable cure period.

(p)	A Guarantor files for bankruptcy protection under the Bankruptcy Code or a Guarantor voluntarily becomes subject to any reorganization, receivership, insolvency proceeding or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights, or any creditor (other than Lender) of a Guarantor commences any involuntary case against a Guarantor pursuant to the Bankruptcy Code or other federal or state law affecting debtor and creditor rights, unless each of the following conditions is satisfied:

(i)	Borrower or Guarantor provides Notice of such action to Lender within 30 days after the filing of such action.

(ii)

Either (A) the case is dismissed or discharged within 90 days after filing, or (B) within 90 days following the date of such filing or commencement, the affected Guarantor is replaced with one or more other Persons

Multifamily Loan and Security Agreement – Seniors Housing	Page 77

acceptable to Lender, in Lender’s Discretion, each of whom executes and delivers to Lender a replacement Guaranty in form and content acceptable to Lender, together with such legal opinions as Lender deems necessary.

(iii)	If Borrower must provide a replacement Guarantor pursuant to Section 9.01(p)(ii), then Borrower pays the Transfer Processing Fee to Lender.

(q)	With respect to a Guarantor, either of the following occurs:

(i)	The death of any Guarantor who is a natural person, unless within 30 days following the Guarantor’s death, Borrower causes one of the following to occur:

(A)	One or more Persons acceptable to Lender, in Lender’s Discretion, execute(s) and deliver(s) to Lender a guaranty in a form acceptable to Lender and in substantially the same form as the Guaranty executed on the Closing Date, without any cost or expense to Lender.

(B)	The estate of the deceased Guarantor immediately ratifies the Guaranty in writing, and within 6 months after the date of the death of the deceased Guarantor one or more Persons, acceptable to Lender in Lender’s Discretion, execute(s) and deliver(s) to Lender a guaranty in a form acceptable to Lender and in substantially the same form as the Guaranty executed on the Closing Date, without any cost or expense to Lender.

(ii)	The dissolution of any Guarantor who is an entity, unless each of the following conditions is satisfied:

(A)	Within 30 days following the dissolution of the Guarantor, Borrower causes one or more Persons acceptable to Lender, in Lender’s Discretion, to execute and deliver to Lender a guaranty in a form acceptable to Lender and in substantially the same form as the Guaranty executed on the Closing Date, without any cost or expense to Lender.

(B)	Borrower pays the Transfer Processing Fee to Lender.

(r)	If a Cap Agreement is required, Borrower fails to provide Lender with a Replacement Cap Agreement prior to the expiration of the then-existing Cap Agreement.

(s)	Borrower or any Facility Operator fails, within the time deadlines set by any Governmental Authority, to correct any deficiency, which failure could result in an action by such Governmental Authority with respect to the Facility that could have a Material Adverse Effect.

Multifamily Loan and Security Agreement – Seniors Housing	Page 78

(t)	A default under any of the Material Contracts by Borrower or by any Facility Operator, which continues beyond the expiration of any applicable cure period.

(u)	The Facility is no longer classified as housing for older persons pursuant to the Fair Housing Amendments Act of 1988.

(v)	Borrower, a Facility Operator, or the Facility is assessed fines or penalties in excess of $50,000.00 in the aggregate in any year by any state or any Medicare, Medicaid, TRICARE, health, reimbursement, or licensing agency having jurisdiction over Borrower, a Facility Operator, or the Facility.

(w)	through (mm) are Reserved.

(nn)	If a Guarantor is an entity whose term of existence expires prior to the Maturity Date, and such Guarantor does not comply with each of the requirements set forth in Section 22 of the Guaranty.

(oo)	through (hhh) are Reserved.

9.02	Protection of Lender’s Security; Security Instrument Secures Future Advances.

(a)	If Borrower fails to perform any of its obligations under this Loan Agreement or any other Loan Document, or if any action or proceeding is commenced which purports to affect the Mortgaged Property, Lender’s security or Lender’s rights under this Loan Agreement, including eminent domain, insolvency, code enforcement, civil or criminal forfeiture, enforcement of Hazardous Materials Laws, fraudulent conveyance or reorganizations or proceedings involving a bankrupt or decedent, then Lender, in Lender’s Discretion, may make such appearances, file such documents, disburse such sums and take such actions as Lender reasonably deems necessary to perform such obligations of Borrower and to protect Lender’s interest, including: (i) payment of Attorneys’ Fees and Costs, (ii) payment of fees and out-of-pocket expenses of accountants, inspectors and consultants, (iii) entry upon the Mortgaged Property to make Repairs or secure the Mortgaged Property, (iv) procurement of the Insurance required by Section 6.10, (v) payment of amounts which Borrower has failed to pay under Section 6.08, (vi) performance of Borrower’s obligations under Section 6.09, and (vii) advances made by Lender to pay, satisfy or discharge any obligation of Borrower for the payment of money that is secured by a Prior Lien.

(b)	Any amounts disbursed by Lender under this Section 9.02, or under any other provision of this Loan Agreement that treats such disbursement as being made under this Section 9.02, will be secured by the Security Instrument, will be added to, and become part of, the principal component of the Indebtedness, will be immediately due and payable and will bear interest from the date of disbursement until paid at the Default Rate.

Multifamily Loan and Security Agreement – Seniors Housing	Page 79

(c)	Nothing in this Section 9.02 will require Lender to incur any expense or take any action.

9.03	Remedies.

(a)	Upon an Event of Default, Lender may exercise any or all of its rights and remedies provided under the Loan Documents and Borrower will pay all costs associated therewith, including Attorneys’ Fees and Costs.

(b)	Each right and remedy provided in this Loan Agreement is distinct from all other rights or remedies under this Loan Agreement or any other Loan Document or afforded by applicable law or equity, and each will be cumulative and may be exercised concurrently, independently or successively, in any order. Lender’s exercise of any particular right or remedy will not in any way prevent Lender from exercising any other right or remedy available to Lender. Lender may exercise any such remedies from time to time and as often as Lender chooses.

(c)	Lender will have all remedies available to Lender under Revised Article 9 of the Uniform Commercial Code of the Property Jurisdiction, the Loan Documents and under applicable law.

(d)	Lender may also retain (i) all money in the Reserve Funds, including interest, and (ii) any Cap Payment, and in Lender’s sole and absolute discretion, may apply such amounts, without restriction and without any specific order of priority, to the payment of any and all Indebtedness.

(e)	If a claim or adjudication is made that Lender has acted unreasonably or unreasonably delayed acting in any case where, by law or under this Loan Agreement or the other Loan Documents, Lender has an obligation to act reasonably or promptly, then Lender will not be liable for any monetary damages, and Borrower’s sole remedy will be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably will be determined by an action seeking declaratory judgment.

(f)	Reserved.

9.04	Forbearance.

(a)	Lender may (but will not be obligated to) agree with Borrower, from time to time, and without giving Notice to, or obtaining the consent of, or having any effect upon the obligations of, any Guarantor or other third party obligor, to take any of the following actions:

(i)	Extend the time for payment of all or any part of the Indebtedness.

Multifamily Loan and Security Agreement – Seniors Housing	Page 80

(ii)	Reduce the payments due under this Loan Agreement, the Note or any other Loan Document.

(iii)	Release anyone liable for the payment of any amounts under this Loan Agreement, the Note or any other Loan Document.

(iv)	Accept a renewal of the Note.

(v)	Modify the terms and time of payment of the Indebtedness.

(vi)	Join in any extension or subordination agreement.

(vii)	Release any portion of the Mortgaged Property.

(viii)	Take or release other or additional security.

(ix)	Modify the rate of interest or period of amortization of the Note or change the amount of the monthly installments payable under the Note.

(x)	Otherwise modify this Loan Agreement, the Note or any other Loan Document.

(b)	Any forbearance by Lender in exercising any right or remedy under the Note, this Loan Agreement or any other Loan Document or otherwise afforded by applicable law, will not be a waiver of or preclude the exercise of any other right or remedy, or the subsequent exercise of any right or remedy. The acceptance by Lender of payment of all or any part of the Indebtedness after the due date of such payment, or in an amount which is less than the required payment, will not be a waiver of Lender’s right to require prompt payment when due of all other payments on account of the Indebtedness or to exercise any remedies for any failure to make prompt payment. Enforcement by Lender of any security for the Indebtedness will not constitute an election by Lender of remedies so as to preclude the exercise of any other right available to Lender. Lender’s receipt of any awards or proceeds under Sections 6.10 and 6.11 will not operate to cure or waive any Event of Default.

9.05

Waiver of Marshalling. Notwithstanding the existence of any other security interests in the Mortgaged Property held by Lender or by any other party, Lender will have the right to determine the order in which any or all of the Mortgaged Property will be subjected to the remedies provided in this Loan Agreement or any other Loan Document or applicable law. Lender will have the right to determine the order in which any or all portions of the Indebtedness are satisfied from the proceeds realized upon the exercise of such remedies. Borrower and any party who now or in the future acquires a security interest in the

Multifamily Loan and Security Agreement – Seniors Housing	Page 81

Mortgaged Property and who has actual or constructive notice of the Security Instrument waives any and all right to require the marshalling of assets or to require that any of the Mortgaged Property be sold in the inverse order of alienation or that any of the Mortgaged Property be sold in parcels or as an entirety in connection with the exercise of any of the remedies permitted by applicable law or provided in this Loan Agreement.

ARTICLE X	RELEASE; INDEMNITY.

10.01	Release. Borrower covenants and agrees that, in performing any of its duties under this Loan Agreement, none of Lender, Loan Servicer or any of their respective agents or employees will be liable for any losses, claims, damages, liabilities and expenses that may be incurred by any of them as a result of such performance, except that no party will be released from liability for any losses, claims, damages, liabilities or expenses arising out of the willful misconduct or gross negligence of such party.

10.02	Indemnity.

(a)	General Indemnity. Borrower agrees to indemnify, hold harmless and defend Lender, including any custodian, trustee and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties, any prior owner or holder of the Note, the Loan Servicer, any prior Loan Servicer, the officers, directors, shareholders, partners, employees and trustees of each of the foregoing, and the heirs, legal representatives, successors and assigns of each of the foregoing (collectively, “Indemnitees”) against any and all losses, claims, damages, liabilities and expenses including Attorneys’ Fees and Costs, which may be imposed or incurred by any of them directly or indirectly arising out of, or in any way relating to, or as a result of: (i) any failure of the Mortgaged Property to comply with the laws, regulations, ordinance, code or decree of any Governmental Authority, including those pertaining to the Americans with Disabilities Act, zoning, occupancy and subdivision of real property, (ii) any obligation of Borrower under any Lease, and (iii) any accident, injury or death to any natural person on the Mortgaged Property or any damage to personal property located on the Mortgaged Property, except that no such party will be indemnified from liability for any losses, claims, damages, liabilities or expenses arising out of the willful misconduct or gross negligence of such party.

(b)	Environmental Indemnity. Borrower agrees to indemnify, hold harmless and defend Indemnitees from and against all proceedings, claims, damages, penalties and costs (whether initiated or sought by Governmental Authorities or private parties), including Attorneys’ Fees and Costs and remediation costs, whether incurred in connection with any judicial or administrative process or otherwise, arising directly or indirectly from any of the following:

(i)	Any breach of any representation or warranty of Borrower in Section 5.05.

Multifamily Loan and Security Agreement – Seniors Housing	Page 82

(ii)	Any failure by Borrower to perform any of its obligations under Section 6.12.

(iii)	The existence or alleged existence of any Prohibited Activity or Condition.

(iv)	The presence or alleged presence of Hazardous Materials on or under the Mortgaged Property or in any of the Improvements.

(v)	The actual or alleged violation of any Hazardous Materials Law.

(c)	Indemnification Regarding ERISA Covenants. BORROWER WILL INDEMNIFY LENDER AND DEFEND AND HOLD LENDER HARMLESS FROM AND AGAINST ALL CIVIL PENALTIES, EXCISE TAXES, OR OTHER LOSS, COST, DAMAGE AND EXPENSE (INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS INCURRED IN THE INVESTIGATION, DEFENSE AND SETTLEMENT OF CLAIMS AND LOSSES INCURRED IN CORRECTING ANY PROHIBITED TRANSACTION OR IN THE SALE OF A PROHIBITED LOAN, AND IN OBTAINING ANY INDIVIDUAL PROHIBITED TRANSACTION EXEMPTION UNDER ERISA THAT MAY BE REQUIRED, IN LENDER’S SOLE AND ABSOLUTE DISCRETION) THAT LENDER MAY INCUR, DIRECTLY OR INDIRECTLY, AS A RESULT OF DEFAULT UNDER SECTION 6.20. THIS INDEMNITY WILL SURVIVE ANY TERMINATION, SATISFACTION OR FORECLOSURE OF THE SECURITY INSTRUMENT.

(d)	Securitization Indemnification.

(i)	Borrower agrees to indemnify, hold harmless and defend the Indemnified Parties from and against any and all proceedings, losses, claims, damages, liabilities, penalties, costs and expenses (whether initiated or sought by Governmental Authorities or private parties), including Attorneys’ Fees and Costs, which may be incurred by any Indemnified Party (either directly or indirectly), which arise out of, are in any way related to, or are as a result of a claim that the Borrower Information contains an untrue statement of any material fact or the Borrower Information omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (collectively, the “Securitization Indemnification”).

(ii)	Borrower will not be liable under the Securitization Indemnification if the claim is based on Borrower Information which Lender has materially misstated or materially misrepresented in the Disclosure Document.

Multifamily Loan and Security Agreement – Seniors Housing	Page 83

(iii)	For purposes of this Section 10.02(d):

(A)	“Borrower Information” includes any information provided at any time to Lender or Loan Servicer by Borrower, any SPE Equity Owner, any Facility Operator, any Guarantor, any Property Manager or any Affiliates of the foregoing with respect to any of the following:

(1)	Any Person listed in Section 10.02(d)(iii)(A).

(2)	The Loan.

(3)	The Mortgaged Property.

Borrower Information includes: (i) representations and warranties made in the Loan Documents, (ii) financial statements of Borrower, any SPE Equity Owner, any Designated Entity for Transfers or any Guarantor, and (iii) operating statements and rent rolls with respect to the Mortgaged Property. Borrower Information does not include any information provided directly to Lender or Loan Servicer by a third party such as an appraiser or an environmental consultant.

(B)	The term “Lender” includes its officers and directors.

(C)	An “Issuer Person” includes all of the following:

(1)	Any Person that has filed the registration statement, if any, relating to the Securitization, and any Affiliate of such Person.

(2)	Any Person acting as issuer, depositor, sponsor and/or in a similar capacity with respect to the Securitization, and any Affiliate of such Person.

(D)	The “Issuer Group” includes all of the following:

(1)	Each director and officer of any Issuer Person.

(2)	Each entity that Controls any Issuer Person within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act.

Multifamily Loan and Security Agreement – Seniors Housing	Page 84

(E)	The “Underwriter Group” includes all of the following:

(1)	Each entity which is acting as an underwriter, manager, placement agent, initial purchaser or in a similar capacity with respect to the Securitization.

(2)	Each of its directors and officers.

(3)	Each entity that Controls any such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act and is acting as an underwriter, manager, placement agent, initial purchaser or in a similar capacity with respect to the Securitization.

(4)	The directors and officers of such entity described in Section 10.02(d)(iii)(E)(3).

(F)	“Indemnified Party” or “Indemnified Parties” means one or more of Lender, Issuer Person, Issuer Group, and Underwriter Group.

(e)	Selection and Direction of Counsel. Counsel selected by Borrower to defend Indemnitees will be subject to the approval of those Indemnitees. In any circumstances in which the indemnity under this Article X applies, Lender may employ its own legal counsel and consultants to prosecute, defend or negotiate any claim or legal or administrative proceeding and Lender, with the prior written consent of Borrower (which will not be unreasonably withheld, delayed or conditioned) may settle or compromise any action or legal or administrative proceeding. However, unless an Event of Default has occurred and is continuing, or the interests of Borrower and Lender are in conflict, as determined by Lender in Lender’s Discretion, Lender will permit Borrower to undertake the actions referenced in this Article X so long as Lender approves such action, which approval will not be unreasonably withheld or delayed. Borrower will reimburse Lender upon demand for all costs and expenses incurred by Lender, including all costs of settlements entered into in good faith, consultants’ fees and Attorneys’ Fees and Costs.

(f)	Settlement or Compromise of Claims. Borrower will not, without the prior written consent of those Indemnitees who are named as parties to a claim or legal or administrative proceeding (“Claim”), settle or compromise the Claim if the settlement (i) results in the entry of any judgment that does not include as an unconditional term the delivery by the claimant or plaintiff to Lender of a written release of those Indemnitees, satisfactory in form and substance to Lender, or (ii) may materially and adversely affect Lender, as determined by Lender in Lender’s Discretion.

(g)	Effect of Changes to Loan on Indemnification Obligations. Borrower’s obligation to indemnify the Indemnitees will not be limited or impaired by any of the

Multifamily Loan and Security Agreement – Seniors Housing	Page 85

following, or by any failure of Borrower or any Guarantor to receive notice of or consideration for any of the following:

(i)	Any amendment or modification of any Loan Document.

(ii)	Any extensions of time for performance required by any Loan Document.

(iii)	Any provision in any of the Loan Documents limiting Lender’s recourse to property securing the Indebtedness, or limiting the personal liability of Borrower or any other party for payment of all or any part of the Indebtedness.

(iv)	The accuracy or inaccuracy of any representations and warranties made by Borrower under this Loan Agreement or any other Loan Document.

(v)	The release of Borrower or any other Person, by Lender or by operation of law, from performance of any obligation under any Loan Document.

(vi)	The release or substitution in whole or in part of any security for the Indebtedness.

(vii)	Lender’s failure to properly perfect any Lien or security interest given as security for the Indebtedness.

(h)	Payments by Borrower. Borrower will, at its own cost and expense, do all of the following:

(i)	Pay or satisfy any judgment or decree that may be entered against any Indemnitee or Indemnitees in any legal or administrative proceeding incident to any matters against which Indemnitees are entitled to be indemnified under this Article X.

(ii)	Reimburse Indemnitees for any expenses paid or incurred in connection with any matters against which Indemnitees are entitled to be indemnified under this Article X.

(iii)	Reimburse Indemnitees for any and all expenses, including Attorneys’ Fees and Costs, paid or incurred in connection with the enforcement by Indemnitees of their rights under this Article X, or in monitoring and participating in any legal or administrative proceeding.

(i)

Other Obligations. The provisions of this Article X will be in addition to any and all other obligations and liabilities that Borrower may have under applicable law or under other Loan Documents, and each Indemnitee will be entitled to indemnification under this Article X without regard to whether Lender or that Indemnitee has exercised any rights against the Mortgaged Property or any other

Multifamily Loan and Security Agreement – Seniors Housing	Page 86

security, pursued any rights against any Guarantor, or pursued any other rights available under the Loan Documents or applicable law. If Borrower consists of more than one Person, the obligation of those Persons to indemnify the Indemnitees under this Article X will be joint and several. The obligation of Borrower to indemnify the Indemnitees under this Article X will survive any repayment or discharge of the Indebtedness, any foreclosure proceeding, any foreclosure sale, any delivery of any deed in lieu of foreclosure, and any release of record of the Lien of the Security Instrument. Notwithstanding the foregoing, if Lender has never been a mortgagee-in-possession of, or held title to, the Mortgaged Property, Borrower will have no obligation to indemnify the Indemnitees under this Article X after the date of the release of record of the Lien of the Security Instrument by payment in full at the Maturity Date or by voluntary prepayment in full.

(j)	Reserved.

10.03	Reserved.

ARTICLE XI	MISCELLANEOUS PROVISIONS.

11.01	Waiver of Statute of Limitations, Offsets and Counterclaims. Borrower waives the right to assert any statute of limitations as a bar to the enforcement of this Loan Agreement or the Lien of the Security Instrument or to any action brought to enforce any Loan Document. Borrower waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations under the Loan Documents will be a valid defense to, or result in any offset against, any payments that Borrower is obligated to make under any of the Loan Documents.

11.02	Governing Law; Consent to Jurisdiction and Venue.

(a)	This Loan Agreement, and any Loan Document which does not itself expressly identify the law which is to apply to it, will be governed by the laws of the Property Jurisdiction.

(b)	Borrower agrees that any controversy arising under or in relation to the Note, the Security Instrument, this Loan Agreement or any other Loan Document may be litigated in the Property Jurisdiction. The state and federal courts and authorities with jurisdiction in the Property Jurisdiction will have jurisdiction over all controversies that may arise under or in relation to the Note, any security for the Indebtedness or any other Loan Document. Borrower irrevocably consents to service, jurisdiction and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise. However, nothing in this Section 11.02 is intended to limit Lender’s right to bring any suit, action or proceeding relating to matters under this Loan Agreement in any court of any other jurisdiction.

Multifamily Loan and Security Agreement – Seniors Housing	Page 87

11.03	Notice.

(a)	All Notices under or concerning this Loan Agreement will be in writing. Each Notice will be deemed given on the earliest to occur of: (i) the date when the Notice is received by the addressee, (ii) the first Business Day after the Notice is delivered to a recognized overnight courier service, with arrangements made for payment of charges for next Business Day delivery, or (iii) the third Business Day after the Notice is deposited in the United States mail with postage prepaid, certified mail, return receipt requested. Addresses for Notice are as follows:

If to Lender:	KeyBank National Association 11501 Outlook Street, Suite 300 Overland Park, Kansas 66211 Mailcode: KS-01-11-0501 Attention: Servicing Manager

If to Borrower:	SSSHT PropCo 4522 S 1300 E, LLC 10 Terrace Road Ladera Ranch, California 92694 Attention: H. Michael Schwartz

Lender will endeavor to provide a courtesy copy of any Notice given to Borrower by Lender to the Person at the following address. However, the failure to provide such courtesy copy will not affect the validity or sufficiency of any Notice to Borrower, will not affect Lender’s rights and remedies under this Loan Agreement or any other Loan Document, and will not subject Lender to any claims by or liability to Borrower or any other Person. No Person listed below will be a third-party beneficiary of any of the Loan Documents.

Courtesy Copy to:	Sanders Rehaste Sternshein & Harvey, LLP 5316 East Chapman Avenue Orange, California 92869-4236 Attention: Jennifer Sternshein

(b)	Any party to this Loan Agreement may change the address to which Notices intended for it are to be directed by means of Notice given to the other party in accordance with this Section 11.03. Each party agrees that it will not refuse or reject delivery of any Notice given in accordance with this Section 11.03, that it will acknowledge, in writing, the receipt of any Notice upon request by the other party and that any Notice rejected or refused by it will be deemed for purposes of this Section 11.03 to have been received by the rejecting party on the date so refused or rejected, as conclusively established by the records of the U.S. Postal Service or the courier service.

Multifamily Loan and Security Agreement – Seniors Housing	Page 88

(c)	Any Notice under the Note and any other Loan Document that does not specify how Notices are to be given will be given in accordance with this Section 11.03.

(d)	Reserved.

11.04	Successors and Assigns Bound. This Loan Agreement will bind the respective successors and assigns of Borrower and Lender, and the rights granted by this Loan Agreement will inure to Lender’s successors and assigns.

11.05	Joint and Several (and Solidary) Liability. If more than one Person signs this Loan Agreement as Borrower, the obligations of such Persons will be joint and several. For a Mortgaged Property located in Louisiana, if more than one Person signs this Loan Agreement as Borrower, the obligations of such Persons with be joint and several and solidary, and wherever the phrase “joint and several” appears in this Loan Agreement, the phrase is amended to read “joint, several, and solidary.”

11.06	Relationship of Parties; No Third Party Beneficiary.

(a)	The relationship between Lender and Borrower will be solely that of creditor and debtor, respectively, and nothing contained in this Loan Agreement will create any other relationship between Lender and Borrower. Nothing contained in this Loan Agreement will constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations or contracts of Borrower.

(b)	No creditor of any party to this Loan Agreement and no other Person will be a third party beneficiary of this Loan Agreement or any other Loan Document. Without limiting the generality of the preceding sentence: (i) any arrangement (“Servicing Arrangement”) between Lender and any Loan Servicer for loss sharing or interim advancement of funds will constitute a contractual obligation of such Loan Servicer that is independent of the obligation of Borrower for the payment of the Indebtedness, (ii) Borrower will not be a third party beneficiary of any Servicing Arrangement, and (iii) no payment by the Loan Servicer under any Servicing Arrangement will reduce the amount of the Indebtedness.

11.07	Severability; Amendments.

(a)	The invalidity or unenforceability of any provision of this Loan Agreement will not affect the validity or enforceability of any other provision, and all other provisions will remain in full force and effect. This Loan Agreement contains the entire agreement among the parties as to the rights granted and the obligations assumed in this Loan Agreement.

Multifamily Loan and Security Agreement – Seniors Housing	Page 89

(b)	This Loan Agreement may not be amended or modified except by a writing signed by the party against whom enforcement is sought.

11.08	Disclosure of Information. Borrower acknowledges that Lender may provide to third parties with an existing or prospective interest in the servicing, enforcement, evaluation, performance, ownership, purchase, participation or Securitization of the Loan, including any of the Rating Agencies, any entity maintaining databases on the underwriting and performance of commercial mortgage loans, as well as governmental regulatory agencies having regulatory authority over Lender, any and all information which Lender now has or may hereafter acquire relating to the Loan, the Mortgaged Property, Borrower, any SPE Equity Owner or any Guarantor, as Lender determines necessary or desirable and that such information may be included in disclosure documents in connection with a Securitization or syndication of participation interests, including a prospectus, prospectus supplement, offering memorandum, private placement memorandum or similar document (each, a “Disclosure Document”) and also may be included in any filing with the Securities and Exchange Commission pursuant to the Securities Act or the Securities Exchange Act. To the fullest extent permitted under applicable law, Borrower irrevocably waives all rights, if any, to prohibit such disclosure, including any right of privacy.

11.09	Determinations by Lender. Unless otherwise provided in this Loan Agreement, in any instance where the consent or approval of Lender may be given or is required, or where any determination, judgment or decision is to be rendered by Lender under this Loan Agreement, the granting, withholding or denial of such consent or approval and the rendering of such determination, judgment or decision will be made or exercised by Lender (or its designated representative) at its sole and exclusive option and in its sole and absolute discretion.

11.10	Sale of Note; Change in Servicer; Loan Servicing. The Note or a partial interest in the Note (together with this Loan Agreement and the other Loan Documents) may be sold one or more times without prior Notice to Borrower. A sale may result in a change of the Loan Servicer. There also may be one or more changes of the Loan Servicer unrelated to a sale of the Note. If there is a change of the Loan Servicer, Borrower will be given Notice of the change. All actions regarding the servicing of the Loan evidenced by the Note, including the collection of payments, the giving and receipt of Notice, inspections of the Mortgaged Property, inspections of books and records, and the granting of consents and approvals, may be taken by the Loan Servicer unless Borrower receives Notice to the contrary. If Borrower receives conflicting Notices regarding the identity of the Loan Servicer or any other subject, any such Notice from Lender will govern.

11.11	Supplemental Financing.

(a)	This Section will apply only if at the time of any application referred to in Section 11.11(b), Freddie Mac has in effect a product described in its Multifamily Seller/Servicer Guide under which it purchases supplemental mortgages on multifamily properties that meet specified criteria (“Supplemental Mortgage Product”). For purposes of this Section 11.11 only, the term “Freddie Mac” will include any affiliate or subsidiary of Freddie Mac.

Multifamily Loan and Security Agreement – Seniors Housing	Page 90

(b)	After the first anniversary of the date of this Loan Agreement, or, if there are any Supplemental Loans affecting the Mortgaged Property, after the first anniversary of the date of the Supplemental Note for the most recently-incurred Supplemental Loan, Freddie Mac will consider an application from an originating lender that is generally approved by Freddie Mac to sell mortgages to Freddie Mac under the Supplemental Mortgage Product (“Approved Seller/Servicer”) for the purchase by Freddie Mac of a proposed indebtedness of Borrower to the Approved Seller/Servicer to be secured by one or more Supplemental Instruments on the Mortgaged Property. Freddie Mac will purchase each Supplemental Loan secured by the Mortgaged Property if each of the following conditions is satisfied:

(i)	At the time of the proposed Supplemental Loan, no Event of Default may have occurred and be continuing and no event or condition may have occurred and be continuing that, with the giving of Notice or the passage of time, or both, would become an Event of Default.

(ii)	Borrower and the Mortgaged Property must be acceptable to Freddie Mac under its Supplemental Mortgage Product.

(iii)	New loan documents must be entered into to reflect each Supplemental Loan, such documents to be acceptable to Freddie Mac in its discretion.

(iv)	No Supplemental Loan may cause the combined debt service coverage ratio of the Mortgaged Property after the making of that Supplemental Loan to be less than the Minimum DSCR. As used in this Section, the term “combined debt service coverage ratio” means, with respect to the Mortgaged Property, the ratio of:

(A)	the annual net operating income from the operations of the Mortgaged Property at the time of the proposed Supplemental Loan,

to

(B)	the aggregate of the annual principal and interest payable on all of the following:

(I)	the Indebtedness under this Loan Agreement (using a 30 year amortization schedule),

(II)	any “Indebtedness” as defined in any security instruments recorded against the Mortgaged Property (using a 30 year amortization schedule for any Supplemental Loans), and

Multifamily Loan and Security Agreement – Seniors Housing	Page 91

(III)	the proposed “Indebtedness” for any Supplemental Loan (using a 30 year amortization schedule).

As used in this Section, “annual principal and interest” with respect to a floating rate loan will be calculated by Freddie Mac using an interest rate equal to one of the following:

(X)	If the loan has an internal interest rate cap, the Capped Interest Rate.

(Y)	If the loan has an external interest rate cap, the Strike Rate plus the Margin.

(Z)	If the loan has no interest rate cap, the greater of (I) 7%, or (II) the then-current LIBOR Index Rate plus the Margin plus 300 basis points.

The annual net operating income of the Mortgaged Property will be as determined by Freddie Mac in its discretion considering factors such as income in place at the time of the proposed Supplemental Loan and income during the preceding 12 months, and actual, historical and anticipated operating expenses. Freddie Mac will determine the combined debt service coverage ratio of the Mortgaged Property based on its underwriting. Borrower will provide Freddie Mac such financial statements and other information Freddie Mac may require to make these determinations.

(v)	No Supplemental Loan may cause the combined loan to value ratio of the Mortgaged Property after the making of that Supplemental Loan to exceed the Maximum Combined LTV, as determined by Freddie Mac. As used in this Section, “combined loan to value ratio” means, with respect to the Mortgaged Property, the ratio, expressed as a percentage, of:

(A)	the aggregate outstanding principal balances of all of the following:

(I)	the Indebtedness under this Loan Agreement,

(II)	any “Indebtedness” as defined in any security instruments recorded against the Mortgaged Property, and

(III)	the proposed “Indebtedness” for any Supplemental Loan,

to

Multifamily Loan and Security Agreement – Seniors Housing	Page 92

(B)	the value of the Mortgaged Property.

Freddie Mac will determine the combined loan to value ratio of the Mortgaged Property based on its underwriting. Borrower will provide Freddie Mac such financial statements and other information Freddie Mac may require to make these determinations. In addition, Freddie Mac, at Borrower’s expense, may obtain MAI appraisals of the Mortgaged Property in order to assist Freddie Mac in making the determinations under this Section. If Freddie Mac requires an appraisal, then the value of the Mortgaged Property that will be used to determine whether the Maximum Combined LTV has been met will be the lesser of the appraised value set forth in such appraisal or the value of the Mortgaged Property as determined by Freddie Mac.

(vi)	Borrower’s organizational documents are amended to permit Borrower to incur additional debt in the form of Supplemental Loans (Lender will consent to such amendment(s)).

(vii)	One or more Persons acceptable to Freddie Mac executes and delivers to the Approved Seller/Servicer a Guaranty in a form acceptable to Freddie Mac with respect to the exceptions to non-recourse liability described in Freddie Mac’s form promissory note, unless Freddie Mac has elected to waive its requirement for a Guaranty.

(viii)	The loan term of each Supplemental Loan will be coterminous with the Senior Indebtedness or longer than the Senior Indebtedness, in Freddie Mac’s discretion.

(ix)	The Prepayment Premium Period of each Supplemental Loan will be coterminous with the Prepayment Premium Period or the combined Lockout Period and Defeasance Period, as applicable, of the Senior Indebtedness.

(x)	The interest rate of each Supplemental Loan will be determined by Freddie Mac in its discretion.

(xi)	Lender enters into an intercreditor agreement (“Intercreditor Agreement”) acceptable to Freddie Mac and to Lender for each Supplemental Loan.

(xii)	Borrower’s payment of fees and other expenses charged by Lender, Freddie Mac, the Approved Seller/Servicer, and the Rating Agencies (including reasonable Attorneys’ Fees and Costs) in connection with reviewing and originating each Supplemental Loan.

Multifamily Loan and Security Agreement – Seniors Housing	Page 93

(xiii)	Commencing on the date that the first Supplemental Loan is originated and continuing for so long as any Supplemental Loan is outstanding, the first lien Senior Lender will begin collection of any deferred Monthly Deposit or Revised Monthly Deposit for Capital Replacements in accordance with Section 4.04(e) (if applicable) as well as Imposition Reserve Deposits for any of the following Impositions marked ‘Deferred’ in Section 4.02(a):

(A)	Property Insurance premiums or premiums for other Insurance required by Lender under Section 6.10.

(B)	Taxes and payments in lieu of taxes

(C)	Ground Rents

Such deposits will be credited to the payment of any such required Imposition Reserve Deposits under any Supplemental Loan.

(xiv)	If any covenants, conditions and restrictions affecting the Mortgaged Property provide for a lien for any assessments or other unpaid amounts, Borrower will provide satisfactory evidence that such lien will be subordinate to the lien of the Supplemental Instrument.

(xv)	All other requirements of the Supplemental Mortgage Product must be met, unless Freddie Mac has elected to waive one or more of its requirements.

(xvi)	Reserved.

(xvii)	Reserved.

(xviii)	Reserved.

(c)	No later than 5 Business Days after Lender’s receipt of a written request from Borrower, Lender will provide the following information to an Approved Seller/Servicer:

(i)	The then-current outstanding principal balance of the Senior Indebtedness.

(ii)	Payment history of the Senior Indebtedness.

(iii)	Whether any Reserve Funds are being collected on the Senior Indebtedness and the amount of each such Reserve Fund deposit as of the date of the request.

Multifamily Loan and Security Agreement – Seniors Housing	Page 94

(iv)	Whether any Repairs, Capital Replacements or improvements or rental achievement or burn-off guaranty requirements are existing or outstanding under the terms of the Senior Indebtedness.

(v)	A copy of the most recent inspection report for the Mortgaged Property.

(vi)	Whether any modifications or amendments have been made to the Loan Documents for the Senior Indebtedness since origination of the Senior Indebtedness and, if applicable, a copy of such modifications and amendments.

(vii)	Whether to Lender’s knowledge any Event of Default exists under the Senior Indebtedness.

Lender will only be obligated to provide this information in connection with Borrower’s request for a Supplemental Loan from an Approved Seller/Servicer. Notwithstanding anything in this Section to the contrary, if Freddie Mac is the owner of the Note, this Section 11.11(c) is not applicable.

(d)	Lender will have no obligation to consent to any mortgage or Lien on the Mortgaged Property that secures any indebtedness other than the Indebtedness, except as set forth in this Loan Agreement.

(e)	If a Supplemental Loan is made to Borrower, Borrower agrees that the terms of the Intercreditor Agreement will govern with respect to any distributions of excess proceeds by Lender to the Supplemental Lender, and Borrower agrees that Lender may distribute any excess proceeds received by Lender pursuant to the Loan Documents to Supplemental Lender pursuant to the Intercreditor Agreement.

11.12	Defeasance. (Section Applies if Loan is Assigned to REMIC Trust Prior to the Cut-off Date and if the Note provides for Defeasance). This Section 11.12 will apply only if the Note is assigned to a REMIC trust prior to the Cut-off Date, and if the Note provides for Defeasance. If both of these conditions are met, then, subject to Section 11.12(a) and (c), Borrower will have the right to defease the Loan in whole (“Defeasance”) and obtain the release of the Mortgaged Property from the Lien of the Security Instrument upon the satisfaction of each of the following conditions:

(a)	Borrower will not have the right to obtain Defeasance at any of the following times:

(i)	If the Loan is not assigned to a REMIC trust.

(ii)	During the Lockout Period.

(iii)	After the expiration of the Defeasance Period.

Multifamily Loan and Security Agreement – Seniors Housing	Page 95

(iv)	After Lender has accelerated the maturity of the unpaid principal balance of, accrued interest on, and other amounts payable under, the Note pursuant to Section 11 of the Note.

(b)	Borrower will give Lender Notice (“Defeasance Notice”) specifying a Business Day (“Defeasance Closing Date”) on which Borrower desires to close the Defeasance. The Defeasance Closing Date specified by Borrower may not be more than 60 calendar days, nor less than 30 calendar days, after the date on which Lender receives the Defeasance Notice. Lender will acknowledge receipt of the Defeasance Notice and will notify Borrower of the identity of the accommodation borrower (“Successor Borrower”).

(c)	The Defeasance Notice must be accompanied by a $10,000 non-refundable fee (“Defeasance Fee”) for Lender’s processing of the Defeasance. If Lender does not receive the Defeasance Fee, then Borrower’s right to obtain Defeasance pursuant to that Defeasance Notice will terminate.

(d)	(i)	If Borrower timely pays the Defeasance Fee, but Borrower fails to perform its other obligations under this Section, Lender will have the right to retain the Defeasance Fee as liquidated damages for Borrower’s default and, except as provided in Section 11.12(d)(ii), Borrower will be released from all further obligations under this Section 11.12. Borrower acknowledges that Lender will incur financing costs in arranging and preparing for the release of the Mortgaged Property from the Lien of the Security Instrument in reliance on the executed Defeasance Notice. Borrower agrees that the Defeasance Fee represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Loan Agreement, of the damages Lender will incur by reason of Borrower’s default.

(ii)	If the Defeasance is not consummated on the Defeasance Closing Date for any reason, Borrower agrees to reimburse Lender for all third party costs and expenses (other than financing costs covered by Section 11.12(d)(i)) incurred by Lender in reliance on the executed Defeasance Notice, within 5 Business Days after Borrower receives a written demand for payment, accompanied by a statement, in reasonable detail, of Lender’s third party costs and expenses.

(iii)	All payments required to be made by Borrower to Lender pursuant to this Section 11.12 will be made by wire transfer of immediately available funds to the account(s) designated by Lender in its acknowledgement of the Defeasance Notice.

(e)	No Event of Default has occurred and is continuing.

Multifamily Loan and Security Agreement – Seniors Housing	Page 96

(f)	Borrower will deliver each of the following documents to Lender, in form and substance satisfactory to Lender, on or prior to the Defeasance Closing Date, unless Lender has issued a written waiver of its right to receive any such document:

(i)	One or more opinions of counsel for Borrower confirming each of the following:

(A)	Lender has a valid and perfected first Lien and first priority security interest in the Defeasance Collateral and the proceeds of the Defeasance Collateral.

(B)	The Pledge Agreement is duly authorized, executed, delivered and enforceable against Borrower in accordance with its terms.

(C)	If, as of the Defeasance Closing Date, the Note is held by a REMIC trust, then each of the following is correct:

(1)	The Defeasance has been effected in accordance with the requirements of Treasury Regulation Section 1.860G-2(a)(8) (as such regulation may be modified, amended or replaced from time to time).

(2)	The qualification and status of the REMIC trust as a REMIC will not be adversely affected or impaired as a result of the Defeasance.

(3)	That there will be no imposition of a tax under applicable REMIC provisions as a result of the Defeasance.

(D)	The Defeasance will not result in a “sale or exchange” of the Note within the meaning of Section 1001(c) of the Tax Code and the temporary and final regulations promulgated thereunder.

(ii)	A written certificate from an independent certified public accounting firm (reasonably acceptable to Lender), confirming that the Defeasance Collateral will generate cash sufficient to make all Scheduled Debt Payments as they fall due under the Note, including full payment due on the Note on the Maturity Date.

(iii)	Lender’s form of a pledge and security agreement (“Pledge Agreement”) and financing statements which pledge and create a first priority security interest in the Defeasance Collateral in favor of Lender.

(iv)	Lender’s form of a transfer and assumption agreement (“Transfer and Assumption Agreement”), pursuant to which Borrower and any

Multifamily Loan and Security Agreement – Seniors Housing	Page 97

Guarantor (in each case, subject to satisfaction of all requirements under this Loan Agreement) will be relieved from liability in connection with the Loan to the extent described in Sections 7.05(b) and 7.05(c), respectively, and Successor Borrower will assume all remaining obligations.

(v)	Forms of all documents necessary to release the Mortgaged Property from the Liens created by the Security Instrument and related UCC financing statements (collectively, “Release Instruments”), each in appropriate form required by the Property Jurisdiction.

(vi)	Any other opinions, certificates, documents or instruments that Lender may reasonably request.

(g)	Borrower will deliver to Lender, on or prior to the Defeasance Closing Date, each of the following:

(i)	The Defeasance Collateral, which meets all of the following requirements:

(A)	It is owned by Borrower, free and clear of all Liens and claims of third-parties.

(B)	It is in an amount sufficient to provide for (1) redemption payments to occur prior, but as close as possible, to all successive Installment Due Dates occurring under the Note after the Defeasance Closing Date, and (2) delivery of redemption proceeds at least equal to the amount of principal and interest due on the Note on each Installment Due Date including full payment due on the Note on the Maturity Date (“Scheduled Debt Payments”).

(C)	All redemption payments received from the Defeasance Collateral will be paid directly to Lender to be applied on account of the Scheduled Debt Payments occurring after the Defeasance Closing Date.

(D)	The pledge of the Defeasance Collateral will be effected through the book-entry facilities of a qualified securities intermediary designated by Lender in conformity with all applicable laws.

(ii)	All accrued and unpaid interest and all other sums due under the Note, this Loan Agreement and under the other Loan Documents, including all amounts due under Section 11.12(i), up to the Defeasance Closing Date.

(h)	Reserved.

(i)	Borrower will pay all reasonable costs and expenses incurred by Lender in connection with the Defeasance in full on or prior to the Defeasance Closing

Multifamily Loan and Security Agreement – Seniors Housing	Page 98

Date, which payment is required prior to Lender’s issuance of the Release Instruments and whether or not Defeasance is completed. Such expenses include all fees, costs and expenses incurred by Lender and its agents in connection with the Defeasance (including Attorneys’ Fees and Costs for the review and preparation of the Pledge Agreement and of the other materials described in this Loan Agreement and any related documentation, Rating Agencies’ fees, or other costs related to the Defeasance).

Lender reserves the right to require that Borrower post a deposit to cover costs which Lender reasonably anticipates that Lender will incur in connection with the Defeasance.

(j)	No Transfer Fee will be payable to Lender upon a Defeasance made in accordance with this Section 11.12.

(k)	Reserved.

11.13	Lender’s Rights to Sell or Securitize. Borrower acknowledges that Lender, and each successor to Lender’s interest, may (without prior Notice to Borrower or Borrower’s prior consent), sell or grant participations in the Loan (or any part of the Loan), sell or subcontract the servicing rights related to the Loan, securitize the Loan or place the Loan in a trust. Borrower agrees to cooperate with all reasonable requests of Lender in connection with any of the foregoing including taking the following actions:

(a)	Executing any financing statements or other documents deemed necessary by Lender or its transferee to create, perfect or preserve the rights and interest to be acquired by such transferee.

(b)	Delivering revised organizational documents, counsel opinions, and executed amendments to the Loan Documents satisfactory to the Rating Agencies.

(c)	Providing updated financial information with appropriate verification through auditors’ letters, if required by Lender. (If Lender requires that Borrower’s updated financial information be accompanied by appropriate verification through auditor’s letters, then Lender will reimburse Borrower for the costs which Borrower reasonably incurs in connection with obtaining such auditors’ letters.)

(d)	Providing updated information on all litigation proceedings affecting Borrower, any Borrower Principal, any Facility Operator or Property Manager as required in Section 6.16.

(e)	Reviewing information contained in any Disclosure Document, including with respect to the Loan, Borrower, Guarantor, any Property Manager, and any Facility Operator, and providing a mortgagor estoppel certificate, written confirmation of Borrower’s indemnification obligations under this Loan Agreement, and such other information about Borrower, any SPE Equity Owner, any Guarantor, any Property Manager, any Facility Operator, or the Mortgaged Property as Lender may require for Lender’s offering materials.

Multifamily Loan and Security Agreement – Seniors Housing	Page 99

Notwithstanding anything set forth above in this Section 11.13, Borrower will not be required to execute any document that changes the interest rate, the stated maturity date or the amortization of principal set forth in the Note, or that modifies or amends any essential economic terms of the Loan.

11.14	Cooperation with Rating Agencies and Investors. Borrower covenants and agrees that if Lender decides to include the Loan as an asset of a Secondary Market Transaction, Borrower will do all of the following:

(a)	At Lender’s request, meet with representatives of the Rating Agencies and/or investors to discuss the business and operations of the Mortgaged Property.

(b)	Permit Lender or its representatives to provide related information to the Rating Agencies and/or investors.

(c)	Cooperate with the reasonable requests of the Rating Agencies and/or investors in connection with all of the foregoing.

11.15	Letter of Credit Requirements.

(a)	Any Letter of Credit required under this Loan Agreement must satisfy the following conditions:

(i)	It must be a clean, irrevocable, unconditional standby letter of credit.

(ii)	It must name Lender as the sole beneficiary and permit Lender to assign the Letter of Credit without further consent from Issuer.

(iii)	It must have an initial term of not less than 12 months.

(iv)	It must be in the form required by Lender.

(v)	It must provide that it may be drawn on by Lender or Loan Servicer, in whole or in part, by presentation to Issuer of a sight draft without any other restrictions on the right to draw.

(vi)	It must be issued by an Issuer meeting Lender’s requirements, which Issuer (i) must be an Eligible Institution, and (ii) may not, unless Lender agrees in writing, be an affiliate of Borrower or Lender.

(vii)	It must be obtained on behalf of Borrower by a Person other than Borrower’s general partners or managing members if Borrower is a general or limited partnership or limited liability company. Neither

Multifamily Loan and Security Agreement – Seniors Housing	Page 100

Borrower nor the general partners or managing members, if applicable, may have any liability or other obligations under any reimbursement agreement with respect to the Letter of Credit.

(viii)	It may not be secured by a lien on all or any part of the Mortgaged Property or related Personalty.

(ix)	When delivered to Lender, it must be accompanied by an opinion acceptable to Lender in Lender’s Discretion issued by counsel to the Issuer that includes opinions as to Issuer’s power and authority to issue the Letter of Credit and the enforceability of the Letter of Credit against Issuer and an updated nonconsolidation opinion with regard to any such Letter of Credit in form and substance satisfactory to Lender.

(b)	If at any time the Issuer of a Letter of Credit held by Lender ceases to be an Eligible Institution, Lender will have the right to immediately draw down the Letter of Credit in full and hold the Proceeds in an escrow account in accordance with the terms of this Loan Agreement.

(c)	Each Letter of Credit held by Lender pursuant to this Loan Agreement provides additional collateral for the Indebtedness in addition to the lien of the Security Instrument.

11.16	Reserved.

11.17	Reserved.

11.18	Reserved.

11.19	State Specific Provisions.

Reserved

11.20	Time is of the Essence. Time is of the essence with respect to each covenant of this Loan Agreement.

ARTICLE XII	DEFINITIONS.

The following terms, when used in this Loan Agreement (including when used in the recitals), will have the following meanings:

“Activities of Daily Living” means personal care services that provide the frail elderly with assistance in eating, dressing, bathing, incontinence care and assistance in moving from one place to another (such as from a bed to a wheelchair).

Multifamily Loan and Security Agreement – Seniors Housing	Page 101

“Affiliate” of any Person means:

(i)	Any other individual or entity that is, directly or indirectly, one of the following:

(A)	In Control of the applicable Person.

(B)	Under the Control of the applicable Person.

(C)	Under common Control with the applicable Person.

(ii)	Any individual that is a director or officer of the applicable Person.

(iii)	Any individual that is a director or officer of any entity described in clause (i) of this definition.

“Approved Seller/Servicer” is defined in Section 11.11(b).

“Assignment of Management Agreement” means the Assignment of Management Agreement and Subordination of Management Fees dated the same date as this Loan Agreement among Borrower, Lender and Property Manager, including all schedules, riders, allonges and addenda, as such Assignment of Management Agreement may be amended from time to time, and any future Assignment of Management Agreement and Subordination of Management Fees executed in accordance with Section 6.09(d).

“Assisted Living Residences” means residences that are designed to accommodate and provide 24-hour protective oversight and assistance for natural persons with functional limitations, including meals in a central location and assistance with Activities of Daily Living and Alzheimer’s care.

“Attorneys’ Fees and Costs” means: (i) fees and out of pocket costs of Lender’s and Loan Servicer’s attorneys, as applicable, including costs of Lender’s and Loan Servicer’s in-house counsel, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses; (ii) costs and fees of expert witnesses, including appraisers; (iii) investigatory fees; and (iv) costs for any opinion required by Lender pursuant to the terms of the Loan Documents.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., as amended from time to time.

“Books and Records” is defined in Section 6.07(a).

“Borrower” means all Persons identified as “Borrower” in the first paragraph of this Loan Agreement, together with their successors and assigns.

“Borrower Information” is defined in Section 10.02(d).

Multifamily Loan and Security Agreement – Seniors Housing	Page 102

“Borrower Principal” means any of the following:

(i)	Any general partner of Borrower (if Borrower is a partnership).

(ii)	Any manager or managing member of Borrower (if Borrower is a limited liability company).

(iii)	Any Person (limited partner, member or shareholder) with a collective direct or indirect equity interest in Borrower equal to or greater than 25%.

(iv)	Any Guarantor of all or any portion of the Loan or of any obligations of Borrower under the Loan Documents.

“Borrower Proof of Loss Threshold” means $144,000.00.

“Borrower Proof of Loss Maximum” means $576,000.00.

“Business Day” means any day other than a Saturday, a Sunday, or any other day on which Lender or the national banking associations are not open for business.

“Cap Agreement” means any interest rate cap agreement, interest rate swap agreement or other interest rate-hedging contract or agreement, in a form acceptable to Lender, obtained by Borrower from a Cap Provider as a requirement of any Loan Document or as a condition of Lender’s making the Loan.

“Cap Collateral” means all of the following:

(i)	The Cap Agreement.

(ii)	The Cap Payments.

(iii)	All rights of Borrower under any Cap Agreement and all rights of Borrower to all Cap Payments, including contract rights and general intangibles, whether existing now or arising after the date of this Loan Agreement.

(iv)	All rights, liens and security interests or guaranties granted by a Cap Provider or any other Person to secure or guaranty payment of any Cap Payments whether existing now or granted after the date of this Loan Agreement.

(v)	All documents, writings, books, files, records and other documents arising from or relating to any of the foregoing, whether existing now or created after the date of this Loan Agreement.

(vi)	All cash and non-cash proceeds and products of (ii) through (v) of this definition.

Multifamily Loan and Security Agreement – Seniors Housing	Page 103

“Cap Payment(s)” means any and all monies payable pursuant to any Cap Agreement by a Cap Provider.

“Cap Provider” means the third-party financial institution approved by Lender that is the counterparty under any Cap Agreement or Replacement Cap Agreement.

“Capital Replacement” means the replacement of those items listed on Exhibit F.

“Capped Interest Rate” is defined in the Note, if applicable.

“Claim” is defined in Section 10.02(f).

“Clean Site Assessment” is defined in Section 7.05(b)(i).

“Closing Date” means the date on which Lender disburses the proceeds of the Loan to or for the account of Borrower.

“Commitment Letter” means the fully executed commitment letter or early rate lock application between Lender and Borrower issued in connection with the Loan, as such document may have been modified, amended or extended.

“Completion Date” means, with respect to any Repair, the date specified for that Repair in the Repair Schedule of Work (Exhibit C), as such date may be extended by Lender in writing.

“Condemnation” is defined in Section 6.11(a).

“Continuing Care Retirement Community” or “CCRC” means a property designed to provide a continuum of care within a single community. The living accommodations and care provided within a CCRC are a combination of the accommodations and services provided by Seniors Apartments, Independent Living Units, Assisted Living Residences and Skilled Nursing Beds.

“Contract” means any present or future contract for the provision of goods or services (or with respect to payment therefore), together with all modifications, extensions and renewals, in connection with the operation or management of the Facility (other than Leases), including (i) those with Borrower or a Facility Operator, and (ii) Third Party Provider Agreements, together with all modifications, extensions or renewals.

“Control” means to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

“Corporate Lease” means a Lease for one or more residential units under which one entity will rent all such units from Borrower and will have the right to sublease such units to individual subtenants.

Multifamily Loan and Security Agreement – Seniors Housing	Page 104

“Cut-off Date” is defined in the Note, if applicable.

“Decrease in Acuity Mix” is defined in Section 5.25(c).

“Default Rate” is defined in the Note.

“Defeasance” is defined in Section 11.12.

“Defeasance Closing Date” is defined in Section 11.12(b).

“Defeasance Collateral” means: (i) a Freddie Mac Debt Security, (ii) a Fannie Mae Debt Security, (iii) U.S. Treasury Obligations, or (iv) FHLB Obligations.

“Defeasance Fee” is defined in Section 11.12(c).

“Defeasance Notice” is defined in Section 11.12(b).

“Defeasance Period” is defined in the Note, if applicable.

“Designated Entity for Transfers” means each entity so identified in Exhibit I, and that entity’s successors and permitted assigns.

“Disclosure Document” is defined in Section 11.08.

“Downgrade” as it applies to a License, means a License is modified so as to permit a less acute level of care (including elimination of skilled nursing or assisted living care or services included in the License) by the Governmental Authority responsible for issuing such License.

“Economic Sanctions Laws” means the foreign assets control regulations, 31 C.F.R. Chapter V, as amended, and any amending legislation or executive order relating to such legislation, as administered by OFAC.

“Eligible Account” means an identifiable account which is separate from all other funds held by the holding institution that is either (i) an account or accounts maintained with the corporate trust department of a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” means a federal or state chartered depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor’s Ratings Services, a

Multifamily Loan and Security Agreement – Seniors Housing	Page 105

division of The McGraw-Hill Companies, Inc., P-1 by Moody’s Investors Service, Inc. and F-3 by Fitch, Inc. in the case of accounts in which funds are held for 30 days or less or, in the case of letters of credit or accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least “A” by Fitch, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and “A2” by Moody’s Investors Service, Inc. If at any time an Eligible Institution does not meet the required rating, the Loan Servicer must move the Eligible Account within 30 days of such event to an appropriately rated Eligible Institution.

“Environmental Inspections” is defined in Section 6.12(e).

“Environmental Permit” means any permit, license, or other authorization issued under any Hazardous Materials Law with respect to any activities or businesses conducted on or in relation to the Mortgaged Property.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means the occurrence of any event listed in Section 9.01.

“Extension Period” is defined in the Note, if applicable.

“Facility” means the senior housing facility located on the Land, and including the Land and Improvements located on the Land.

“Facility Operator” means any tenant (an “Operating Tenant”) under a lease with Borrower (as landlord) of all or substantially all of the Facility, as well as any manager or Facility Operator pursuant to a Contract with Borrower or with an Operating Tenant.

“Fannie Mae Debt Security” means any non-callable bond, debenture, note, or other similar debt obligation issued by the Federal National Mortgage Association.

“FHFA” means the Federal Housing Finance Agency.

“FHLB Obligations” mean direct, non-callable and non-redeemable securities issued, or fully insured as to payment, by the Federal Home Loan Bank.

“Fixtures” means all property owned by Borrower which is attached to the Land or the Improvements so as to constitute a fixture under applicable law, including: machinery, equipment, engines, boilers, incinerators and installed building materials; systems and equipment for the purpose of supplying or distributing heating, cooling, electricity, gas, water, air or light; antennas, cable, wiring and conduits used in connection with radio, television, security, fire prevention or fire detection or otherwise used to carry electronic signals; telephone systems and equipment; elevators and related machinery and equipment; fire detection, prevention and extinguishing systems and apparatus; security and access control systems and apparatus; plumbing systems; water heaters, ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances; light fixtures, awnings, storm windows and storm doors; pictures, screens, blinds, shades, curtains and curtain rods; mirrors; cabinets, paneling, rugs and floor and wall coverings; fences, trees and plants; swimming pools; and exercise equipment.

Multifamily Loan and Security Agreement – Seniors Housing	Page 106

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“Freddie Mac Debt Security” means any non-callable bond, debenture, note, or other similar debt obligation issued by Freddie Mac.

“Freddie Mac Web Site” means the web site of Freddie Mac, located at www.freddiemac.com.

“GAAP” means generally accepted accounting principles.

“Governmental Authority” means any board, commission, department, agency or body of any municipal, county, state or federal governmental unit, or any subdivision of any of them, that has or acquires jurisdiction over the Mortgaged Property, or the use, operation or improvement of the Mortgaged Property, or over Borrower including all applicable licensing or accreditation bodies or agencies (whether federal, state, county, district, municipal, city or otherwise, whether now or hereafter in existence, including applicable non-governmental organizations, such as the Joint Commission on the Accreditation of Healthcare Organizations) that have or acquire jurisdiction over Borrower, a Facility Operator (as pertains to the Facility), the Facility or the use, operation, improvement, accreditation, licensing or permitting of the Facility or the operations of the Facility.

“Governmental Payor Program” means any Medicare, Medicaid, TRICARE programs or similar federal, state, local or any other third party payors’ programs or other similar provider payment programs, or any so-called “waiver program” associated therewith.

“Guarantor” means the Person(s) required by Lender to guaranty all or a portion of Borrower’s obligations under the Loan Documents, as set forth in the Guaranty: The required Guarantors as of the date of this Loan Agreement are set forth in Exhibit I.

“Guaranty” means the Guaranty executed by Guarantor and/or any replacement or supplemental guaranty executed pursuant to the terms of this Loan Agreement.

“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (PCBs) and compounds containing them; lead and lead-based paint; asbestos or asbestos containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Mortgaged Property is prohibited by any Governmental Authority; any medical products or devices, including, those materials defined as “medical waste” or “biological waste” under relevant statutes, ordinances or regulations pertaining to Hazardous Materials Law; any substance that requires special handling and any other material or substance now or in the future that (i) is defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” or “pollutant” by or within the meaning of any Hazardous Materials Law, or (ii) is regulated in any way by or within the meaning of any Hazardous Materials Law.

Multifamily Loan and Security Agreement – Seniors Housing	Page 107

“Hazardous Materials Law” and “Hazardous Materials Laws” means any and all federal, state and local laws, ordinances, regulations and standards, rules, policies and other governmental requirements, administrative rulings and court judgments and decrees in effect now or in the future, including all amendments, that relate to Hazardous Materials or the protection of human health or the environment and apply to Borrower or to the Mortgaged Property. Hazardous Materials Laws include the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101 et seq., and their state analogs.

“Healthcare Laws” means all federal, state, municipal or other Governmental Authority laws, codes and statutes and all regulations and rules promulgated thereunder and all Governmental Authority interpretations thereof, applicable or pertaining to the ownership, leasing, operation or management of medical or senior housing facilities (including Independent Living Units, adult care facilities, Assisted Living Residences, skilled nursing care, rehabilitation services, CCRC’s, and dementia and/or memory care facilities), including those pertaining to Licenses necessary to operate or manage any such facility, those pertaining to billing any Governmental Payor Program, those pertaining to patient care and Privacy Laws, quality and safety standards, accepted professional standards, and principles that apply to professionals providing services to the Facility, accreditation standards, and requirements of the applicable state department of health and all other Governmental Authorities including, those requirements relating to the Facility’s physical structure and environment, licensing, quality and adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies, additions to facilities and services and fee splitting.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended from time to time, together with all rules and regulations promulgated thereunder from time to time.

“HVAC System” is defined in Section 6.10(a)(v).

“Immediate Family Members” means a Person’s spouse, parent, child (including stepchild), grandchild (including step-grandchild) or sibling.

“Imposition Reserve Deposits” is defined in Section 4.02(a).

“Impositions” is defined in Section 4.02(a).

“Improvements” means the buildings, structures and improvements now constructed or at any time in the future constructed or placed upon the Land, including any future alterations, replacements and additions.

Multifamily Loan and Security Agreement – Seniors Housing	Page 108

“Increase in Acuity Mix” is defined in Section 5.25(c).

“Indebtedness” means the principal of, interest at the fixed or variable rate set forth in the Note on, and all other amounts due at any time under, the Note, this Loan Agreement or any other Loan Document, including prepayment premiums, late charges, default interest, and advances as provided in Section 9.02 to protect the security of the Security Instrument.

“Indemnified Party/ies” is defined in Section 10.02(d).

“Indemnitees” is defined in Section 10.02(a).

“Independent Living Units” means residential units that are accompanied by optional services designed to aid the residents’ independence, including building security, optional meals, housekeeping, laundry, and at least some incidental services and activities not related to personal care, such as valet shopping, financial planning, unscheduled transportation, beautician services, recreational and social activities and 24-hour staff presence.

“Installment Due Date” is defined in the Note.

“Insurance” means Property Insurance, liability insurance and all other insurance that Lender requires Borrower to maintain pursuant to this Loan Agreement.

“Intended Use” is defined in Section 5.25.

“Intercreditor Agreement” is defined in Section 11.11(b).

“Investor Interest Transfer” is defined in Section 7.03(d)(vi).

“Investor Interests” is defined in Section 7.03(d)(vi).

“Issuer” means the issuer of any Letter of Credit.

“Issuer Group” is defined in Section 10.02(d).

“Issuer Person” is defined in Section 10.02(d).

“Land” means the land described in Exhibit A.

“Leases” means all present and future leases, master leases, operating leases, subleases, occupancy agreements pertaining to occupants of the Facility, including both residential and commercial agreements and patient admission or resident care agreements, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Mortgaged Property, or any portion of the Mortgaged Property (including proprietary leases or occupancy agreements if Borrower is a cooperative housing corporation), and all modifications, extensions or renewals.

Multifamily Loan and Security Agreement – Seniors Housing	Page 109

“Lender” means the entity identified as “Lender” in the first paragraph of this Loan Agreement, or any subsequent holder of the Note.

“Lender’s Discretion” means Lender’s reasonable discretion unless otherwise set forth in this Loan Agreement.

“Letter of Credit” means any letter of credit required under the terms of this Loan Agreement or any other Loan Document.

“LIBOR Index Rate” is defined in the Note, if applicable.

“License” means any license, permit, regulatory agreement, certificate, approval, certificate of need or similar certificate, authorization, accreditation, approved provider status in any approved provider payment program, or approval issued by an applicable state department of health (or any subdivision thereof) or state licensing agency, as applicable, in each instance whether issued by a Governmental Authority or otherwise, used in connection with, or necessary or desirable to use, occupy or operate the Facility for its Intended Use, including the provision of all goods and services to be provided by Borrower or the Facility Operator to the residents of the Facility.

“Lien” means any mortgage, deed of trust, deed to secure debt, security interest or other lien or encumbrance on the Mortgaged Property.

“Loan” is defined on Page 1 of this Loan Agreement.

“Loan Agreement” means this Multifamily Loan and Security Agreement.

“Loan Application” is defined in Section 5.16(a).

“Loan Documents” means the Note, the Security Instrument, this Loan Agreement, all guaranties, all indemnity agreements, all collateral agreements, UCC filings, O&M Programs, the MMP and any other documents now or in the future executed by Borrower, any Guarantor or any other Person in connection with the Loan evidenced by the Note, as such documents may be amended from time to time.

“Loan Servicer” means the entity that from time to time is designated by Lender to collect payments and deposits and receive Notices under the Note, the Security Instrument, this Loan Agreement and any other Loan Document, and otherwise to service the Loan evidenced by the Note for the benefit of Lender.

“Lockout Period,” if applicable, is defined in the Note.

“Major Building System” means one that is integral to the Improvements, providing basic services to the tenants and other occupants of the Improvements including:

•	Electrical (electrical lines or power upgrades, excluding fixture replacement).

•	HVAC (central and unit systems, excluding replacement of in kind unit systems).

Multifamily Loan and Security Agreement – Seniors Housing	Page 110

•	Plumbing (supply and waste lines, excluding fixture replacement).

•	Structural (foundation, framing, and all building support elements).

“Manager” or “Managers” means a Person who is named or designated as a manager or managing member or otherwise acts in the capacity of a manager or managing member of a limited liability company in a limited liability company agreement or similar instrument under which the limited liability company is formed or operated.

“Margin” is defined in the Note, if applicable.

“Material Adverse Effect” means a significant detrimental effect on: (i) the Mortgaged Property (including the Facility), (ii) the business, prospects, profits, operations or condition (financial or otherwise) of Borrower or any Facility Operator, (iii) the enforceability, validity, perfection or priority of the Lien of any Loan Document, (iv) the ability of Borrower or any Facility Operator to perform any obligations under any Loan Document or (v) Borrower’s or any Facility Operator’s interest in the Facility including a Downgrade, termination, revocation or suspension of, or refusal to renew or reissue, any applicable License, or a ban on new resident admissions.

“Material Contract” means Contracts:

(i)	For preparing or serving food (but do not include food supply Contracts), regardless of annual consideration or term.

(ii)	For medical services or healthcare provider agreements, regardless of annual consideration or term.

(iii)	The average annual consideration of which, directly or indirectly, is at least $50,000.

(iv)	Having a term of more than one year unless subject to termination by Borrower or if Borrower is not a party to the Contract, the Facility Operator, and their respective successors and assigns, upon not more than 30 days notice, without cause and without payment of any termination fee, penalty or extra charge.

“Maturity Date” means the Scheduled Maturity Date, as defined in the Note.

“Maximum Combined LTV” means 65%.

“Membership Interests” is defined in Section 5.24.

“Membership Interests Seller” is defined in Section 5.24.

“Minimum DSCR” means, with respect to a Supplemental Loan,

(i)	if the Senior Indebtedness bears interest at a fixed rate, then

Multifamily Loan and Security Agreement – Seniors Housing	Page 111

(A)	1.30:1 for Mortgaged Properties classified by Lender as Independent Living, and

(B)	1.40:1 for Mortgaged Properties classified by Lender as Assisted Living,

or

(ii)	if the Senior Indebtedness bears interest at a floating rate, then

(A)	1.10:1 for Mortgaged Properties classified by Lender as Independent Living and

(B)	1.15:1 for Mortgaged Properties classified by Lender as Assisted Living.

“Minimum Occupancy” means 85% of units at the Mortgaged Property with leases that comply with Section 5.11, Section 6.09(e)(v)(E), and Section 6.15.

“MMP” means a moisture management plan to control water intrusion and prevent the development of Mold or moisture at the Mortgaged Property throughout the term of this Loan Agreement.

“Modified Non-Residential Lease” means an extension or modification of any Non-Residential Lease, which Non-Residential Lease was in existence as of the date of this Loan Agreement.

“Mold” means mold, fungus, microbial contamination or pathogenic organisms.

“Mortgaged Property” means all of Borrower’s present and future right, title and interest in and to all of the following:

(i)	The Land, or, if Borrower’s interest in the Land is pursuant to a Ground Lease, the Ground Lease and the Leasehold Estate.

(ii)	The Improvements (including the Facility).

(iii)	The Fixtures.

(iv)	The Personalty.

(v)	All current and future rights, including air rights, development rights, zoning rights and other similar rights or interests, easements, tenements, rights of way, strips and gores of land, streets, alleys, roads, sewer rights, waters, watercourses and appurtenances related to or benefiting the Land or the Improvements, or both, and all rights-of-way, streets, alleys and roads which may have been or may in the future be vacated.

Multifamily Loan and Security Agreement – Seniors Housing	Page 112

(vi)	All proceeds paid or to be paid by any insurer of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, whether or not Borrower obtained the Insurance pursuant to Lender’s requirement.

(vii)	All awards, payments and other compensation made or to be made by any municipal, state or federal authority with respect to the Land or the Leasehold Estate, as applicable, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property, including any awards or settlements resulting from Condemnation proceedings or the total or partial taking of the Land, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property under the power of eminent domain or otherwise and including any conveyance in lieu thereof.

(viii)	All contracts, options and other agreements for the sale of the Land, or the Leasehold Estate, as applicable, the Improvements, the Fixtures, the Personalty or any other part of the Mortgaged Property entered into by Borrower now or in the future, including cash or securities deposited to secure performance by parties of their obligations.

(ix)	All proceeds from the conversion, voluntary or involuntary, of any of the items described in items (i) through (viii) of this definition, into cash or liquidated claims, and the right to collect such proceeds.

(x)	All Rents and Leases.

(xi)	All earnings, royalties, accounts receivable, issues and profits from the Land, the Improvements or any other part of the Mortgaged Property, and all undisbursed proceeds of the Loan.

(xii)	All Imposition Reserve Deposits.

(xiii)	All refunds or rebates of Impositions by any Governmental Authority or insurance company (other than refunds applicable to periods before the real property tax year in which this Loan Agreement is dated).

(xiv)	All tenant security deposits which have not been forfeited by any tenant under any Lease and any bond or other security in lieu of such deposits.

(xv)	All names under or by which any of the Mortgaged Property may be operated or known, and all trademarks, trade names and goodwill relating to any of the Mortgaged Property.

(xvi)	If required by the terms of Section 4.05 or elsewhere in this Loan Agreement, all rights under any Letter of Credit and the Proceeds, as such Proceeds may increase or decrease from time to time.

Multifamily Loan and Security Agreement – Seniors Housing	Page 113

(xvii)	If the Note provides for interest to accrue at a floating or variable rate and there is a Cap Agreement, the Cap Collateral.

(xviii)	All payments received and all rights to receive payments from any source, which payments (or rights thereto) arise from operation of or at the Facility, including entrance fees, application fees, processing fees, community fees and any other amounts or fees deposited or to be deposited by any resident or tenant, payments received and the right to receive payments of second party charges added to base rental income, base and additional meal sales, payments received and rights to receive payments from commercial operations located at or on the Facility or provided as a service to the occupants of the Facility, rental from guest suites, seasonal lease charges, rental payments under furniture leases, income from laundry service, and income and fees from any and all other services provided to residents of the Facility.

(xix)	All rights to payments from Governmental Payor Programs and rights to payment from private insurers, arising from the operation of the Facility.

(xx)	All Licenses.

(xxi)	All Contracts, including operating contracts, franchises, licensing agreements, healthcare services contracts, food service contracts and other contracts for services related to the operation of the Facility.

(xxii)	All utility deposits.

(xxiii)	Reserved.

(xxiv)	Reserved.

(xxv)	Reserved.

“New Non-Residential Lease” is any Non-Residential Lease not in existence as of the date of this Loan Agreement.

“Non-Residential Lease” is a Lease of a portion of the Mortgaged Property to be used for non-residential purposes.

“Non-U.S. Equity Holder” means any Person with a collective equity interest (whether direct or indirect) of 10% or more in Borrower, and which is either (a) an individual who is not a citizen of the United States, or (b) an entity formed outside the United States.

“Note” means the Multifamily Note or Notes (including any Amended and Restated Note(s), Consolidated, Amended and Restated Note(s), or Extended and Restated Note(s)) executed by Borrower in favor of Lender and dated as of the date of this Loan Agreement, including all schedules, riders, allonges and addenda, as such Multifamily Note(s) may be amended, modified and/or restated from time to time.

Multifamily Loan and Security Agreement – Seniors Housing	Page 114

“Notice” or “Notices” means all notices, demands and other communication required under the Loan Documents, provided in accordance with the requirements of Section 11.03.

“O&M Program” is defined in Section 6.12(c) and consists of the following: None.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Person” means any natural person, sole proprietorship, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, limited liability limited partnership, joint venture, association, joint stock company, bank, trust, estate, unincorporated organization, any federal, state, county or municipal government (or any agency or political subdivision thereof), endowment fund or any other form of entity.

“Personalty” means all of the following:

(i)	Accounts (including deposit accounts) of Borrower related to the Mortgaged Property.

(ii)	Equipment and inventory owned by Borrower, which are used now or in the future in connection with the ownership, management or operation of the Land or Improvements or are located on the Land or Improvements, including furniture, furnishings, dishes, silverware, glassware, kitchen equipment, machinery, building materials, goods, supplies, tools, books, records (whether in written or electronic form) and computer equipment (hardware and software).

(iii)	Other tangible personal property owned by Borrower which is used now or in the future in connection with the ownership, management or operation of the Land or Improvements or is located on the Land or in the Improvements, including ranges, stoves, microwave ovens, refrigerators, dishwashers, garbage disposers, washers, dryers and other appliances (other than Fixtures).

(iv)	Any operating agreements relating to the Land or the Improvements.

(v)	Any surveys, plans and specifications and contracts for architectural, engineering and construction services relating to the Land or the Improvements.

(vi)	All other intangible property, general intangibles and rights relating to the operation of, or used in connection with, the Land or the Improvements, including all governmental permits relating to any activities on the Land and including subsidy or similar payments received from any sources, including a Governmental Authority.

(vii)	Any rights of Borrower in or under any Letter of Credit.

Multifamily Loan and Security Agreement – Seniors Housing	Page 115

“Pledge Agreement” is defined in Section 11.12(f)(iii).

“Prepayment Premium Period” is defined in the Note.

“Prior Lien” means a pre-existing mortgage, deed of trust or other Lien encumbering the Mortgaged Property.

“Privacy Laws” means all federal, state, municipal or other Governmental Authority laws, codes and statutes and all regulations and rules promulgated thereunder and all Governmental Authority interpretations thereof, applicable or pertaining to resident, tenant and patient privacy. Privacy Laws include HIPAA.

“Proceeding” means, whether voluntary or involuntary, any case, proceeding or other action against Borrower or any SPE Equity Owner under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors.

“Proceeds” means the cash obtained by a draw on a Letter of Credit.

“Prohibited Activity or Condition” means each of the following:

(i)	The presence, use, generation, release, treatment, processing, storage (including storage in above-ground and underground storage tanks), handling or disposal of any Hazardous Materials on or under the Mortgaged Property.

(ii)	The transportation of any Hazardous Materials to, from or across the Mortgaged Property.

(iii)	Any occurrence or condition on the Mortgaged Property, which occurrence or condition is or may be in violation of Hazardous Materials Laws.

(iv)	Any violation of or noncompliance with the terms of any Environmental Permit with respect to the Mortgaged Property.

(v)	Any violation or noncompliance with the terms of any O&M Program.

However, the term “Prohibited Activity or Condition” expressly excludes lawful conditions permitted by an O&M Program or the safe and lawful use and storage of quantities of: (i) medical products or devices or medical waste, (ii) pre-packaged supplies, cleaning materials and petroleum products customarily used in the operation and maintenance of comparable multifamily properties, (iii) cleaning materials, personal grooming items and other items sold in pre-packaged containers for consumer use and used by tenants and occupants of residential units in the Mortgaged Property, and (iv) petroleum products used in the operation and maintenance of motor vehicles from time to time located on the Mortgaged Property’s parking areas, so long as all of the foregoing are used, stored, handled, transported and disposed of in compliance with Hazardous Materials Laws.

Multifamily Loan and Security Agreement – Seniors Housing	Page 116

“Prohibited Parties List” means any one or more of the following:

(i)	The OFAC Specially Designated Nationals and Blocked Persons List.

(ii)	The OFAC Consolidated Sanctions List.

(iii)	FHFA Suspended Counterparty Program List.

“Property Improvement Alterations” means alterations to the Improvements existing at or upon the Mortgaged Property as of the date of this Loan Agreement, which are being made to renovate or upgrade the Mortgaged Property and are not otherwise permitted under Section 6.09(e). Repairs, Capital Replacements, Restoration or other work required to be performed at the Mortgaged Property pursuant to Sections 6.10 or 6.11 will not constitute Property Improvement Alterations.

“Property Improvement Notice” means a Notice to Lender that Borrower intends to begin the Property Improvement Alterations identified in the Property Improvement Notice.

“Property Insurance” is defined in Section 6.10(a).

“Property Jurisdiction” means the jurisdiction in which the Land is located.

“Property Manager” means MSL Community Management LLC, a California limited liability company, or another residential rental property manager which is approved by Lender in writing.

“Property Seller” is defined in Section 5.24.

“Public Fund/REIT Securities” is defined in Section 7.03(c).

“Rate Cap Agreement Reserve Fund” means the account established pursuant to Section 4.07, if applicable, to pay for the cost of a Replacement Cap Agreement.

“Rating Agencies” means Fitch, Inc., Moody’s Investors Service, Inc., or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor entity of the foregoing, or any other nationally recognized statistical rating organization.

“Release Instruments” is defined in Section 11.12(f).

“Remedial Work” is defined in Section 6.12(f).

“Rent(s)” means all rents (whether from residential or non-residential space), revenues and other income of the Land or the Improvements, parking fees, laundry and vending machine income and fees and charges for food, health care and other services provided at the Mortgaged Property, whether now due, past due or to become due, and deposits forfeited by tenants, and, if Borrower is a cooperative housing corporation or association, maintenance fees, charges or assessments payable by shareholders or residents under proprietary leases or occupancy agreements, whether now due, past due or to become due.

Multifamily Loan and Security Agreement – Seniors Housing	Page 117

“Rent Schedule” means a written schedule for the Mortgaged Property showing the name of each tenant, and for each tenant, the space occupied, the lease expiration date, the rent payable for the current month, the date through which rent has been paid, and any related information requested by Lender.

“Repairs” means the repairs to be made to the Mortgaged Property, as described on the Repair Schedule of Work (Exhibit C) or as otherwise required by Lender in accordance with this Loan Agreement.

“Replacement Cap Agreement” means any Cap Agreement satisfying the provisions of this Loan Agreement, using documentation approved by Lender, and purchased by Borrower to replace any initial Cap Agreement or subsequent Cap Agreement.

“Replacement Cost” means the estimated replacement cost of the Improvements, Fixtures, and Personalty (or, when used in reference to a property that is not the Mortgaged Property, all improvements, fixtures, and personalty located on such property), excluding any deduction for depreciation, all as determined annually by Borrower using customary methodology and sources of information acceptable to Lender in Lender’s Discretion. Replacement Cost will not include the cost to reconstruct foundations or site improvements, such as driveways, parking lots, sidewalks, and landscaping.

“Reserve Fund” means each account established for Imposition Reserve Deposits, the Replacement Reserve Fund, the Repair Reserve Fund (if any), the Rate Cap Agreement Reserve Fund (if any), the Rental Achievement Reserve Fund (if any), and any other account established pursuant to Article IV of this Loan Agreement.

“Residential Leases and Agreements” is defined in 6.26(a).

“Restoration” is defined in Section 6.10(j)(i).

“Scheduled Debt Payments” is defined in Section 11.12(g)(i)(B).

“Secondary Market Transaction” means: (i) any sale or assignment of this Loan Agreement, the Note and the other Loan Documents to one or more investors as a whole loan, (ii) a participation of the Loan to one or more investors, (iii) any deposit of this Loan Agreement, the Note and the other Loan Documents with a trust or other entity which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or other entity, or (iv) any other sale, assignment or transfer of the Loan or any interest in the Loan to one or more investors.

“Securitization” means when the Note or any portion of the Note is assigned to a REMIC or grantor trust.

“Securitization Indemnification” is defined in Section 10.02(d).

Multifamily Loan and Security Agreement – Seniors Housing	Page 118

“Security Instrument” means the mortgage, deed of trust, deed to secure debt or other similar security instrument encumbering the Mortgaged Property and securing Borrower’s performance of its Loan obligations, including Borrower’s obligations under the Note and this Loan Agreement (including any Amended and Restated Security Instrument, Consolidation, Modification and Extension Agreement, Extension and Modification Agreement or similar agreement or instrument amending and restating existing security instruments).

“Senior Indebtedness” means, for a Supplemental Loan, if any, the Indebtedness evidenced by each Senior Note and secured by each Senior Instrument for the benefit of each Senior Lender.

“Senior Instrument” – Not applicable.

“Senior Lender” means each holder of a Senior Note.

“Senior Loan Documents” means, for a Supplemental Loan, if any, all documents relating to each loan evidenced by a Senior Note.

“Senior Note” means, for a Supplemental Loan, if any, each Multifamily Note secured by a Senior Instrument.

“Seniors Apartments” means age-restricted apartments for senior residents who are able to function independently. These residences are typically restricted to residents 55 and older (or 62 and older). Seniors Apartments do not provide healthcare services, medication assistance, meal services or other third-party contract services.

“Servicing Arrangement” is defined in Section 11.06(b).

“Single Purpose Entity” is defined in Section 6.13(a).

“Site Assessment” means an environmental assessment report for the Mortgaged Property prepared at Borrower’s expense by a qualified environmental consultant engaged by Borrower, or by Lender on behalf of Borrower, and approved by Lender, and in a manner reasonably satisfactory to Lender, based upon an investigation relating to and making appropriate inquiries to evaluate the risks associated with Mold and any existence of Hazardous Materials on or about the Mortgaged Property, and the past or present discharge, disposal, release or escape of any such substances, all consistent with the most current version of the ASTM 1527 standard (or any successor standard published by ASTM) and good customary and commercial practice.

“Skilled Nursing Beds” means a portion of a property that provides licensed skilled nursing care and related services for patients who require medical, nursing or rehabilitative services, including Alzheimer’s care.

“SPE Equity Owner” is not applicable. Borrower will not be required to maintain an SPE Equity Owner in its organizational structure during the term of the Loan and all references to SPE Equity Owner in this Loan Agreement and in the Note will be of no force or effect.

Multifamily Loan and Security Agreement – Seniors Housing	Page 119

“Successor Borrower” is defined in Section 11.12(b).

“Supplemental Indebtedness” the Indebtedness evidenced by the Supplemental Note(s) and secured by the Supplemental Instrument(s) for the benefit of Supplemental Lender(s), if any.

“Supplemental Instrument” means, for each Supplemental Loan (whether one or more), if any, the Security Instrument executed to secure the Supplemental Note for the Supplemental Loan.

“Supplemental Lender” means, for each Supplemental Loan (whether one or more), if any, the lender named in the Supplemental Instrument for that Supplemental Loan and its successors and/or assigns.

“Supplemental Loan” means any loan that is subordinate to the Senior Indebtedness.

“Supplemental Loan Documents” means, for each Supplemental Loan (whether one or more), if any, all documents relating to the loan evidenced by the Supplemental Note for that Supplemental Loan.

“Supplemental Mortgage Product” is defined in Section 11.11(a).

“Supplemental Note” means, for each Supplemental Loan (whether one or more), if any, the Multifamily Note secured by the Supplemental Instrument for that Supplemental Loan.

“Tax Code” means the Internal Revenue Code of the United States, 26 U.S.C. Section 1 et seq., as amended from time to time.

“Taxes” means all taxes, assessments, vault rentals and other charges, if any, whether general, special or otherwise, including all assessments for schools, public betterments and general or local improvements, which are levied, assessed or imposed by any public authority or quasi-public authority, and which, if not paid, will become a Lien on the Land or the Improvements.

“Third Party Provider Agreements” means any contract pursuant to which payments arising from operation of or at the Facility are to be made by or pursuant to Governmental Payor Programs or private insurers.

“Total Insurable Value” means the sum of the Replacement Cost, business income/rental value Insurance and the value of any business personal property.

“Transfer” means any of the following:

(i)	A sale, assignment, transfer or other disposition or divestment of any interest in Borrower, a Designated Entity for Transfers, or the Mortgaged Property (whether voluntary, involuntary or by operation of law).

(ii)	The granting, creating or attachment of a Lien, encumbrance or security interest (whether voluntary, involuntary or by operation of law).

Multifamily Loan and Security Agreement – Seniors Housing	Page 120

(iii)	The issuance or other creation of an ownership interest in a legal entity, including a partnership interest, interest in a limited liability company or corporate stock.

(iv)	The withdrawal, retirement, removal or involuntary resignation of a partner in a partnership or a member or Manager in a limited liability company.

(v)	The merger, dissolution, liquidation, or consolidation of a legal entity or the reconstitution of one type of legal entity into another type of legal entity.

(vi)	A change of the Guarantor.

For purposes of defining the term “Transfer,” the term “partnership” means a general partnership, a limited partnership, a joint venture, a limited liability partnership, or a limited liability limited partnership, and the term “partner” means a general partner, a limited partner, or a joint venturer.

“Transfer” does not include any of the following:

(i)	A conveyance of the Mortgaged Property at a judicial or non-judicial foreclosure sale under the Security Instrument.

(ii)	The Mortgaged Property becoming part of a bankruptcy estate by operation of law under the Bankruptcy Code.

(iii)	The filing or recording of a Lien against the Mortgaged Property for local taxes and/or assessments not then due and payable.

“Transfer and Assumption Agreement” is defined in Section 11.12(f)(iv).

“Transfer Fee” means a fee paid when the Transfer is completed. Unless otherwise specified, the Transfer Fee will be equal to the lesser of the following:

(i)	1% of the outstanding principal balance of the Indebtedness as of the date of the Transfer.

(ii)	$250,000.

“Transfer Processing Fee” means a nonrefundable fee of $15,000 for Lender’s review of a proposed or completed Transfer.

“U.S. Treasury Obligations” means direct, non-callable and non-redeemable securities issued, or fully insured as to payment, by the United States of America.

“UCC Collateral” is defined in Section 3.03.

Multifamily Loan and Security Agreement – Seniors Housing	Page 121

“Underwriter Group” is defined in Section 10.02(d).

“Uniform Commercial Code” means the Uniform Commercial Code as promulgated in the applicable jurisdiction.

“Windstorm Coverage” is defined in Section 6.10(a)(iv).

ARTICLE XIII	INCORPORATION OF ATTACHED RIDERS.

The Riders listed on Page ii are attached to and incorporated into this Loan Agreement.

Multifamily Loan and Security Agreement – Seniors Housing	Page 122

ARTICLE XIV	INCORPORATION OF ATTACHED EXHIBITS.

The following Exhibits, if marked with an “X” in the space provided, are attached to this Loan Agreement:

☒	Exhibit A	Description of the Land (required)

☒	Exhibit B	Modifications to Multifamily Loan and Security Agreement

☐	Exhibit C	Repair Schedule of Work

☒	Exhibit D	Repair Disbursement Request (required)

☐	Exhibit E	Work Commenced at Mortgaged Property

☒	Exhibit F	Capital Replacements (required)

☐	Exhibit G	Description of Ground Lease

☒	Exhibit H	Organizational Chart of Borrower as of the Closing Date (required)

☒	Exhibit I	Designated Entities for Transfers and Guarantor(s) (required)

☐	Exhibit J	Description of Release Parcel

☒	Exhibit K	Licenses (required)

☒	Exhibit L	Furniture, Fixtures, Equipment, and Motor Vehicles (required)

☒	Exhibit M	Contracts (required)

☒	Exhibit N	Material Contracts (required)

☒	Exhibit O	Borrower’s Certificate of Property Improvement Alterations Completion (required)

☒	Exhibit P	Statement of Deficiencies

ARTICLE XV	RESERVED.

Multifamily Loan and Security Agreement – Seniors Housing	Page 123

BORROWER:

SSSHT PROPCO 4522 S 1300 E, LLC, a Delaware limited liability company

By:	Strategic Student & Senior Housing Trust, Inc., a Maryland corporation, as Manager

	By:	/s/ H. Michael Schwartz
	Name:	H. Michael Schwartz
	Its:	Chief Executive Officer

SIGNATURES CONTINUE ON FOLLOWING PAGE

Multifamily Loan and Security Agreement – Seniors Housing	Page 124

LENDER:

KEYBANK NATIONAL ASSOCIATION, a national banking association

By:	/s/ Sharon D. Callahan
Name:	Sharon D. Callahan
Title:	Vice President

Multifamily Loan and Security Agreement – Seniors Housing	Page 125

RIDER TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

REPLACEMENT RESERVE FUND – IMMEDIATE DEPOSITS

(Revised 7-1-2014)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	Section 4.04 is deleted and replaced with the following:

4.04	Replacement Reserve Fund.

(a)	Deposits to Replacement Reserve Fund. On the Closing Date, the parties will establish the Replacement Reserve Fund and Borrower will pay the Initial Deposit to Lender for deposit into the Replacement Reserve Fund. Commencing on the date the first installment of principal and/or interest is due under the Note and continuing on the same day of each successive month until the Loan is paid in full, Borrower will pay the Monthly Deposit to Lender for deposit into the Replacement Reserve Fund, together with its regular monthly payments of principal and/or interest as required by the Note. A transfer of funds into the Replacement Reserve Fund from the Repair Reserve Fund, pursuant to the terms of Section 4.03(e), if applicable, will not alter or reduce the amount of any deposits to the Replacement Reserve Fund.

(b)	Costs Charged by Lender.

(i)	If Lender, in Lender’s Discretion, retains a professional inspection engineer or other qualified third party to inspect any Capital Replacements pursuant to the terms of Section 6.06, Lender may charge Borrower an amount sufficient to pay all reasonable costs and expenses charged by such third party inspector.

(ii)	If there are sufficient funds in Replacement Reserve Fund, Lender will be entitled, but not obligated, to deduct from the Replacement Reserve Fund the costs and expenses set forth in Section 4.04(b)(i). Lender will be entitled to charge Borrower for such costs and expenses and Borrower will pay the amount of such item(s) to Lender immediately after Notice from Lender to Borrower of such charge(s).

(iii)	If there are insufficient funds in the Replacement Reserve Fund, then Lender will be entitled to charge Borrower for the costs and expenses specified in Section 4.04(b)(i), and Borrower will pay the amount of such item(s) to Lender immediately after Notice from Lender to Borrower of such charge(s).

Rider to Multifamily Loan and Security Agreement Replacement Reserve Fund – Immediate Deposits	Page 1

(c)	Adjustments to Replacement Reserve Fund. If the initial term of the Loan is greater than 120 months, then the following provisions will apply:

(i)	Lender reserves the right to adjust the amount of the Monthly Deposit based on Lender’s assessment of the physical condition of the Mortgaged Property, however, Lender will not make such an adjustment prior to the date that is 120 months after the first installment due date, nor more frequently than every 10 years thereafter during the term of the Loan.

(ii)	Borrower will pay the cost of any assessment required by Lender pursuant to Section 4.04(c)(i) to Lender immediately after Notice from Lender to Borrower of such charge.

(iii)	Upon Notice from Lender or Loan Servicer, Borrower will begin paying the Revised Monthly Deposit on the first monthly payment date that is at least 30 days after the date of Lender’s or Loan Servicer’s Notice. If Lender or Loan Servicer does not provide Borrower with Notice of a Revised Monthly Deposit, Borrower will continue to pay the Monthly Deposit or the Revised Monthly Deposit then in effect.

(d)	Insufficient Amount in Replacement Reserve Fund. If Borrower requests disbursement from the Replacement Reserve Fund for a Capital Replacement in accordance with this Loan Agreement in an amount which exceeds the amount on deposit in the Replacement Reserve Fund, Lender will disburse to Borrower only the amount on deposit in the Replacement Reserve Fund. Borrower will pay all additional amounts required in connection with any such Capital Replacement from Borrower’s own funds.

(e)	Reserved.

(f)	Reserved.

(g)	Disbursements from Replacement Reserve Fund.

(i)	Requests for Disbursement. Lender will disburse funds from the Replacement Reserve Fund as follows:

(A)	Borrower’s Request. If Borrower determines, at any time or from time to time, that a Capital Replacement is necessary or desirable, Borrower will perform such Capital

Rider to Multifamily Loan and Security Agreement Replacement Reserve Fund – Immediate Deposits	Page 2

Replacement and request from Lender, in writing, reimbursement for such Capital Replacement. Borrower’s request for reimbursement will include (1) a detailed description of the Capital Replacement performed, together with evidence, satisfactory to Lender, that the cost of such Capital Replacement has been paid, and (2) if required by Lender, lien waivers from each contractor and material supplier supplying labor or materials for such Capital Replacement.

(B)	Lender’s Request. If Lender reasonably determines at any time or from time to time, that a Capital Replacement is necessary for the proper maintenance of the Mortgaged Property, it will so notify Borrower, in writing, requesting that Borrower obtain and submit to Lender bids for all labor and materials required in connection with such Capital Replacement. Borrower will submit such bids and a time schedule for completing each Capital Replacement to Lender within 30 days after Borrower’s receipt of Lender’s Notice. Borrower will perform such Capital Replacement and request from Lender, in writing, reimbursement for such Capital Replacement. Borrower’s request for reimbursement will include (1) a detailed description of the Capital Replacement performed, together with evidence, satisfactory to Lender, that the cost of such Capital Replacement has been paid, and (2) if required by Lender, lien waivers from each contractor and material supplier supplying labor or materials for such Capital Replacement.

(ii)	Conditions Precedent. Disbursement from the Replacement Reserve Fund will be made no more frequently than once every Replacement Reserve Disbursement Period and, except for the final disbursement, no disbursement will be made in an amount less than the Minimum Replacement Disbursement Request Amount. Disbursements will be made only if the following conditions precedent have been satisfied, as determined by Lender in Lender’s Discretion:

(A)

Each Capital Replacement has been performed and/or installed on the Mortgaged Property in a good and workmanlike manner with suitable materials (or in the case of a partial disbursement, performed and/or installed on the Mortgaged Property to an acceptable stage), in accordance with good building practices and all applicable laws, ordinances, rules and regulations, building setback lines

Rider to Multifamily Loan and Security Agreement Replacement Reserve Fund – Immediate Deposits	Page 3

and restrictions applicable to the Mortgaged Property, and has been paid for by Borrower as evidenced by copies of all applicable paid invoices or bills submitted to Lender by Borrower at the time Borrower requests disbursement from the Replacement Reserve Fund.

(B)	There is no condition, event or act that would constitute a default (with or without Notice and/or lapse of time).

(C)	No Lien or claim based on furnishing labor or materials has been recorded, filed or asserted against the Mortgaged Property, unless Borrower has properly provided a bond or other security against loss in accordance with applicable law.

(D)	All licenses, permits and approvals of any Governmental Authority required for the Capital Replacement as completed to the applicable stage have been obtained and submitted to Lender upon Lender’s request.

(h)

Right to Complete Capital Replacements. If Borrower abandons or fails to proceed diligently with any Capital Replacement in a timely fashion or an Event of Default occurs and continues under this Loan Agreement for 30 days after Notice of such failure by Lender to Borrower, Lender will have the right (but not the obligation) to enter upon the Mortgaged Property and take over and cause the completion of such Capital Replacement. However, no such Notice or cure period will apply in the case of such failure which could, in Lender’s sole and absolute discretion, absent immediate exercise by Lender of a right or remedy under this Loan Agreement, result in harm to Lender, tenants or third parties or impairment of the security given under this Loan Agreement, the Security Instrument or any other Loan Document. Any contracts entered into or indebtedness incurred upon the exercise of such right may be in the name of Borrower, and Lender is irrevocably appointed the attorney in fact for Borrower, such appointment being coupled with an interest, to enter into such contracts, incur such obligations, enforce any contracts or agreements made by or on behalf of Borrower (including the prosecution and defense of all actions and proceedings in connection with the Capital Replacement and the payment, settlement or compromise of all bills and claims for materials and work performed in connection with the Capital Replacement) and do any and all things necessary or proper to complete any Capital Replacement, including signing Borrower’s name to any contracts and documents as may be deemed necessary by Lender. In no event will Lender be required to expend its own funds to complete any Capital Replacement, but Lender may, in Lender’s Discretion, advance such funds. Any funds advanced will be added to the Indebtedness,

Rider to Multifamily Loan and Security Agreement Replacement Reserve Fund – Immediate Deposits	Page 4

secured by the Security Instrument and payable to Lender by Borrower in accordance with the provisions of the Note, this Loan Agreement, the Security Instrument and any other Loan Document pertaining to the protection of Lender’s security and advances made by Lender.

(i)	Completion of Capital Replacements. Lender’s disbursement of monies from the Replacement Reserve Fund or other acknowledgment of completion of any Capital Replacement in a manner satisfactory to Lender in Lender’s Discretion will not be deemed a certification by Lender that the Capital Replacement has been completed in accordance with applicable building, zoning or other codes, ordinances, statutes, laws, regulations or requirements of any Governmental Authority. Borrower will at all times have the sole responsibility for ensuring that all Capital Replacements are completed in accordance with all such requirements of any Governmental Authority.

(j)	Reserved.

(k)	Reserved.

B.	The following definitions are added to Article XII:

“Initial Deposit” means $0.

“Minimum Replacement Disbursement Request Amount” means $7,500.00.

“Monthly Deposit” means $3,471.00.

“Replacement Reserve Deposit” means the Initial Deposit, the Monthly Deposit and/or the Revised Monthly Deposit, as appropriate.

“Replacement Reserve Disbursement Period” means the interval between disbursements from the Replacement Reserve Fund, which interval will be no shorter than once a month.

“Replacement Reserve Fund” means the account established pursuant to this Loan Agreement to defray the costs of Capital Replacements.

“Revised Monthly Deposit” means the adjusted amount per month that Lender determines Borrower must deposit in the Replacement Reserve Fund following any adjustment determination by Lender pursuant to Section 4.04(c).

Rider to Multifamily Loan and Security Agreement Replacement Reserve Fund – Immediate Deposits	Page 5

RIDER TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

OPERATING LEASE – SENIORS HOUSING

(Revised 10-11-2017)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	SECTION 5.39 IS DELETED AND REPLACED WITH THE FOLLOWING:

5.39	Seniors Housing Operator. Any management or similar agreement or Operating Lease between Borrower and Operator or between Operator and any Property Manager or Facility Operator is (a) in full force and effect, and (b) upon terms which are commercially reasonable and substantially similar to those available in an arm’s-length transaction with unaffiliated third parties. There is no default, breach or violation existing under any management or similar agreement or Operating Lease by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party under any management or similar agreement or Operating Lease.

B.	Sections 6.07(d) and (e) are deleted and replaced with the following:

(d)	Form of Statements; Audited Financials. A natural person having authority to bind Borrower (or, as the context requires, the SPE Equity Owner, Operator or Guarantor) acting in his or her capacity as a manager, general partner or an officer of Borrower, SPE Equity Owner, Operator or Guarantor, as applicable, and not in his or her individual capacity, will certify each of the statements, schedules and reports required by Sections 6.07(b), 6.07(c), 6.07(f) and 6.07(i) to be complete and accurate. Each of the statements, schedules and reports required by Sections 6.07(b), 6.07(c), 6.07(f) and 6.07(i) will be in such form and contain such detail as Lender may reasonably require. Lender also may require that any of the statements, schedules or reports listed in Sections 6.07(b), 6.07(c), 6.07(f) and 6.07(i) be audited at Borrower’s expense by independent certified public accountants acceptable to Lender, at any time when an Event of Default has occurred and is continuing or at any time that Lender, in its reasonable judgment, determines that audited financial statements are required for an accurate assessment of the financial condition of Borrower or of the Mortgaged Property.

(e)

Failure to Timely Provide Financial Statements. If Borrower fails to provide, or cause to be provided, in a timely manner the statements, schedules and reports required by Sections 6.07(b), 6.07(c), 6.07(f) and 6.07(i), Lender will give Notice to Borrower specifying the statements, schedules and reports required by Sections 6.07(b), 6.07(c), 6.07(f) and 6.07(i) that Borrower has failed to provide or cause to be provided. If Borrower has not provided or caused to be provided the

Rider to Multifamily Loan and Security Agreement Operating Lease – Seniors Housing	Page 1

required statements, schedules and reports within 10 Business Days following such Notice, then (i) Borrower will pay a late fee of $500 for each late statement, schedule or report, plus an additional $500 per month that any such statement, schedule or report continues to be late, and (ii) Lender will have the right to have the books and records relating to the Mortgaged Property audited, at Borrower’s expense, by independent certified public accountants selected by Lender in order to obtain such statements, schedules and reports, and all related costs and expenses of Lender will become immediately due and payable and will become an additional part of the Indebtedness as provided in Section 9.02. Notice to Borrower of Lender’s exercise of its rights to require an audit will not be required in the case of an emergency, as determined in Lender’s Discretion, or when an Event of Default has occurred and is continuing.

C.	Section 6.07(i) is deleted and replaced with the following:

(i)	Borrower will cause Operator to furnish Lender each of the following:

(i)	If, in connection with this Loan, the Borrower purchased the Mortgaged Property, then a statement of income and expenses for Operator’s operation of the Mortgaged Property from the origination date to the end of the first full calendar quarter following such origination date, such statement to be provided within 25 days after the end of such quarter; or, for all other cases (for example, a refinance of a loan, a purchase of partnership or other interests, or new debt being placed on the Mortgaged Property), a statement of income and expenses for Operator’s operation of the Mortgaged Property for the trailing 6 months, such statement to be provided within 25 days after the end of such quarter.

(ii)	After Borrower has caused Operator to furnish such statements required by Section 6.07(i)(i) above, within 25 days after the end of each subsequent calendar quarter of Operator, the following:

(A)	A Rent Schedule.

(B)	A statement of income and expenses for Operator’s operation of the Mortgaged Property that is either of the following:

(1)	For the 12-month period ending on the last day of such quarter.

(2)	If at the end of such quarter Borrower or any Affiliate of Borrower has owned the Mortgaged Property for less than 12 months, for the period commencing with the acquisition of the Mortgaged Property by Borrower or its Affiliate, and ending on the last day of such quarter.

Rider to Multifamily Loan and Security Agreement Operating Lease – Seniors Housing	Page 2

(iii)	Within 25 days after the end of each fiscal quarter of Operator, a statement of change in financial position of Borrower, a balance sheet showing all assets and liabilities of Operator relating to the Mortgaged Property as of the end of that fiscal quarter.

(iv)	Within 90 days after the end of each fiscal year of Operator, each of the following:

(A)	An annual statement of income and expenses for Operator’s operation of the Mortgaged Property for that fiscal year.

(B)	A statement of changes in financial position of Borrower relating to the Mortgaged Property for that fiscal year.

(C)	A balance sheet showing all assets and liabilities of Operator relating to the Mortgaged Property as of the end of that fiscal year and a profit and loss statement for Operator.

(D)	An accounting of all security deposits held pursuant to all Leases, including the name of the institution (if any) and the names and identification numbers of the accounts (if any) in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to access information regarding such accounts.

(v)	Prior to a Securitization, if applicable, and thereafter upon Lender’s reasonable request:

(A)	A monthly Rent Schedule and a monthly statement of income and expenses for Operator’s operation of the Mortgaged Property.

(B)	Such other financial information or property management information (including information on tenants under Leases to the extent such information is available to Operator, copies of bank account statements from financial institutions where funds owned or controlled by Operator are maintained, and an accounting of security deposits) as may be required by Lender from time to time.

D.	SECTION 6.29 IS DELETED AND REPLACED WITH THE FOLLOWING:

6.29	ADDITIONAL COVENANTS REGARDING OPERATOR.

(a)

Borrower will furnish to Lender (i) within 5 days after the receipt by Borrower from Operator, copies of any and all notices of Borrower’s default or failure to pay or perform an obligation under the Operating

Rider to Multifamily Loan and Security Agreement Operating Lease – Seniors Housing	Page 3

Lease, and/or (ii) immediately upon the issuance by Borrower to Operator, copies of any and all notices of Operator’s default or failure to pay or perform an obligation under the Operating Lease.

(b)	Without the prior written approval of Lender, Borrower will not take any of the following actions:

(i)	Surrender, terminate, cancel, modify, renew or extend the Operating Lease.

(ii)	Permit the change of the Operator.

(iii)	Enter into any other agreement relating to the operation of the Facility with the Operator or any other Person.

(iv)	Consent to the assignment by the Operator of its interest under the Operating Lease or similar agreement.

(c)	If at any time Lender consents to the appointment of a new Facility Operator, such new operator and Borrower will, as a condition of Lender’s consent, execute an assignment of operating agreement, in a form acceptable to Lender in Lender’s Discretion. If any such replacement operator is an Affiliate of Borrower, and if a nonconsolidation opinion was delivered at the origination of the Loan, Borrower will deliver to Lender an updated nonconsolidation opinion in form and substance satisfactory to Lender with regard to nonconsolidation.

E.	Section 7.02(h) is deleted and replaced with the following:

(h)	Any Transfer described in Sections 7.02(b) through (e); provided, however, that for purposes of this Section 7.02(h), Sections 7.02(b) through (e) are modified to replace the word “Borrower” or the phrase “Borrower or any Designated Entity for Transfers”, as applicable, with “Operator.”

F.	Sections 9.01(x) and 9.01(y) are deleted and replaced with the following:

(x)	With regard to the Operating Lease:

(i)	The Operating Lease is terminated without Lender’s consent for any reason prior to the stated term of the Operating Lease or during any renewal period of the Operating Lease.

(ii)	Operator fails to exercise any or all renewal options contained in the Operating Lease.

Rider to Multifamily Loan and Security Agreement Operating Lease – Seniors Housing	Page 4

(iii)	Borrower and Operator amend, modify or revise in any way the Operating Lease without the prior written consent of Lender.

(iv)	A default occurs and is continuing under the Operating Lease.

Notwithstanding the foregoing, it will not be an Event of Default upon the occurrence of any of (i), (ii), or (iv) if Borrower has entered into a new Operating Lease for the Facility with a term commencing upon the termination of the existing Operating Lease (or as to circumstances described in clause (iv), commencing upon the termination of the existing Operating Lease, which will be on a date agreed to by Lender, in Lender’s sole discretion), containing the same terms and conditions as the existing Operating Lease or including such other terms and conditions as Lender may have approved in writing, with a new operator for the Facility which Lender has approved in writing prior to the execution of the new Operating Lease, which approval will be given in Lender’s sole discretion in accordance with the terms of Section 6.30(b).

(y)	Any failure by Operator to perform any of its obligations as and when required under any Loan Document which continues beyond the applicable cure period, if any, specified in that Loan Document.

G.	THE FOLLOWING DEFINITIONS ARE ADDED TO ARTICLE XII:

“Operating Lease” means the Lease Agreement, dated as of February 23, 2018, entered into by and between Borrower, as landlord, and Operator, as tenant, leasing the Land and Improvements, together with certain personal property used in connection with the Land and Improvements, as described in the Lease, and all modifications, extensions, renewals or replacements.

“OPERATOR” MEANS SSSHT OPCO 4522 S 1300 E, LLC, A DELAWARE LIMITED LIABILITY COMPANY, OR ANOTHER TENANT OF THE LAND AND IMPROVEMENTS UNDER AN OPERATING LEASE WHICH IS APPROVED BY LENDER IN WRITING.

Rider to Multifamily Loan and Security Agreement Operating Lease – Seniors Housing	Page 5

RIDER TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

GUARANTOR REQUIREMENTS

(Revised 2-13-2017)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	Section 9.01(dd) is deleted and replaced with the following:

(dd)	Guarantor fails to comply with the provisions of the Section of the Guaranty entitled “Material Adverse Change” or “Minimum Net Worth/Liquidity Requirements,” as applicable.

Rider to Multifamily Loan and Security Agreement Guarantor Requirements	Page 1

RIDER TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

COOPERATION WITH RATING AGENCIES AND INVESTORS

(Revised 1-27-2015)

A.	Section 11.14 is deleted and replaced with the following:

11.14	Cooperation with Rating Agencies and Investors. At the request of Lender and, to the extent not already required to be provided by Borrower under this Loan Agreement, Borrower must use reasonable efforts to satisfy the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Securities secured by or evidencing ownership interests in the Note and this Loan Agreement, including all of the following:

(a)	Borrower will provide financial and other information with respect to the Mortgaged Property, the Borrower and the Property Manager.

(b)	Borrower will perform or permit or cause to be performed or permitted such site inspections and other due diligence investigations of the Mortgaged Property, as may be requested by Lender in Lender’s Discretion or may reasonably be requested by the Rating Agencies or as may be necessary or appropriate in connection with the Secondary Market Transaction. Lender will reimburse Borrower for any third party costs which Borrower reasonably incurs in connection with any such due diligence investigation.

(c)	Borrower will make such representations and warranties as of the closing date of the Secondary Market Transaction with respect to the Mortgaged Property, Borrower and the Loan Documents as are customarily provided in securitization transactions and as may be requested by Lender in Lender’s Discretion or may reasonably be requested by the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date of this Loan Agreement, including the representations and warranties made in the Loan Documents, together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and to the Rating Agencies. Lender will reimburse Borrower for any third party costs which Borrower reasonably incurs in connection with obtaining such auditors’ letters or opinions of counsel.

(d)

Borrower will cause its counsel to render opinions, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to nonconsolidation or any other opinion customary

Rider to Multifamily Loan and Security Agreement Cooperation with Rating Agencies and Investors in securitization transactions with respect to the Mortgaged Property and Borrower and its Affiliates, which counsel and opinions must be satisfactory to Lender in Lender’s Discretion and be reasonably satisfactory to the Rating Agencies. Lender will reimburse Borrower for any third party costs which Borrower reasonably incurs in connection with obtaining such opinions of Borrower’s counsel.

(e)	Borrower will execute such amendments to the Loan Documents and organizational documents, establish and fund the Replacement Reserve Fund, if any, and complete any Repairs, if any, as may be requested by Lender or by the Rating Agencies or otherwise to effect the Secondary Market Transaction; provided, however, that the Borrower will not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, or (ii) modify or amend any other material economic term of the Loan.

B.	The following definitions are added to Article XII:

“Provided Information” means the information provided by Borrower as required by Section 11.14 (a), (b) and (c).

“Securities” means single or multi-class securities.

Rider to Multifamily Loan and Security Agreement Cooperation with Rating Agencies and Investors	Page 2

RIDER TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

CROSS-COLLATERALIZED TRANSACTION

(Revised 11-16-2017)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	Section 6.11(e) is deleted and replaced with the following:

(e)	Right to Apply Condemnation Proceeds in Connection with a Partial Release. Notwithstanding anything to the contrary set forth in this Loan Agreement, including this Section 6.11, for so long as the Loan or any portion of the Loan is included in a Securitization in which the Note is assigned to a REMIC trust, then each of the following will apply:

(i)	If any portion of the Mortgaged Property and/or any Related Mortgaged Property is released from the Lien of the Loan in connection with a Condemnation and if the ratio of (A) the unpaid principal balance of the Loan and any Related Loans (as defined in the Cross-Collateralization Agreement) to (B) the value of the Mortgaged Property and the Related Mortgaged Properties (with the value of the Mortgaged Property and the Related Mortgaged Properties first being reduced by the outstanding principal balance of any Senior Indebtedness with respect to either the Mortgaged Property or the Related Mortgaged Properties and the outstanding principal balance of any indebtedness secured by the Mortgaged Property or the Related Mortgaged Properties that is at the same level of priority with the Indebtedness and taking into account only the related land and buildings and not any personal property or going-concern value), as determined by Lender in its sole and absolute discretion based on a commercially reasonable valuation method permitted in connection with a Securitization, is greater than 125% immediately after such Condemnation and before any Restoration or repair of the Mortgaged Property (but taking into account any planned Restoration or repair of the Mortgaged Property as if such planned Restoration or repair were completed), then Lender will apply any net proceeds or awards from such Condemnation, in full, to the payment of the principal of the Indebtedness and/or any other portion of the Total Indebtedness as determined by Lender and in accordance with applicable REMIC law whether or not then due and payable, unless Lender has received an opinion of counsel (acceptable to Lender if such opinion is provided by Borrower) that a different application of the net proceeds or awards will not cause such Securitization to fail to meet applicable federal income tax qualification requirements or subject such Securitization to any tax, and the net proceeds or awards are applied in the manner specified in such opinion.

Rider To Multifamily Loan and Security Agreement Cross-Collateralized Transaction	Page 1

(ii)	If (A) neither Borrower nor Lender has the right to receive any or all net proceeds or awards as a result of the provisions of any agreement affecting the Mortgaged Property (including any Ground Lease (if applicable), condominium document, or reciprocal easement agreement) and therefore cannot apply the net proceeds or awards to the payment of the principal of the Indebtedness as set forth above, or (B) Borrower receives any or all of the proceeds or awards described in Section 6.11(e)(ii)(A) and fails to apply the proceeds in accordance with Section 6.11(e)(i), then Borrower will prepay the Indebtedness and/or any other portion of the Total Indebtedness (as determined by Lender and in accordance with applicable REMIC law) in an amount which Lender, in its sole and absolute discretion, deems necessary to ensure that the Securitization will not fail to meet applicable federal income tax qualification requirements or be subject to any tax as a result of the Condemnation, unless Lender has received an opinion of counsel (acceptable to Lender if such opinion is provided by Borrower) that a different application of the net proceeds or awards will not cause such Securitization to fail to meet applicable federal income tax qualification requirements or subject such Securitization to any tax, and the net proceeds or awards are applied in the manner specified in such opinion.

B.	Section 6.13(a)(x)(D) is deleted and replaced with the following:

(D)	The Related Indebtedness under the Cross-Collateralization Agreement.

C.	Section 6.13(a)(xiv) is deleted and replaced with the following:

(xiv)	Except as required by the Cross-Collateralization Agreement and the other Loan Documents, it will not assume or guaranty (excluding any guaranty that has been executed and delivered in connection with the Note) the debts or obligations of any other Person, hold itself out to be responsible for the debts of another Person, pledge its assets to secure the obligations of any other Person or otherwise pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person.

D.	The introductory paragraph of Section 7.05(a) is deleted in its entirety and replaced with the following:

(a)	Conditions for Lender’s Consent. Subject to the terms and conditions set forth in Section 15 of the Cross-Collateralization Agreement, with respect to a Transfer that would otherwise constitute an Event of Default under this Article VII, Lender will consent, without any adjustment to the rate at which the Indebtedness bears interest or to any other economic terms of the Indebtedness set forth in the Note, provided that, prior to such Transfer, each of the following requirements is satisfied:

Rider To Multifamily Loan and Security Agreement Cross-Collateralized Transaction	Page 2

E.	Section 9.01(cc) is deleted and replaced with the following:

(cc)	The occurrence of an “Event of Default” as defined in the Cross-Collateralization Agreement.

F.	Section 11.11(b)(iv) is deleted and replaced with the following:

(iv)	No Supplemental Loan may cause the combined debt service coverage ratio of the Mortgaged Property after the making of that Supplemental Loan to be less than the Minimum DSCR. As used in this Section, the term “combined debt service coverage ratio” means, with respect to the Mortgaged Property, the ratio of:

(A)	the annual net operating income from the operations of the Mortgaged Property at the time of the proposed Supplemental Loan,

to

(B)	the aggregate of the annual principal and interest payable on all of the following:

(I)	the Indebtedness under this Loan Agreement (using a 30 year amortization schedule),

(II)	any “Indebtedness” as defined in any security instruments recorded against the Mortgaged Property (using a 30 year amortization schedule for any Supplemental Loans), and

(III)	the proposed “Indebtedness” for any Supplemental Loan (using a 30 year amortization schedule).

In addition, no Supplemental Loan may cause the aggregate combined debt service coverage ratio of the Mortgaged Property and the Related Mortgaged Properties after the making of the Supplemental Loan to be less than the Minimum Aggregate DSCR. As used in this Section, the term “aggregate combined debt service coverage ratio” means, with respect to the Mortgaged Property, the ratio of:

(A)	the aggregate annual net operating income from the operations of the Mortgaged Property and the Related Mortgaged Properties at the time of the proposed Supplemental Loan,

to

Rider To Multifamily Loan and Security Agreement Cross-Collateralized Transaction	Page 3

(B)	the aggregate of the annual principal and interest payable on all of the following:

(I)	the Indebtedness under this Loan Agreement and the Related Indebtedness under the Related Loan Agreements (using a 30 year amortization schedule),

(II)	any “Indebtedness” as defined in any security instruments recorded against the Mortgaged Property or the Related Mortgaged Properties (using a 30 year amortization schedule for any Supplemental Loans), and

(III)	the proposed “Indebtedness” for any Supplemental Loan and any other “Supplemental Loan” as defined in the Related Loan Agreements (using a 30 year amortization schedule).

As used in this Section, “annual principal and interest” with respect to a floating rate loan will be calculated by Freddie Mac using an interest rate equal to one of the following:

(X)	If the loan has an internal interest rate cap, the Capped Interest Rate (as defined in this Loan Agreement or the Related Loan Agreement, as applicable).

(Y)	If the loan has an external interest rate cap, the Strike Rate plus the Margin (as such terms are defined in this Loan Agreement or the Related Loan Agreement, as applicable).

(Z)	If the loan has no interest rate cap, the greater of (I) 7%, or (II) the then-current LIBOR Index Rate plus the Margin plus 300 basis points (as such terms are defined in this Loan Agreement or the Related Loan Agreement, as applicable).

The annual net operating income of the Mortgaged Property and the Related Mortgage Properties will be as determined by Freddie Mac in its discretion considering factors such as income in place at the time of the proposed Supplemental Loan and income during the preceding 12 months, and actual, historical and anticipated operating expenses. Freddie Mac will determine the combined debt service coverage ratio and the aggregate combined debt service coverage ratio of the Mortgaged Property based on its underwriting. Borrower will provide Freddie Mac such financial statements and other information Freddie Mac may require to make these determinations.

Rider To Multifamily Loan and Security Agreement Cross-Collateralized Transaction	Page 4

G.	Section 11.11(b)(v) is deleted and replaced with the following:

(v)	No Supplemental Loan may cause the combined loan to value ratio of the Mortgaged Property after the making of that Supplemental Loan to exceed the Maximum Combined LTV, as determined by Freddie Mac. As used in this Section, “combined loan to value ratio” means, with respect to the Mortgaged Property, the ratio, expressed as a percentage, of:

(A)	the aggregate outstanding principal balances of all of the following:

(I)	the Indebtedness under this Loan Agreement,

(II)	any “Indebtedness” as defined in any security instruments recorded against the Mortgaged Property, and

(III)	the proposed “Indebtedness” for any Supplemental Loan,

to

(B)	the value of the Mortgaged Property.

In addition, no Supplemental Loan may cause the aggregate combined loan to value ratio of the Mortgaged Property and the Related Mortgaged Properties after the making of that Supplemental Loan to exceed the Maximum Aggregate Combined LTV, as determined by Freddie Mac. As used in this Section, “aggregate combined loan to value ratio” means the ratio, expressed as a percentage of:

(A)	the aggregate outstanding principal balances of all of the following:

(I)	the sum of the Indebtedness under this Loan Agreement and the Related Indebtedness under the Related Loan Agreements,

(II)	any other “Indebtedness” as defined in any security instruments recorded against the Mortgaged Property or the Related Mortgaged Properties that is not included in clause (I) above, and

(III)	the proposed “Indebtedness” for any Supplemental Loan being made with respect to the Mortgaged Property or the Related Mortgaged Properties,

to

(B)	the aggregate value of the Mortgaged Property and Related Mortgaged Properties.

Freddie Mac will determine the combined loan to value ratio of the Mortgaged Property and the aggregate combined loan to value ratio of the Mortgaged Property and Related Mortgaged Properties based on its underwriting. Borrower will provide Freddie Mac such

Rider To Multifamily Loan and Security Agreement Cross-Collateralized Transaction	Page 5

financial statements and other information Freddie Mac may require to make these determinations. In addition, Freddie Mac, at Borrower’s expense, may obtain MAI appraisals of the Mortgaged Property and the Related Mortgaged Properties in order to assist Freddie Mac in making the determinations under this Section. If Freddie Mac requires an appraisal, then the value of the Mortgaged Property and the Related Mortgaged Properties that will be used to determine whether the Maximum Combined LTV and the Maximum Aggregate Combined LTV has been met will be the lesser of the appraised value set forth in such appraisal or the value of the Mortgaged Property as determined by Freddie Mac.

H.	Section 11.11(b)(xviii) is deleted and replaced with the following:

(xviii) If required by Freddie Mac at its discretion:

(A)	All applicable parties must enter into documentation acceptable to Freddie Mac to effectively cross-collateralize and cross-default each Supplemental Loan with any or all of the Loan, the Related Loans, any Senior Indebtedness, and/or any supplemental loans or senior loans with respect to the Loan or any of the Related Loans.

(B)	The loan documents evidencing any Supplemental Loan must be modified as required by Freddie Mac to reflect the cross-collateralization and cross-default described above.

(C)	Freddie Mac’s then-current cross-collateralization requirements with respect to title insurance, opinions of counsel and other legal due diligence must be satisfied.

(D)	The title insurance policy for each Supplemental Loan must include the following endorsements (to the extent available in the applicable jurisdiction):

i.	An ALTA Form 12-06 Tie-In or Aggregation Endorsement (or equivalent or TLTA Form T-16 Endorsement for properties located in Texas).

ii.	An ALTA Form 20-06 “First Loss” Endorsement (or equivalent or a TLTA Form T-14 Endorsement for properties located in Texas).

iii.	A “Multiple Foreclosure” Endorsement in form and substance acceptable to Freddie Mac.

I.	Section 11.12(k) is deleted and replaced with the following:

(k)	The provisions of this Section 11.12 are subject to the provisions of Section 15 of the Cross-Collateralization Agreement.

Rider To Multifamily Loan and Security Agreement Cross-Collateralized Transaction	Page 6

J.	The following definitions are added to Article XII:

“Cross-Collateralization Agreement” means the Cross-Collateralization Agreement - Master dated as of the date of this Agreement by and among Borrower, Lender, and the Related Borrowers, as amended from time to time.

“Maximum Aggregate Combined LTV” means 63%.

“Minimum Aggregate DSCR” means 1.30:1

“Related Borrowers” is defined in the Cross-Collateralization Agreement.

“Related Indebtedness” is defined in the Cross-Collateralization Agreement.

“Related Loan Agreements” is defined in the Cross-Collateralization Agreement.

“Related Loan Documents” is defined in the Cross-Collateralization Agreement.

“Related Loans” is defined in the Cross-Collateralization Agreement.

“Related Mortgaged Properties” is defined in the Cross-Collateralization Agreement.

“Related Security Instruments” is defined in the Cross-Collateralization Agreement.

“Total Indebtedness” is defined in the Cross-Collateralization Agreement.

Rider To Multifamily Loan and Security Agreement Cross-Collateralized Transaction	Page 7

RIDER TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

GOVERNMENTAL PAYOR PROGRAMS – SENIORS HOUSING

(Revised 10-11-2017)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	SECTION 6.28(A) IS DELETED AND REPLACED WITH THE FOLLOWING:

(a)	No more than 8% of the total number of beds at the Facility may be allocated to residents who participate in a Governmental Payor Program. For purposes of determining whether the foregoing percentage has been exceeded, Lender will not include any then-current resident who was originally admitted to the Facility as a private pay resident, and who had at the time of admission neither been a participant in, nor been eligible for, any Governmental Payor Program, but became eligible for, and a participant in, a Governmental Payor Program subsequent to such resident’s admission to the Facility.

Rider To Multifamily Loan and Security Agreement Governmental Payor Programs – Seniors Housing	Page 1

RIDER TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

REGULATORY AGREEMENT

(Revised 5-5-2017)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	Section 5.46 is deleted and replaced with the following:

5.46	Regulatory Agreement. Borrower represents and warrants that all of the following are correct:

(a)	No Default. Borrower is in compliance with all requirements of the Regulatory Agreement. Borrower has not received any notice from the Regulatory Agreement Agency that Borrower is in default under the Regulatory Agreement.

(b)	Accurate Copy. The copy of the Regulatory Agreement that Borrower has provided to Lender includes all amendments, schedules and exhibits and is complete and accurate in all respects.

(c)	Termination Date. The Regulatory Agreement terminates on the Termination Date.

(d)	Intentionally Omitted

B.	Section 6.36 is deleted and replaced with the following:

6.36	Regulatory Agreement. Lender acknowledges that the Mortgaged Property is subject to the Regulatory Agreement.

(a)	Annual Compliance. Borrower will submit to Lender on an annual basis evidence that the Mortgaged Property is in ongoing compliance with all income, occupancy and rent restrictions under the Regulatory Agreement. Such submissions to Lender will be made contemporaneously with the submission of reports to the Regulatory Agreement Agency as required under the Regulatory Agreement, if applicable.

(b)	Reporting Requirements. Borrower will promptly provide Lender with a copy of any notice Borrower receives alleging that Borrower is in breach of the Regulatory Agreement. Borrower will provide Lender with Notice upon termination of the Regulatory Agreement.

Rider To Multifamily Loan and Security Agreement Regulatory Agreement	Page 1

(c)	Lender’s Consent. Borrower will obtain Lender’s prior approval for any amendment to or modification of the Regulatory Agreement.

C.	Section 9.01(jj) is deleted and replaced with the following:

(jj)	Any default, event of default, or breach under the Regulatory Agreement (however such terms may be defined) which continues beyond the applicable cure period, if any.

D.	The following definitions are added to Article XII:

“Regulatory Agreement” means a Tax Regulatory Agreement dated December 1, 2004 by and between OK Senior Housing The Wellington, LLC, OK Foundation and Senior Management Concepts, LLC and City of St. George, Utah and recorded in the applicable land records of the Property Jurisdiction as Instrument No. 9262342, as amended by that certain Amendment to Tax Regulatory Agreement dated March 1, 2005 and recorded in the applicable land records of the Property Jurisdiction as Instrument No. 9337413.

“Regulatory Agreement Agency” means City of St. George, acting through any authorized representative, or any other Governmental Authority or quasi-governmental authority entitled to enforce the provisions of the Regulatory Agreement.

“Termination Date” means December 29, 2019.

Rider To Multifamily Loan and Security Agreement Regulatory Agreement	Page 2

RIDER TO MULTIFAMILY LOAN AND

SECURITY AGREEMENT – SENIORS HOUSING

RESPITE CARE

(Revised 10-11-2017)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	Section 6.15(d) is deleted and replaced with the following:

(d)	Notwithstanding anything to the contrary contained in this Loan Agreement, residential units in the Facility may be used to provide Respite Care, provided that no more than 2.5% of the scheduled gross income of the Facility may be derived from Respite Care.

B.	The following definition is added to Article XII:

“Respite Care” means short-term or temporary care of a person in order to provide relief or respite to the person’s unpaid caregiver.

Rider To Multifamily Loan and Security Agreement – Seniors Housing Respite Care	Page 1

RIDER TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

RECYCLED BORROWER

(Revised 11-16-2017)

The following changes are made to the Loan Agreement which precedes this Rider:

A.	Section 5.40 is replaced with the following:

5.40	Recycled Borrower.

(a)	Underwriting Representations. Borrower represents that as of the date of this Loan Agreement, each of the following is true:

(i)	Borrower is and always has been duly formed, validly existing, and in good standing in the state of its formation and in all other jurisdictions where it is qualified to do business.

(ii)	Borrower is not now, nor has it ever been, party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full, and there are no liens of any nature against Borrower except for tax liens not yet due.

(iii)	Borrower is in compliance with all laws, regulations, and orders applicable to it and, except as otherwise disclosed in this Loan Agreement, has received all permits necessary for it to operate.

(iv)	Borrower is not involved in any dispute with any taxing authority.

(v)	Borrower has paid all taxes which it owes.

(vi)	Borrower has never owned any real property other than the Mortgaged Property and personal property necessary or incidental to its ownership or operation of the Mortgaged Property and has never engaged in any business other than the ownership and operation of the Mortgaged Property.

~~(vii)~~	~~Borrower has provided Lender with complete financial statements that reflect a fair and accurate view of the entity’s financial condition.~~

(viii)	If required by Lender, Lender has received a current Phase I environmental Site Assessment for the Mortgaged Property and that Site Assessment has not identified any recognized environmental conditions that require further investigation or remediation.

Rider To Multifamily Loan and Security Agreement Recycled Borrower	Page 1

(ix)	Borrower has no material contingent or actual obligations not related to the Mortgaged Property.

(x)	Each amendment and restatement of Borrower’s organizational documents has been accomplished in accordance with, and was permitted by, the relevant provisions of said documents prior to its amendment or restatement from time to time.

(b)	Separateness Representations. Borrower represents that from the date of its formation, each of the following is true:

(i)	Borrower has not entered into any contract or agreement with any Related Party Affiliate, except upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm’s-length transaction with an unrelated party.

(ii)	Borrower has paid all of its debts and liabilities from its assets, including any fair and reasonable allocated portion of shared expenses with Affiliates.

(iii)	Borrower has done or caused to be done all things necessary to observe all organizational formalities applicable to it and to preserve its existence.

(iv)	Borrower has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person.

(v)	Borrower has not had its assets listed as assets on the financial statement of any other Person; provided, however, Borrower’s assets may have been included in a consolidated financial statement of its Affiliate if each of the following conditions is met:

(A)	Appropriate notation was made on such consolidated financial statements to indicate the separateness of Borrower from such Affiliate and to indicate that Borrower’s assets and credit were not available to satisfy the debts and other obligations of such Affiliate or any other Person.

(B)	Such assets were also listed on Borrower’s own separate balance sheet.

Rider To Multifamily Loan and Security Agreement Recycled Borrower	Page 2

(vi)	Borrower has filed its own tax returns (except to the extent that it has been a tax-disregarded entity not required to file tax returns under applicable law) and, if it is a corporation, has not filed a consolidated federal income tax return with any other Person.

(vii)	Borrower has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party Affiliate).

(viii)	Borrower has corrected any known misunderstanding regarding its status as a separate entity.

(ix)	Borrower has conducted all of its business and held all of its assets in its own name.

(x)	Borrower has not identified itself or any of its affiliates as a division or part of the other.

(xi)	Borrower has maintained and utilized separate stationery, invoices and checks bearing its own name.

(xii)	Borrower has not commingled its assets with those of any other Person and has held all of its assets in its own name.

(xiii)	Borrower has not guaranteed or become obligated for the debts of any other Person.

(xiv)	Borrower has not held itself out as being responsible for the debts or obligations of any other Person.

(xv)	Borrower has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party Affiliate.

(xvi)	Borrower has not pledged its assets to secure the obligations of any other Person.

(xvii)	Borrower has maintained adequate capital in light of its contemplated business operations.

(xviii)	Borrower has maintained a sufficient number of employees in light of its contemplated business operations and has paid the salaries of its own employees from its own funds.

Rider To Multifamily Loan and Security Agreement Recycled Borrower	Page 3

(xix)	Borrower has not owned any subsidiary or any equity interest in any other entity.

(xx)	Borrower has not incurred any indebtedness that is still outstanding other than Indebtedness that is permitted under the Loan Documents.

(xxi)	Borrower has not had any of its obligations guaranteed by an Affiliate or other Related Party Affiliate, except for guarantees that have been either released or discharged (or that will be discharged as a result of the closing of the Loan) or guarantees that are expressly contemplated by the Loan Documents.

(xxii)	Except for the Operator and the Operating Lease, none ~~None~~ of the tenants holding leasehold interests with respect to the Mortgaged Property are an Affiliate of Borrower or other Related Party Affiliate.

B.	The following definition is added to Article XII:

“Related Party Affiliate” means any of the Borrower’s Affiliates, constituents, or owners, or any guarantors of any of the Borrower’s obligations or any Affiliate of any of the foregoing.

Rider To Multifamily Loan and Security Agreement Recycled Borrower	Page 4

EXHIBIT B

MODIFICATIONS TO MULTIFAMILY LOAN AND SECURITY AGREEMENT

The following modifications are made to the text of the Agreement that precedes this Exhibit:

1.	Section 5.10 is deleted and replaced with the following:

5.10	No Other Interests. To the best of Borrower’s knowledge after due inquiry and investigation, no Person has (a) any possessory interest in the Mortgaged Property or right to occupy the Mortgaged Property except under and pursuant to the provisions of existing Leases by and between tenants and Borrower or Operating Tenant (a form of residential lease having been previously provided to Lender together with the material terms of any and all Non-Residential Leases at the Mortgaged Property), or (b) an option to purchase the Mortgaged Property or an interest in the Mortgaged Property, except as has been disclosed to and approved in writing by Lender.

2.	Section 5.27 is deleted and replaced with the following:

5.27	Participant in Federal Programs. Neither Borrower nor any Facility Operator is a participant in any federal program under which any Governmental Authority may have the right to recover funds by reason of the advance of federal funds, other than overpayments which may be recovered under Medicaid.

3.	Section 5.38 is deleted and replaced with the following:

(a)	Except as set forth on Exhibit P to this Agreement, the Facility has not received a “Level A” (or equivalent) violation, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against the Facility, any Property Manager or Facility Operator or the Borrower (or any officer, director or stockholder of any of the foregoing) by any Governmental Authority during the last 3 calendar years, and there have been no violations over the past 3 calendar years which have threatened any certification of the Facility, any Property Manager or Facility Operator or the Borrower for participation in any Governmental Payor Program.

4.	Section 6.04(a) is deleted and replaced with the following:

(a)	Prohibited New Non-Residential Leases or Modified Non-Residential Leases. Other than Non-Material Non-Residential Leases, Borrower will not, and will

Multifamily Loan and Security Agreement – Seniors Housing	Page B-1

not permit any Facility Operator to enter into any New Non-Residential Lease, enter into any Modified Non-Residential Lease or terminate any Non-Residential Lease (including any Non-Residential Lease in existence on the date of this Loan Agreement) without the prior written consent of Lender. As used herein, “Non-Material Non-Residential Leases” means equipment leases and leases of less than 500 square feet, the rent from which constitute less than 1% of gross potential rent and which are terminable on thirty (30) days’ notice without cause.

5.	Section 6.08(b) is deleted and replaced with the following:

(b)	Payment of Operating Expenses. Subject to the provisions of Section 6.08(c), Borrower will pay or cause to be paid (i) ~~pay~~ the expenses of operating, managing, maintaining and repairing the Mortgaged Property (including utilities, Repairs and Capital Replacements) before the last date upon which each such payment may be made without any penalty or interest charge being added, and (ii) ~~pay~~ Insurance premiums prior to the expiration date of each policy of Insurance, unless applicable law specifies some lesser period.

6.	Section 6.09(d) is deleted and replaced with the following:

(d)	Property Management. Borrower will or shall cause Facility Operator to provide for professional management of the Mortgaged Property by the Property Manager at all times under a property management agreement approved by Lender in writing except as permitted by Section 6.25 of this Agreement. Borrower will not and will not permit Facility Operator to surrender, terminate, cancel, modify, renew or extend its property management agreement, or enter into any other agreement relating to the management or operation of the Mortgaged Property with Property Manager or any other Person, or consent to the assignment by the Property Manager of its interest under such property management agreement, in each case without the consent of Lender, which consent will not be unreasonably withheld.

(i)	If at any time Lender consents to the appointment of a new Property Manager, such new Property Manager and Borrower, or Facility Operator, as the case may be, will, as a condition of Lender’s consent, execute an Assignment of Management Agreement in a form acceptable to Lender.

(ii)	If any such replacement Property Manager is an Affiliate of Borrower, and if a nonconsolidation opinion was delivered on the Closing Date, Borrower will deliver to Lender an updated nonconsolidation opinion in form and substance satisfactory to Lender with regard to nonconsolidation.

Multifamily Loan and Security Agreement – Seniors Housing	Page B-2

(iii)	Reserved.

7.	The lead in paragraph of Section 6.10 is deleted and replaced with the following:

6.10	Insurance. At all times during the term of this Loan Agreement, Borrower or Facility Operator will maintain at its or at Facility Operator’s sole cost and expense, for the mutual benefit of Borrower and Lender, all of the Insurance specified in this Section 6.10, as required by Lender and applicable law, and in such amounts and with such maximum deductibles as Lender may require, as those requirements may change:

8.	Section 6.13(a)(xvii) is deleted and replaced with the following:

(xvii)	It will hold itself out to the public as a legal entity separate and distinct from any other Person and conduct its business solely in its own name, will correct any known misunderstanding regarding its separate identity and will not identify itself or any of its Affiliates as a division or department of any other Person, provided, however that, notwithstanding the foregoing, the Mortgaged Property (but not the Borrower or any Affiliate) may be operated under either (i) the brand that is currently in place for the Mortgaged Property, (ii) the MBK Senior Living brand, or (iii) any other registered trademark or brand name in the ordinary course of business.

9.	Section 6.25 is deleted and replaced with the following:

6.25

Property Manager and Operator of the Facility. Borrower will not surrender, terminate, cancel, modify, renew or extend its property management agreement or any operating lease; permit the change of the Property Manager or any Facility Operator; enter into any other agreement relating to the management or operation of the Facility with Property Manager, the Facility Operator, or any other Person; or consent to the assignment by the Property Manager or Facility Operator of its interest under such property management agreement, operating lease or similar agreement, as applicable, in each case without the prior written approval of Lender, and in each such instance the approval by Lender of the property management agreement and/or operating lease (or similar) agreement, as applicable. If at any time Lender consents to the appointment of a new Property Manager or Facility Operator, such new Property Manager or Facility Operator and Borrower (or if Borrower is not a party thereto, a Facility Operator) will, as a condition of Lender’s consent, execute an Assignment of Management Agreement or assignment of operating agreement, as the case may be, in a form acceptable to Lender in its discretion. If any such replacement Property Manager or Facility Operator is an Affiliate of Borrower, and if a nonconsolidation opinion was delivered at the origination of the Loan, Borrower will deliver to Lender an

Multifamily Loan and Security Agreement – Seniors Housing	Page B-3

updated nonconsolidation opinion in form and substance satisfactory to Lender with regard to nonconsolidation. Without limiting the foregoing, and except as permitted by Section 6.04 hereof, Borrower will not, and will not permit any Facility Operator to, enter into any New Non-Residential Lease, enter into any Modified Non-Residential Lease or terminate any Non-Residential Lease, or enter into, terminate, extend or amend any Contract to lease, manage or operate the Facility without in each instance Lender providing its prior written consent thereto, which may be conditioned upon Lender receiving an assignment thereof in a form acceptable to Lender.

10.	Section 6.58 is deleted and replaced with the following:

Section 6.58. Advisory Services. Borrower will cause Guarantor to at all times maintain in full force and effect and enforce an advisory agreement between Guarantor and SSSHT Advisor, LLC, a Delaware limited liability company (“SSSHT”) or another entity (SSSHT or the other entity, the “Advisor”) managed or Controlled by SmartStop Asset Management, LLC, a Delaware limited liability company (“SmartStop”), pursuant to which Advisor provides to Guarantor, among other things, asset management, supervisory, administrative, investment, financial advisory and property related services. SSSHT must be owned and Controlled directly or indirectly by SmartStop. SmartStop must at all time be owned and Controlled directly or indirectly entirely by H. Michael Schwartz and Holly B. Schwartz or an entity or trust owned and Controlled directly or indirectly by them.

11.	Section 7(b) is deleted and replaced with the following:

(b)	Upon request, it will provide to Lender or its designee all books and records, in whatever form, of the operations at the Mortgaged Property that are the property of Borrower or Assignor and are subject to Lender’s Liens; provided, Property Manager may keep such copies thereof as may be provided in the Management Agreement or as otherwise required by law.

12.	Section 9.01(b) is deleted and replaced with the following:

(b)	Borrower fails to maintain or fails to cause to be maintained the Insurance coverage required by Section 6.10.

13.	The definition of “Material Contracts” in Article XII is deleted and replaced with the following:

“Material Contract” means Contracts:

(i)	For preparing or serving food (but do not include food supply Contracts), regardless of annual consideration or term.

Multifamily Loan and Security Agreement – Seniors Housing	Page B-4

(ii)	For medical services or healthcare provider agreements, regardless of annual consideration or term but in all events excluding agreements with or relating to clinical nurses retained on a temporary basis to fulfill short term medical service needs.

(iii)	The average annual consideration of which, directly or indirectly, is at least ~~$50,000~~ $100,000.

(iv)	The average annual consideration of which directly or indirectly, is at least $25,000, and having ~~Having~~ a term of more than one year, unless subject to termination by Borrower or if Borrower is not a party to the Contract, the Facility Operator, and their respective successors and assigns, upon not more than 30 days notice, without cause and without payment of any termination fee, penalty or extra charge but in all events excluding agreements relating to one or more copiers used or to be used at the Mortgaged Property, but in all events excluding agreements relating to one or more copiers used or to be used at the Mortgaged Property.

ADDITIONAL LOAN AGREEMENT MODIFICATIONS

1.	Section 5.30(d) is deleted and replaced with the following:

(d)	Except with respect to the Services Agreement dated March 21, 2017 by and between Comcast of Utah II, Inc. and Wellington MSL LLC, which is for a term of more than 1 year and is not terminable upon 30 days’ notice, each ~~Each~~ Material Contract listed in Exhibit N provides that it is terminable upon not more than 30 days notice without the necessity of establishing cause and without payment of a penalty or termination fee by Borrower or any Facility Operator or their respective successors or assigns, except only Third Party Provider Agreements.

MODIFICATION REQUIRED BY THE COMMITMENT

1.	Sections 5.25(a) and (b) are deleted and replaced with the following:

5.25	Intended Use.

(a)	The residential units in the Facility are allocated as follows (“Intended Use”):

1.	Independent Living Units	0%
		0 units

2.	Assisted Living Residences	100%
		119 units
		119 beds

Multifamily Loan and Security Agreement – Seniors Housing	Page B-5

3.	Assisted Living Residences
	devoted to Alzheimer’s care,
	dementia care and/or memory care	0%
		0 units
		0 beds

4.	Skilled Nursing Beds	0%
		0 units
		0 beds

5.	This is a Continuing Care
	Retirement Community	No

	If Yes, indicate whether the CCRC is “Entry Fee” or “Rental”

(b)	Reserved.

Multifamily Loan and Security Agreement – Seniors Housing	Page B-6